UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

NEWELL BRANDS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 5, 2022

To the Stockholders of NEWELL BRANDS INC.:

You are cordially invited to attend the annual meeting of stockholders of NEWELL BRANDS INC. (the “Company”) to be held on May 5, 2022, at 9:00 a.m., Eastern Time (the “Annual Meeting”) at the Hyatt Centric Buckhead Atlanta, 3301 Lenox Square Parkway NE, Atlanta, GA 30326. We anticipate that the meeting will be held in-person. However, due to the unpredictable nature of the ongoing coronavirus pandemic (“COVID-19”) and its social distancing requirements, we may pivot to a virtual meeting format via live audio webcast if the conditions at the time of the Annual Meeting are not conducive to meeting in person from a health and safety perspective. We will continue to monitor the situation over the next few months and provide updates on our investor relations website (ir.newellbrands.com).

At the Annual Meeting, you will be asked to:

●	Elect ten directors of the Company nominated by the Board of Directors;

●	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

●	Vote on an advisory resolution to approve named executive officer compensation;

●	Approve the Newell Brands Inc. 2022 Incentive Plan;

●	Vote on a stockholder proposal described in the attached Proxy Statement, if properly presented at the meeting; and

●	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on March 9, 2022 may vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

We appreciate your continued confidence in our Company and look forward to having you join us at 9:00 a.m. on May 5, 2022.

By Order of the Board of Directors,

Bradford Turner
Chief Legal and Administrative Officer and Corporate Secretary

March 23, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2022

The Company’s Proxy Statement and 2021 Annual Report to Stockholders are available at

WWW.PROXYVOTE.COM

NEWELL BRANDS INC.

6655 Peachtree Dunwoody Road, Atlanta, Georgia 30328

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2022

You are receiving this Proxy Statement (the “Proxy Statement”) and proxy card in connection with the 2022 annual meeting of stockholders (the “Annual Meeting”) of Newell Brands Inc. (“Newell” or the “Company”) to be held in an in-person meeting format, at 9:00 a.m., Eastern Time, on May 5, 2022 at Hyatt Centric Buckhead Atlanta, 3301 Lenox Square Parkway NE, Atlanta, GA 30326.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on or about March 23, 2022. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing Internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card.

QUESTIONS AND ANSWERS ABOUT

VOTING AT THE ANNUAL MEETING AND RELATED MATTERS

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s common stock at the close of business on March 9, 2022 are entitled to notice of and to vote at the Annual Meeting. On the record date, approximately 415,806,114 shares of common stock were issued and eligible to vote.

What constitutes a quorum for the Annual Meeting?

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum.

Who will count the votes?

Representatives from Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as an independent inspector of election for the Annual Meeting.

As the independent inspector of election, Broadridge will determine whether a quorum is present at the Annual Meeting. Broadridge will treat instructions to withhold authority, abstentions and broker non-votes as present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.

How are votes counted?

You are entitled to one vote for each share you own on the record date on the election of directors and each proposal to be considered at the Annual Meeting. If your common stock is held in “street name” (i.e., in the name of a bank, broker or other record holder), you will need to instruct your broker or bank regarding how to vote your common stock. Pursuant to Nasdaq Global Select Market (“Nasdaq”) rules, your broker or bank does not have discretion to vote your common stock without your instructions regarding the election of directors, the advisory vote on named executive officer compensation, the approval of the Newell Brands Inc. 2022 Incentive Plan (the “2022 Incentive Plan”) and the stockholder proposal. For the approval of named executive officer compensation, the approval of the 2022 Incentive Plan and the stockholder proposal, if you do not provide your broker or bank with voting instructions, your shares of common stock will not be considered entitled to vote at the Annual Meeting for purposes of these proposals (this is also known as “broker non-votes”). However, please note that banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the ratification of the appointment of PricewaterhouseCoopers LLP.

How many votes are required to elect a director or approve a proposal?

●

Election of Directors. Each director receiving a majority of votes cast with respect to that director’s election (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director. Broker non-votes, shares not present, shares not voting and shares voting “abstain” will have no effect on the election of directors.

●

Ratification of the Appointment of PricewaterhouseCoopers LLP, Approval of Named Executive Officer Compensation, Approval of the 2022 Incentive Plan, the Stockholder Proposal and Approval of Any Other Proposals. The vote required for the ratification of the appointment of PricewaterhouseCoopers LLP, the approval of named executive officer compensation in the advisory vote, the approval of the 2022 Incentive Plan, the stockholder proposal and the approval of any other proposal that may properly come before the Annual Meeting or any adjournment or postponement of the meeting is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. With respect to the proposal, you may vote in favor of or against the item or you may abstain from voting. Any proxy marked “abstain” with respect to the proposal will have the effect of a vote against the proposal. Broker non-votes will have no effect on the approval of named executive officer compensation, approval of the 2022 Incentive Plan and the stockholder proposal and shares not present will have no effect on any of these proposals.

How do I vote my shares?

You may attend the Annual Meeting and vote your shares at that time. You also may choose to submit your proxies by any of the following methods:

●

Voting by Mail. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. Your shares will be voted in accordance with the instructions on your proxy card. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees recommended by the Board, FOR the ratification of the appointment of PricewaterhouseCoopers LLP, FOR the advisory resolution to approve named executive officer compensation, FOR the approval of the 2022 Incentive Plan, AGAINST the stockholder proposal to amend the stockholder right to call a special meeting, and in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

●

Voting by Internet. You also may vote through the Internet by signing on to the website identified on the Notice and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Notice. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return a proxy card.

●

Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card, which can be viewed online by following the instructions in the Notice, or you may request a written proxy card by following the instructions included in the Notice. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Notice. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return a proxy card.

If you are a stockholder whose shares are held in “street name,” you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

This Proxy Statement is also being used to solicit voting instructions for the shares of the Company’s common stock held by the trustee of the Newell Brands Employee Savings Plan for the benefit of plan participants. Participants in this plan have the right to direct the trustee regarding how to vote the shares of Company stock credited to their accounts. Unless otherwise required by law, the shares credited to each participant’s account will be voted as directed. Participants in this plan may direct the trustee by telephone, through the Internet or by requesting, completing and returning a voting card. If valid instructions are not received from a Newell Brands Employee Savings Plan participant by 11:59 p.m. Eastern Time on May 2, 2022, a participant’s shares will be voted proportionately by the trustee in the same manner in     which the trustee votes all shares for which it has received valid instructions.

How may I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

●	Submitting a later-dated proxy by mail.

●

Mailing a written notice to the Corporate Secretary of the Company. You must send any written notice of a revocation of a proxy so that it is received before the taking of the vote at the Annual Meeting to:

Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, GA 30328

Attention: Corporate Secretary

●

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor:

Morrow Sodali LLC

470 West Avenue

3rd Floor

Stamford, CT 06902

Phone Number: 1-800-662-5200

Email: NWL.info@investor.morrowsodali.com

Who will pay the costs of solicitation of proxies?

The Company will pay the costs of soliciting proxies.

Who is the Company’s proxy solicitor?

The Company has retained Morrow Sodali LLC to aid in the solicitation of proxies and to verify certain records related to the solicitation.

The Company will pay Morrow Sodali LLC a fee of approximately $12,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of the Company, at no additional compensation, may solicit proxies from stockholders by telephone, facsimile, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares of common stock will be voted as you direct.

If you sign and return your proxy card, but do not specify how your shares of common stock are to be voted, your shares of common stock will be voted as recommended by the Board.

We recommend that you vote on your proxy card as follows:

●	“FOR” all of the director nominees listed under the caption “PROPOSAL 1—ELECTION OF DIRECTORS” beginning on page 11;

●

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as described under the caption “PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” beginning on page 93;

●

“FOR” the approval of the advisory resolution on named executive officer compensation, as described under the caption “PROPOSAL 3—ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION” beginning on page 94;

●	“FOR” the approval of the 2022 Incentive Plan, as described under the caption “PROPOSAL 4—APPROVAL OF THE NEWELL BRANDS INC. 2022 INCENTIVE PLAN” beginning on page 95; and

●	“AGAINST” the stockholder proposal, as described under the caption “PROPOSAL 5– STOCKHOLDER PROPOSAL TO AMEND THE STOCKHOLDER RIGHT TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS” beginning on page 106.

How do I submit a stockholder proposal for the 2023 annual meeting?

To be considered for inclusion in next year’s proxy materials, stockholder proposals to be presented at the Company’s 2023 annual meeting of stockholders must be in writing and be received by the Company no later than November 26, 2022. At the 2023 annual meeting, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s Proxy Statement for such meeting if the Company does not receive notice of the proposal on or before February 4, 2023.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2023 annual meeting, the Company’s By-Laws require that the stockholder notify the Company of such proposal in writing no later than 90 days prior to the anniversary date of the Annual Meeting, or February 4, 2023. The stockholder must also comply with the requirements of Section 2.12 of the Company’s By-Laws with respect to stockholder proposals.

How do I nominate a candidate for election as a director at the 2023 annual meeting?

Any stockholder wishing to nominate a candidate for election as a director at the Company’s Annual Meeting must notify the Company in writing no later than February 4, 2023. Such notice must include appropriate biographical information and otherwise comply with the requirements of the Company’s Restated Certificate of Incorporation and By-Laws relating to stockholder nominations of directors. In addition, our By-Laws allow qualifying stockholders to include their director nominees in the Company’s proxy materials by giving notice in writing no earlier than January 5, 2023 and no later than February 4, 2023. Such notice of a proxy access nomination must set forth certain information specified in the proxy access By-Law about each stockholder submitting a nomination and each person being nominated as a candidate for election as a director.

In addition to satisfying the requirements under our by-laws, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2023 Annual Meeting of Stockholders, no later than March 6, 2023). If the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 Annual Meeting is first made.

How do I provide a notice of my intention to present proposals and director nominations at the 2023 annual meeting?

Notices of intention to present proposals and director nominations at the 2023 annual meeting or requests in connection therewith, including requests for copies of the relevant provisions of the Company’s Restated Certificate of Incorporation or By-Laws relating to proposals and director nominations, should be addressed to Newell Brands Inc., 6655 Peachtree Dunwoody Road, Atlanta, GA 30328, Attention: Corporate Secretary.

How can I obtain a copy of the Company’s 2021 annual report on Form 10-K?

A copy of the Company’s 2021 annual report on Form 10-K (including the financial statements and financial statement schedules) (the “Form 10-K”), as filed with the SEC, may be obtained without charge upon written request to the office of the Corporate Secretary of the Company at 6655 Peachtree Dunwoody Road, Atlanta, GA 30328. A copy of the Company’s Form 10-K and other periodic filings also may be obtained under the “SEC Filings” link under the “Investors” tab on the Company’s website at www.newellbrands.com and from the SEC’s EDGAR database at www.sec.gov. The information contained on, or accessible from, the Company’s website is not incorporated by reference into this proxy statement or any other report or document the Company files with or furnishes to the SEC, and references to the Company’s website are intended to be inactive textual references only.

What is householding?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of the Notice, proxy materials or 2021 Annual Report is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Notice, proxy materials or 2021 Annual Report. This is known as “householding.”

The Company will promptly deliver, upon oral or written request, a separate copy of the Notice, proxy materials or 2021 Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Newell Brands Inc., 6655 Peachtree Dunwoody Road, Atlanta, GA 30328, Attention: Corporate Secretary. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice, proxy materials or 2021 Annual Report may contact our transfer agent, Computershare Investor Services, to request that only a single copy of the Notice or proxy materials be mailed in the future.

Contact Computershare by phone at (877) 233-3006 or (312) 360-5217 or by mail at P.O. Box 505000, Louisville, KY 40233-5000. Stockholders may also contact their bank, broker or other nominee to make a similar request.

Could other business be conducted at the Annual Meeting?

The Board does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

PROXY STATEMENT SUMMARY

We are providing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Newell Brands Inc. for the 2022 Annual Meeting and for any adjournment or postponement of the Annual Meeting. Below are highlights of certain information in this Proxy Statement. As it is only a summary, please review our complete Proxy Statement and 2021 Annual Report before you vote.

This Proxy Statement is intended to be made available to you on or about March 23, 2022.

2022 ANNUAL MEETING OF STOCKHOLDERS

AGENDA ITEMS

CORPORATE GOVERNANCE HIGHLIGHTS

2022 BOARD COMPOSITION SNAPSHOT

The graphics below reflect the diversity and tenure of the directors standing for election at the Annual Meeting.

STOCKHOLDER ENGAGEMENT

We value the views of our stockholders and believe that building positive relationships with our stockholders is critical to our long-term success. To help Company management and the Board understand and consider the issues that matter most to our stockholders, we periodically engage with our stockholders on a range of topics related to corporate governance, executive compensation and sustainability. We then incorporate this feedback into our disclosures, corporate governance policies and executive compensation program.

At the 2021 Annual Meeting of Stockholders, the advisory resolution to approve the compensation of the Company’s named executive officers (“Say on Pay Proposal”) was approved by approximately 90% of votes cast, including abstentions. The Compensation and Human Capital Committee considered this level of approval to indicate the support of a substantial majority of the Company’s stockholders.

At the 2021 Annual Meeting of Stockholders, three of our directors received lower support for re-election than in past years. We believe this was related to concerns that some investors and proxy advisors had related to Audit Committee oversight and material weaknesses in internal control over financial reporting in past years. Since June 30, 2021, all material weaknesses in internal control over financial reporting have been fully remediated, and, as reported in our Form 10-K, the internal controls over financial reporting have been deemed effective. During 2021, we conducted outreach with the Company’s top institutional investors representing approximately 50% of our shares outstanding to provide context and updates regarding the remediation of material weaknesses in internal control over financial reporting and Audit Committee oversight of remediation.

In Fall 2021, our outreach with institutional investors representing approximately 51% of our shares outstanding also enabled us to get feedback on executive compensation, corporate governance and sustainability matters. Our outreach on sustainability matters helped inform some of the initiatives described in our 2021 Corporate Citizenship Report. The feedback received from our stockholders was summarized and shared with senior management and the Board, and where applicable, incorporated in our disclosures.

COMPENSATION HIGHLIGHTS

(See page 33 for our Compensation Discussion and Analysis (“CD&A”) under the section titled “Executive Compensation”)

In 2021, Newell Brands delivered strong financial results, improved operating efficiency amidst challenging macroeconomic conditions and strengthened its diverse executive leadership team.

➢    The Company continued executing a turnaround plan focused on improving sales, paying down debt, reducing complexity, enhancing its digital strategy, strengthening the portfolio and building a strong management team and winning culture

➢ Over the past year, the Company hired a CEO of International, President of eCommerce and Digital and a new Chief Accounting Officer, completing its refreshment of the executive management team

➢ As of March 1, 2022, 5 of 12 or 42% of the Company’s executive officers self-identified as women or ethnic minorities

The Company Emphasizes Pay for Performance.

➢    Approximately 73% of the CEO’s annualized target total direct compensation was performance-based, inclusive of stock options, and 67% of the annualized target total direct compensation for 2021 of the other named executive officers (on average) was performance-based.

➢    Based on achievement against adjusted earnings per share, annual core sales growth and adjusted operating cash flow targets as well as operational efficiency targets, the Management Bonus Plan for 2021 paid out at 125.1% for Messrs. Saligram, Peterson and Turner, 158.3% for Ms. Hurd, and 101.0% for Mr. Geller.

➢ In 2021, 80% of named executive officer annual equity awards were performance-based with a mix of 50% performance-based RSUs and 30% stock options.

➢    Performance-based restricted stock units granted to Messrs. Peterson and Turner and Ms. Hurd in 2019 paid out at approximately 155% based on strong performance through the conclusion of their vesting period in February 2022.

The Company Continued to Encourage Stockholder Alignment and Long-Term Performance.

➢    In 2021, the Company included core sales growth and free cash flow as the metrics for the performance-based awards under the Company’s Long-Term Incentive Plan, with relative TSR as a performance modifier.

➢ The Company maintains stock ownership and shareholding guidelines for its executive officers and non-employee directors to encourage alignment.

PROPOSAL 1—ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

The Board has selected the following ten nominees for election to the Board. The nominees will hold office from their election until the next annual meeting of stockholders, or until their successors are elected and qualified.

Proxies will be voted, unless otherwise indicated, FOR the election of all of the ten nominees for director. Each of the nominees identified in this Proxy Statement has consented to being named as a nominee in the Company’s proxy materials and has accepted the nomination and agreed to serve as a director if elected by the Company’s stockholders. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors, or proxies may be voted for another person nominated as a substitute by the Board.

The Board unanimously recommends that you vote FOR the election of each nominee for director.

Director Since 2018 Age 61 • Compensation and Human Capital Committee • Nominating/ Governance Committee (Chair)

 Bridget Ryan Berman

•  2018 – Present: Managing Partner of Ryan Berman Advisory, LLC, a consumer and investment advisory firm

•  2016 – 2018: Chief Experience and Strategy Officer at ENJOY Technology, Inc., a provider of personal delivery, set-up and training for consumer technology products

•  During 2016: Management Consultant at Google Inc., a multinational technology company and subsidiary of Alphabet Inc.

•  2011 to 2016: Chief Executive Officer of Victoria’s Secret Direct, LLC

•  2008 – 2011: Management Consultant for various retail brands, consulting on business strategy, merchandising, marketing and organizational development

•  2006 – 2007: Chief Executive Officer of the Giorgio Armani Corporation, a U.S. subsidiary of Giorgio Armani S.p.A.

•  2004 – 2005: Vice President and Chief Operating Officer of Retail Stores for Apple Computer, Inc.

•  1992 – 2004: Served in a variety of positions, including Group President, Global Retail, at Polo Ralph Lauren Corporation

Current Board Appointments: Tanger Factory Outlet Centers, Inc., Asbury Automotive Group, Inc., and Tegra Global

Former Board Appointments: J. Crew Group, Inc. and BH Cosmetics, Inc.

Director Qualifications:

Ms. Ryan Berman is a seasoned brand and e-commerce executive with over 35 years of experience in retail, and as a senior level executive has helped oversee the strategies and operations of some of the leading brands in the world.

Independent Chairperson of the Board Since 2018 Age 69

Patrick D. Campbell

•  2011 – Present: Retired Senior Vice President and Chief Financial Officer of 3M Company

•  2002 – 2011: Senior Vice President and Chief Financial Officer of 3M Company

•  1977 – 2002: Vice President of International and Europe as well as various finance roles at General Motors Corporation

Current Board Appointments: Stanley Black & Decker, Inc., SPX FLOW, Inc., and Herc Holdings Inc.

Former Board Appointments: SPX Corporation and Solera Holdings, Inc.

Mr. Campbell was nominated to the Board in 2018 and serves as Chairperson pursuant to the Director Appointment and Nomination Agreement (the “Nomination Agreement”) entered into with Mr. Carl C. lcahn described under “Certain Relationships and Related Transactions.”

Director Qualifications:

Mr. Campbell’s knowledge of financial and accounting matters, company capitalization structures and capital markets gained through his tenures at General Motors and 3M Company provide him with insight into a variety of issues applicable to the Company. In addition, he was also responsible for mergers and acquisitions as well as information technology in his role at 3M Company, and provides significant expertise in each of those areas.

Director Since 2018 Age 68 • Compensation and Human Capital Committee (Chair) • Nominating/ Governance Committee

James R. Craigie

•  May 2019 – Present: Retired Chief Executive Officer and Director of Church & Dwight Co., Inc. (“Church & Dwight”), a household products manufacturing company

•  2016 – May 2019: Retired Chief Executive Officer and Non-Executive Chairman of Church & Dwight

•  2007 – 2016: Chairman and Chief Executive Officer of Church & Dwight

•  2004 – 2007: President and Chief Executive Officer of Church & Dwight

•  1998 – 2003: President and Chief Executive Officer and a member of the board of directors of Spalding Sports Worldwide, and its successor, Top-Flite Golf Co.

•  Prior to 1998: Various senior management positions with Kraft Foods, Inc., and six (6) years’ service as an officer in the U.S. Navy

Current Board Appointments: Church & Dwight, Bloomin’ Brands, Inc.

Former Board Appointments: Meredith Corporation, TerraVia Holdings Inc. (previously called Solazyme, Inc.), World Kitchens LLC, and Nielsen Media Research, Inc.

Director Qualifications:

Mr. Craigie is a recognized leader in consumer brands with deep brand building experience and a long track record of value creation during his tenure as Chief Executive Officer of Church & Dwight.

Director Since 2018 Age 42 • Compensation and Human Capital Committee • Nominating/ Governance Committee

Brett M. lcahn

•  October 2020 – Present: Portfolio Manager and member of the Board of Directors of lcahn Capital LP, a subsidiary of lcahn Enterprises L.P. (“IELP”), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, mining, real estate and home fashion

•  2017 – 2020: Consultant for IELP where he exclusively provided investment advice to Mr. Carl C. lcahn with respect to the investment strategy for lcahn Enterprises’ Investment segment and with respect to capital allocation across lcahn Enterprises’ various operating subsidiaries

•  2010 – 2017: Portfolio Manager of the Sargon Portfolio for lcahn Capital LP, the entity through which Mr. Carl C. lcahn manages investment funds

•  2002 – 2010: Investment analyst for lcahn Capital LP and a variety of investment advisory roles for Mr. Carl C. lcahn

Current Board Appointments: lcahn Capital, LP and Bausch Health Companies, Inc.

Former Board Appointments: Nuance Communications, Inc., American Railcar Industries, Inc., Cadus Corporation, Take-Two Interactive Software Inc., The Hain Celestial Group, Inc. and Voltari Corporation

Mr. Brett lcahn was nominated to the Board in 2018 in connection with the Nomination Agreement entered into with Mr. Carl C. lcahn described under “Certain Relationships and Related Transactions.”

Director Qualifications:

Mr. Brett lcahn’s experience at the lcahn entities, his multiple public company directorships and his tenure as a Portfolio Manager provide the Board with expertise in investing and capital allocation.

Director Since 2020 Age 45 • Audit Committee • Finance Committee

Jay L. Johnson

•  October 2019 – Present: Chief Financial Officer, Executive Vice President and Treasurer of Lamar Advertising Company, a leading outdoor advertising company

•  March 2018 – August 2019: Executive Vice President and Chief Financial Officer of DiamondRock Hospitality Company, a self-advised real estate investment trust with a portfolio of hotels and resorts

•  April 2015 – March 2018: Senior Vice President and Treasurer of Host Hotels & Resorts, Inc. (“HHRI”), a major lodging real estate investment trust and owner of luxury hotels

•  July 2010 – April 2015: Various roles within HHRI’s corporate finance and treasury group

•  Prior to 2010: Various positions at KeyBank Real Estate Capital, Bank of America, Deloitte & Touche LLP and Prudential Securities

Director Qualifications:

Mr. Johnson brings a comprehensive set of experiences from the advertising, real estate and financial services sectors along with investment acumen and financial expertise to the Board.

Director Since 2018 Age 62 • Audit Committee • Finance Committee

Gerardo I. Lopez

•  October 2021 – Present: Executive-in-Residence at Softbank Investment Advisers (“SBIA”), a subsidiary of Japanese multinational conglomerate Softbank Group Corp.

•  December 2018 – October 2021: Operating Partner and Head of Operating Group at SBIA

•  2017 – 2018: Operating Partner at High Bluff Capital, a private investment firm focused on consumer facing companies

•  2015 – 2017: President and Chief Executive Officer of Extended Stay America, Inc. and ESH Hospitality, Inc., the largest integrated owner/operator of company-branded hotels in North America

•  2009 – 2015: President and Chief Executive Officer of AMC Entertainment Holdings, Inc . (“AMC”)

•  2004 – 2009: Executive Vice President of Starbucks Corporation and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions

•  2001 – 2004: President of the HandIeman Entertainment Resources division of Handleman Company

Current Board Appointments: CBRE Group, Inc., and Realty Income Corp.

Former Board Appointments: Brinker International, Inc., TXU Corp. (n/k/a Energy Future Holdings Corp.), National CineMedia, Inc., Extended Stay America, Inc., ESH Hospitality, Inc., REI, Inc., AMC, and Safeco Insurance

Director Qualifications:

Mr. Lopez has over three (3) decades of experience in consumer-focused industries. In addition, he has overseen a variety of corporate transformations and brings significant expertise in that area.

Director Since 2018 Age 45 • Audit Committee • Finance Committee (Chair)

Courtney R. Mather

•  February 2022 – Present: Chief Executive Officer and Chief Investment Officer of Vision One, an investment fund

•  April 2014 – March 2020: Portfolio Manager/Managing Director of lcahn Capital, the entity through which Mr. Carl C. lcahn manages investment funds

•  1998 – 2012: Various investment roles of increasing responsibility at Goldman Sachs & Co., including as Managing Director responsible for Private Distressed Trading and Investing

Current Board Appointments: Caesar’s Entertainment Corporation

Former Board Appointments: American Railcar Industries, Inc., Cheniere Energy Inc., Conduent Inc., CVR Refining, LP, CVR Energy, Inc., Federal-Mogul Holdings Corporation, Ferrous Resources Ltd., Freeport-McMoRan Inc., Herc Holdings Inc., and Viskase Companies Inc.

Mr. Mather was nominated to the Board in 2018 in connection with the Nomination Agreement entered into with Mr. Carl C. Icahn described under “Certain Relationships and Related Transactions.”

Director Qualifications:

Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst and Certified Financial Risk Manager designations. Through his tenure at lcahn Capital and Goldman Sachs & Co., Mr. Mather gained detailed knowledge of accounting and financial analysis, corporate strategy, risk governance, company capitalization structures and the capital markets. Additionally, Mr. Mather’s experience on public company boards in a variety of industries provides him with a broad understanding of the responsibilities of public company boards, governance matters and public relations issues applicable to public companies.

Director Since 2019 Age 65

Ravichandra K. Saligram

•  October 2019 – Present: President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors

•  July 2014 – July 2019: Chief Executive Officer and Director of Ritchie Bros. Auctioneers Incorporated, the world’s largest onsite/online industrial equipment auctioneer

•  November 2010 – November 2013: Chief Executive Officer, President, and a member of the Board of Directors of OfficeMax Inc., where he oversaw the historic 2013 merger of OfficeMax and Office Depot

•  2003 – November 2010: Various executive management positions with ARAMARK, including President of ARAMARK International; Chief Globalization Officer; and Executive Vice President of ARAMARK

•  1994 – 2002: Various roles with the InterContinental Hotels Group, including President of Brands and Franchise for North America; Chief Marketing Officer and Managing Director; Global Strategy; President, International; and President, Asia Pacific

•  Prior to 1994: Various general and brand management roles globally at S.C. Johnson & Son, Inc. and Account Executive/Media Planner and Buyer at Leo Burnett

Current Board Appointments: Church & Dwight

Former Board Appointments: OfficeMax, Inc. and Ritchie Bros.

Director Qualifications:

Mr. Saligram brings to the Board an extensive background in consumer brands, omnichannel commerce and global operations as well as experience leading corporate transformations and building innovative and diverse employee cultures. He also brings an important perspective to the Board as the President and Chief Executive Officer of the Company.

Director Since 2018 Age 68 • Audit Committee (Chair) • Finance Committee

Judith A. Sprieser

•  2019 – Present: Retired Managing Director of Warrenton Advisors LLC, a strategic planning, corporate governance and business financing advisory firm

•  2005 – 2019: Managing Director of Warrenton Advisors LLC

•  2000 – 2005: Founder, President and Chief Executive Officer of Transora, Inc.

•  1995 – 2000: Various senior positions at Sara Lee Corporation, including Executive Vice President, Chief Financial Officer and Chief Executive Officer of Sara Lee’s Food Group

Current Board Appointments: Allstate Insurance Company, Intercontinental Exchange, Inc.

Former Board Appointments: Experian plc, Jimmy Choo plc, Koninkilijke Ahold Delhaize N.V., Reckitt Benckiser Group, plc, and Total Wine & More

Director Qualifications:

Ms. Sprieser brings to the board decades of experience in both financial and operations management of consumer-packaged goods companies and as a director of large, multi-national corporations operating across multiple sectors. Ms. Sprieser serves on the National Association of Corporate Directors Committee for Audit Committee Chairs.

Director Since 2018 Age 66 • Compensation and Human Capital Committee • Nominating/ Governance Committee

Robert A. Steele

•  2012 – Present: Founder and CEO of STEELE Consulting LLC, a consulting firm

•  Prior to 2012: Vice Chairman, Health Care, Procter & Gamble Co. and a variety of other executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations during his 35-year tenure with Procter & Gamble Co.

Current Board Appointments: Berry Global Group, Inc. and BJ’s Wholesale Club, Inc.

Former Board Appointments: Beam Inc., Keurig Green Mountain Inc., Kellogg Company and LSI Industries, Inc.

Director Qualifications:

Mr. Steele has extensive consumer products management experience, having held a variety of executive leadership positions during his tenure at Procter & Gamble Co.

INFORMATION REGARDING BOARD OF DIRECTORS, COMMITTEES

AND CORPORATE GOVERNANCE

The primary responsibility of the Board is to oversee the affairs of the Company for the benefit of the Company’s stockholders. To assist it in fulfilling its duties, the Board has delegated certain authority to the Audit Committee, the Finance Committee, the Compensation and Human Capital Committee and the Nominating/Governance Committee. The duties and responsibilities of these standing committees are described below under “Committees.”

The Board has adopted the Newell Brands Inc. Corporate Governance Guidelines. The purpose of these guidelines is to ensure that the Company’s corporate governance practices enhance the Board’s ability to discharge its duties on behalf of the Company’s stockholders. The Corporate Governance Guidelines are available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com and may be obtained in print without charge upon written request by any stockholder to the Corporate Secretary at 6655 Peachtree Dunwoody Road, Atlanta, GA 30328.

Corporate Governance Highlights:

➢ Annual Board, committee and individual director evaluation process with interviews and evaluations conducted by a third-party firm	➢ “Clawback,” or recoupment, policy with respect to the incentive compensation of executive officers

➢ Director and executive officer stock ownership guidelines	➢ Annual election of directors

➢ Robust stockholder outreach program	➢ No stockholder rights plan, or poison pill

➢ Stockholders who own 15% or more of the Company’s outstanding common stock, on an aggregate net long basis, may call a special meeting of stockholders

➢   “Proxy Access” provision in the Company’s By-Laws permit stockholders who have owned 3% or more of the Company’s outstanding common stock for at least three years to nominate up to 20% of directors up for election in any one year

➢ Formal procedure in the Corporate Governance Guidelines to address and respond to successful stockholder proposals	➢ The Company’s Restated Certificate of Incorporation allows stockholder action by written consent

➢ Majority voting for directors in uncontested director elections	➢ Anti-hedging and anti-pledging policies applicable to executive officers and directors

➢ No supermajority voting requirements in the Company’s charter documents	➢ Annual reporting on environmental, social and governance matters in the Newell Brands Corporate Citizenship Report

THE COMPANY HAS AN INDEPENDENT NON-EXECUTIVE CHAIRPERSON OF THE BOARD

The positions of Chairperson of the Board and CEO are usually held by different persons. The Board believes that this separation has served the Company well for many years. However, the Board may choose to change this if it determines to be best for the Company under the then existing circumstances.

Should the Chairperson of the Board position be held by the CEO, the Board will appoint a lead independent director. The Board believes that the current arrangement of separating the roles of Chairperson of the Board and CEO is in the best interest of the Company and its stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management. Mr. Campbell currently serves as the independent non-executive Chairperson of the Board.

Mr. Campbell was appointed Chairperson of the Board in 2018 pursuant to the subsequently described Nomination Agreement, which prohibits the Board from appointing any other Chairperson of the Board without the approval of at least one of the Icahn Designees (as defined under “Certain Relationships and Related Transactions”) so long as at least two Icahn Designees are members of the Board.

DIRECTOR INDEPENDENCE

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in 2022. During this review, the Board considered whether or not each director has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable Nasdaq rules.

As a result of these reviews, the Board affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable Nasdaq rules and under the standards set forth in the Corporate Governance Guidelines, with the exception of Ravichandra Saligram. Mr. Saligram is not considered an independent director because of his employment as President and Chief Executive Officer of the Company.

MEETINGS

The Company’s Board held 9 meetings during 2021. All directors attended at least 75% of the Board meetings, including the 2021 annual meeting of stockholders, and meetings of Board committees on which they served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.

The Company’s non-management directors held 5 meetings during 2021 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairperson of the Board or lead director, or in his or her absence, the person the Chairperson of the Board or lead director so appoints. The Chairperson of the Board currently presides over executive sessions of the non-management directors.

COMMITTEES

The Board has an Audit Committee, a Finance Committee, a Compensation and Human Capital Committee (formerly the Organizational Development and Compensation Committee) and a Nominating/Governance Committee.

Pursuant to the subsequently described Nomination Agreement, in 2018, Mr. Brett Icahn was appointed to the Audit Committee and the Compensation and Human Capital Committee, and Mr. Mather was appointed to the Finance Committee as Chair and to the Nominating/Governance Committee. Mr. Icahn currently serves on the Compensation and Human Capital Committee and the Nominating/Governance Committee. Mr. Mather serves as Chair of the Finance Committee and as a member of the Audit Committee.

Audit Committee.    The Audit Committee, the Chair of which is Ms. Sprieser and the other current members of which are Messrs. Johnson, Lopez and Mather, met 7 times during 2021. The Board has affirmatively determined that (a) each member of the Audit Committee was, during such director’s time of service through March 2022, an “independent director” and (b) each continuing member of the Audit Committee is an “independent director,” in each case, for purposes of the Audit Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines. Each of Ms. Sprieser and Mr. Johnson qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

The Audit Committee assists the Board in fulfilling its fiduciary obligations to oversee:

●	the integrity of the Company’s financial statements;

●	the Company’s compliance with legal and regulatory requirements;

●	the qualifications and independence of the Company’s independent registered public accounting firm;

●	the performance of the Company’s internal audit function and independent registered public accounting firm; and

●	the Company’s overall risk management profile and the Company’s process for assessing significant business risks.

In addition, the Audit Committee:

●	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm;

●

has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters; and

●	has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

Finance Committee.    The Finance Committee, the Chair of which is Mr. Mather and the other current members of which are Messrs. Johnson and Lopez and Ms. Sprieser, met 5 times in 2021.

The Finance Committee is principally responsible for:

●	reviewing the Company’s capital structure, including its dividend policy and stock repurchase programs;

●	reviewing and recommending, as appropriate, acquisitions, divestitures, partnerships and other business combinations; and

●	reviewing the Company’s tax planning and treasury activities and key financial policies.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee, the Chair of which is Mr. Craigie and the other current members of which are Messrs. Brett Icahn and Steele and Ms. Ryan Berman, met 6 times during 2021. The Board has affirmatively determined that each member of the Compensation and Human Capital Committee is an “independent director” for purposes of the Compensation and Human Capital Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s Corporate Governance Guidelines.

The Compensation and Human Capital Committee is principally responsible for:

●	assisting the independent directors in evaluating the CEO’s performance and setting the CEO’s compensation;

●	making recommendations to the Board with respect to incentive-compensation plans, equity-based plans and director compensation;

●	reviewing and approving the compensation for executive officers other than the CEO; and

●	assisting the Board in management succession planning.

The Compensation and Human Capital Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation and Human Capital Committee. Additional information on the Compensation and Human Capital Committee’s processes and procedures for the selection of a compensation consultant and consideration and determination of executive and director compensation is addressed below under the caption “Executive Compensation—Compensation Discussion and Analysis.”

Nominating/Governance Committee.    The Nominating/Governance Committee, the Chair of which is Ms. Ryan Berman and the other current members of which are Messrs. Craigie, Brett Icahn and Steele met 5 times during 2021. The Board has affirmatively determined that each member of the committee is an “independent director” for purposes of the Nominating/Governance Committee under the applicable SEC regulations and the Company’s Corporate Governance Guidelines.

The Nominating/Governance Committee is principally responsible for:

●	identifying and recommending to the Board candidates for nomination or election as directors;

●	reviewing and recommending to the Board appointments to Board committees;

●	developing and recommending to the Board corporate governance guidelines for the Company and any changes to those guidelines;

●

reviewing, from time to time, the Company’s Code of Conduct and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommending to the Board any changes to the Company’s Code of Conduct and such policies and programs;

●	reviewing environmental, health and safety compliance, sustainability programs, diversity and inclusion programs, corporate citizenship and government relations; and

●	overseeing the Board’s annual evaluation of its own performance.

Each of the above referenced committees acts under a written charter that is available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 6655 Peachtree Dunwoody Road, Atlanta, GA 30328.

BOARD AND MANAGEMENT ROLES IN RISK OVERSIGHT

Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees, provides oversight of the Company’s risk management. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations. In addition, each year, the full Board receives reports on the strategic plans and related risks facing the Company from senior management, including reports from the Company’s individual functions and businesses and their respective management teams. As detailed below, these risks include, but are not limited to, Environmental, Social & Governance (“ESG”) risks, financial risks, political and regulatory risks, legal risks, supply chain risks, competitive risks, privacy and information technology risks and other risks relevant to the Company and the way it conducts business. For more information on ESG matters at Newell Brands, please see the 2021 Corporate Citizenship Report, available on the Company’s website at www.newellbrands.com/community/corporate-citizenship.

The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of stockholders.

●

The Audit Committee oversees the Company’s risk management process, with specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation. In connection with this oversight, the Audit Committee reviews and discusses with management, and, as appropriate, the Company’s internal auditors and the Company’s independent registered public accounting firm, the Company’s risk assessments, the risk management process and issues related to the management of the Company’s business. Among the risk management oversight responsibilities of the Audit Committee is the status of data privacy, security for the Company’s electronic data processing, information systems and the general security of information systems. The Audit Committee also oversees an annual enterprise risk management update, which discusses the Company’s major financial, strategic, operational, cybersecurity and compliance risk exposures and the steps management has taken to monitor and control such exposures. The results of this assessment are also reviewed with the full Board.

●

The Finance Committee oversees risks relating to the Company’s capital structure and financing, including borrowing, liquidity and capital allocation. The Finance Committee also oversees risks associated with stockholder distributions (dividends and stock repurchases), acquisitions and divestitures, the Company’s insurance programs, long-term benefit obligations and the use of derivatives to manage risk related to foreign currencies, commodities and interest rates.

●	The Compensation and Human Capital Committee reviews the risk profile of the Company’s compensation policies and practices. This process includes a review of an assessment of the

Company’s compensation programs, as described in “Risk Assessment of Compensation Programs” below. The Compensation and Human Capital Committee also manages risks associated with pay equity, employee engagement, employee retention, employee development, employee recruitment and succession planning.

●

The Nominating/Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks. The Nominating/Governance Committee also oversees Code of Conduct-related compliance programs, environmental, health and safety compliance, sustainability programs, diversity and inclusion programs, corporate citizenship and government relations.

The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

With respect to compensation practices, the Compensation and Human Capital Committee considered, with the assistance of management and the independent compensation consultant, whether the Company’s compensation policies and practices in 2021 for its employees, including the named executive officers, would motivate inappropriate levels of risk taking that could have a material adverse effect on the Company. The Compensation and Human Capital Committee determined that there was no risk that was reasonably likely to have such a material adverse effect. The Compensation and Human Capital Committee noted the following aspects of the executive compensation program that serve to mitigate any potential risk:

●	The program provides an appropriate balance between fixed and variable compensation.

●	Annual bonus payouts are based on a variety of performance metrics.

●	LTIP awards are generally subject to a three-year cliff vesting, or in some cases three-year ratable vesting, promoting employee development and retention.

●

Stock ownership guidelines link executives’ interests to increasing the value of the Company’s common stock over the long-term, thus aligning management’s interest with those of the Company’s stockholders.

●	Executive incentive awards are subject to an incentive recoupment policy.

●	The hedging and pledging of Company securities by executive officers is prohibited.

DIRECTOR NOMINATION PROCESS

The Nominating/Governance Committee is responsible for identifying and recommending to the Board candidates for directorships. The Nominating/Governance Committee considers candidates for Board membership who are recommended by members of the Nominating/Governance Committee, other Board members, members of management and individual stockholders. From time to time, the Nominating/Governance Committee has engaged the services of global executive search firms to assist the Nominating/ Governance Committee and the Board in identifying and evaluating potential director candidates. Once the Nominating/Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. The Board considers candidates for director who are free of conflicts of interest or relationships that may interfere with the performance of their duties.

As set forth in the Corporate Governance Guidelines, the Board seeks to identify as candidates for director a diverse group of persons from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. In selecting director candidates, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors. As further detailed below, the Company also has a Diverse Slates Policy that applies to Board candidates.

This year’s director nominees include many current or former CEOs or senior executives of large companies, reflect racial, ethnic and gender diversity and feature several individuals with extensive international experience, as well as one director with military experience. The average Board tenure (as of December 31, 2021) of the directors seeking re-election is approximately 3.5 years.

The Board assesses the effectiveness of the director nomination process by conducting an annual review of its own performance, as discussed below, which evaluates, among other things, whether the Board and each of its Committees are functioning effectively and in compliance with this policy. The Nominating/Governance Committee is responsible for organizing and overseeing the review process and for soliciting the input of all of the directors.

BOARD EVALUATIONS

In order to increase the effectiveness of the Board, the Nominating/Governance Committee supervises a review and evaluation of the performance of the Board of Directors, its Committees and each individual director each year. The evaluation includes both an interview of each director and a questionnaire with a wide range of questions related to topics including oversight, strategy, governance, management capabilities, composition of the Board, responsibilities and resources. In 2021, the Nominating/Governance Committee and Chairperson of the Board led a robust process, including the engagement of an independent third-party firm to conduct evaluations, interview each director, collect feedback, review it with the Board and facilitate follow ups. In addition, each of the Audit, Finance, Nominating/Governance and Compensation and Human Capital Committees conducted an annual self-evaluation. The Board’s Committees were evaluated by each Committee member based on a questionnaire that is updated periodically.

DIVERSITY, INCLUSION AND BELONGING

The Nominating/Governance Committee of the Board provides oversight for and routinely reviews the Company’s Diversity, Inclusion and Belonging policies and programs.

In 2021, the Company recruited a new Global Director of Diversity, Inclusion and Belonging, who brings to the Company external experience in overseeing diversity and inclusion initiatives. The Company also conducted a fully digital, enterprise-wide engagement survey focusing on measuring engagement and inclusion, which was given to all employee groups including professional, clerical and factory hourly employees and was available in 33 languages. The results showed that the majority of the scores were equal to or above the global benchmarks.

In 2020, the Company adopted a hiring policy for U.S. leadership roles that requires the inclusion of diverse slates consisting of at least two candidates who are (i) women and/or (ii) candidates of color (e.g., identifying as other than white/Caucasian) and/or (iii) openly LGBTQ (the “Diverse Slates Policy”). The Company also applies the same policy to filling vacancies on our Board of Directors, should the opportunity arise. The Company also publicly shared its quantitative goals for diversity on the Executive Leadership

Team and among direct reports of the Business Unit CEOs and functional heads in its 2020 Corporate Citizenship Report and provided related updates in its 2021 Corporate Citizenship Report.

The Company publicly reports on its diversity, inclusion and belonging priorities, goals, initiatives and workforce demographics in its Corporate Citizenship Report. The Company provides links to its EEO-1 survey data and its Diverse Slate Policy on its corporate website under the Careers tab.

Board Diversity

Diversity is an important criterion that is factored in when conducting new director recruitment and evaluating the composition of the Board. In its annual Board evaluation, the Board assessed whether its composition reflected an appropriate mixture of skills, diversity, and experience that align with the strategic demands of the Company.

As shown in the matrix below, of the ten directors seeking election at the 2022 Annual Meeting of Stockholders, five directors (50%) reflect gender, racial or ethnic diversity, including two female directors (Mses. Ryan Berman and Sprieser) and three male directors (Messrs. Johnson, Lopez and Saligram) who identify as Black/African American, Hispanic or Latinx and Asian American, respectively.

Board Diversity Matrix (As of March 9, 2022)

Total Number of Directors	10

Part I: Gender Identity

	Female	Male

Directors	2	8

Part II: Demographic Background

African American or Black	0	1

Asian	0	1

Hispanic or Latinx	0	1

White	2	5

Directors with military experience: 1

2022 BOARD COMPOSITION SNAPSHOT

The graphics below reflect the diversity, tenure and key skill sets of the directors standing for election at the Annual Meeting.

BOARD SKILLS

In 2021, the Nominating/Governance Committee reviewed and evaluated the key experience, qualifications and attributes for Board members and facilitated an evaluation of each director’s skills in these categories. The Committee also refreshed the skills categories used in past years by consolidating certain categories and adding new attributes, such as Consumer Durables Industry experience and Diversity and Inclusion experience to existing categories.

The graphics below depict the percentage of directors standing for election at the Annual Meeting possessing each skill.

COMMUNICATIONS WITH THE BOARD

The independent members of the Board have adopted the Company’s “Procedures for the Processing and Review of Stockholder Communications to the Board,” which provide for the processing, review and disposition of all communications sent by stockholders or other interested persons to the Board. Stockholders and other interested persons may communicate with the Company’s Board or any member or committee of the Board by writing to them at the following address:

Newell Brands Inc. Attention: Board of Directors c/o Corporate Secretary 6655 Peachtree Dunwoody Road Atlanta, GA 30328

Communications directed to the independent or non-management directors should be sent to the attention of the Chairperson of the Board or the Chair of the Nominating/Governance Committee, c/o Corporate Secretary, at the address indicated above.

Any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Ethics for Senior Financial Officers should be sent to the attention of the Chief Legal Officer at the address indicated above or may be submitted in a sealed envelope addressed to the Chair of the Audit Committee, c/o Chief Legal Officer, at the same address, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Such accounting complaints will be processed in accordance with procedures adopted by the Audit Committee. Further information on reporting allegations relating to accounting matters is available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com.

CODE OF ETHICS

The Board has adopted a “Code of Ethics for Senior Financial Officers,” which is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Company also has a separate “Code of Conduct” that is applicable to all Company employees, including each of the Company’s directors and officers. Both the Code of Ethics for Senior Financial Officers and the Code of Conduct are available under the “Corporate Governance” link under the “Investors” tab on the Company’s website at www.newellbrands.com. The Company posts any amendments to or waivers of its Code of Ethics for Senior Financial Officers or to the Code of Conduct (to the extent applicable to the Company’s directors or executive officers) at the same location on the Company’s website. In addition, copies of the Code of Ethics for Senior Financial Officers and of the Code of Conduct may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at 6655 Peachtree Dunwoody Road, Atlanta, GA 30328.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company policies and procedures, which include the Code of Conduct (applicable to all Company employees, including executive officers and non-employee directors), the Code of Ethics for Senior Financial Officers and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Pursuant to its charter, the Nominating/Governance Committee considers and makes recommendations to the Board with respect to possible waivers of conflicts of interest or any other provisions of the Code of Conduct and the Code of Ethics for Senior Financial Officers. Pursuant to the Corporate Governance Guidelines, the Nominating/Governance Committee also annually reviews the continuing independence of the Company’s non-employee directors under applicable law or Nasdaq rules and reports its findings to the Board in connection with its independence determinations.

When the Nominating/Governance Committee learns of a transaction or relationship that may constitute a conflict of interest or may cause a director not to be treated as independent, the Nominating/Governance Committee determines if further investigation is required and, if so, whether it should be conducted by the Company’s legal, internal audit or other staff or by outside advisors. The Nominating/Governance Committee reviews and evaluates the transaction or relationship, including the results of any investigation, and makes a recommendation to the Board with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired. The Board, excluding any director who is the subject of the recommendation, receives the report of the Nominating/Governance Committee and makes the relevant determination. These practices are flexible and are not required by any document.

NOMINATION AGREEMENT

The Company is a party to the Nomination Agreement, which was entered into on March 18, 2018 with Mr. Carl C. Icahn, Mr. Brett Icahn, Mr. Courtney Mather, Mr. Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”) and amended on April 23, 2018 (the “Nomination Agreement”). Pursuant to the Nomination Agreement, each of Messrs. Brett Icahn and Mather (the “Icahn Designees”) and Mr. Campbell were appointed to the Board as of March 18, 2018. Mr. Campbell was also appointed Chairperson of the Board pursuant to the Nomination Agreement, and the Board may not appoint any other Chairperson of the Board without the approval of at least one of the Icahn Designees (so long as at least two Icahn Designees are members of the Board). For any annual meeting of stockholders, should the Board decide not to nominate Mr. Campbell or one of the Icahn Designees to the Board, the Company must notify the Icahn Group within a certain period of time in advance of the advance notice deadline for that annual meeting. So long as Mr. Campbell or one of the Icahn Designees is serving on the Board and the Icahn Group has not materially breached the Nomination Agreement or dropped below certain ownership thresholds set forth therein, the Icahn Group shall be entitled to designate a replacement, who must be approved by the Board, should Mr. Campbell or one of the Icahn Designees be rendered unable to continue to serve on the Board.

Pursuant to the Nomination Agreement, so long as an Icahn Designee is a member of the Board, the Board will not be expanded to more than twelve directors without the approval from the Icahn Designees then on the Board.

In addition, at the Annual Meeting, and any annual meeting of stockholders subsequent to the Annual Meeting, if the Icahn Designees have agreed in writing to be nominated for election at such annual meeting, the Icahn Group agrees not to vote for any directors nominated by any person other than the Board and to vote in favor of the appointment of the Company’s auditors.

Pursuant to the Nomination Agreement, so long as either of the Icahn Designees is a member of the Board, the Company agreed (i) not to create a separate executive committee of the Board or any other committee with functions similar to those customarily granted to an executive committee, (ii) not to form any new committee without offering at least one Icahn Designee the opportunity to be a member of such committee, and (iii) that, with respect to any Board consideration of appointment and employment of executive officers, mergers, acquisitions of material assets, dispositions of material assets, or other extraordinary transactions, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which at least one of the Icahn Designees is a member.

If at any time the Icahn Group ceases to hold a “net long” position, as defined in the Nomination Agreement, in at least (A) 3.0% of the total outstanding shares of the Company’s common stock, the Icahn Group will cause one Icahn Designee employed by a member of the Icahn Group as of the date of the Nomination Agreement (or his or her replacement) to promptly resign from the Board and any committee of the Board on which he or she then sits and (B) 1.5% of the total outstanding shares of the Company’s common stock, the Icahn Group will cause each Icahn Designee employed by a member of the Icahn Group as of the date of the Nomination Agreement to promptly resign from the Board and any committee of the Board on which he or she then sits.

OWNERSHIP OF DEBT SECURITIES

Mr. Brett Icahn owns $700,000 face amount of the Company’s 3.850% notes due 2023, which he purchased in an open market transaction with an unaffiliated third party. Mr. Brett Icahn purchased the notes through a wholly owned limited liability company. In 2021, as a result of his ownership of the notes and in accordance with the terms of the notes, Mr. Brett Icahn received approximately $30,450 in interest from the Company. Mr. Brett Icahn did not receive any principal from the Company. The notes pay interest semi-annually in arrears on April 1 and October 1 of each year at the rate of 3.850% per annum plus an applicable interest rate increase based on the coupon step up provision.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, Messrs. Craigie, Brett Icahn and Steele and Ms. Ryan Berman served on the Compensation and Human Capital Committee. No member of the Compensation and Human Capital Committee was, during 2021, an officer or employee of the Company, formerly an officer of the Company, or, other than as noted in the section titled “Certain Relationships and Related Transactions” above, had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2021, none of the Company’s executive officers served on the Board or the compensation committee of any other entity, any officers of which served either on the Company’s Board or the Compensation and Human Capital Committee.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee (the “Committee”) has furnished the following report to the stockholders of the Company in accordance with rules adopted by the U. S. Securities and Exchange Commission.

The Committee states that it reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Committee recommended to the Board that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

This report is submitted on behalf of the current members of the Committee:

James R. Craigie, Chair

Brett M. Icahn

Bridget Ryan Berman

Robert A. Steele

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A explains the material elements of the compensation of the Company’s named executive officers and describes the objectives and principles underlying the Company’s executive compensation program and decisions made in 2021. For 2021, our named executive officers (“NEOs”) are:

Named Executive Officer	Title

Ravichandra K. Saligram	President and Chief Executive Officer

Christopher H. Peterson	Chief Financial Officer and President, Business Operations

Bradford R. Turner	Chief Legal and Administrative Officer and Corporate Secretary

Laurel M. Hurd	Segment President, Learning and Development

Michal J. Geller	President, eCommerce and Digital

Except for Mr. Geller who joined the Company on April 12, 2021 as the President, eCommerce and Digital (“eCommerce”), all of the NEOs served for the full year. Ms. Hurd will be leaving the Company on March 31, 2022, to pursue a new career opportunity as President and Chief Executive Officer of Interface, Inc.

2021 Major Accomplishments

➢ Improved Net Sales by 12.8% and achieved core sales growth of 12.5%*

➢ Improved normalized earnings per share despite lower tax benefits and significant inflation

➢ Took decisive steps to mitigate the impact of inflation and supply chain disruption

➢ Improved omni-channel execution and grew eCommerce sales

➢ Reduced SKUs by 11,431, improved weighted forecast accuracy and achieved $239 million in FUEL productivity improvements

➢ Strengthened and diversified the executive leadership team

➢ Improved customer relationships

➢ Substantially reduced debt

*	For an explanation of non-GAAP measures and a reconciliation to GAAP, please see Appendix A

Progress on the Turnaround Plan.

2021 was a critical year for the Company’s turnaround plan. The Company continued to execute on its turnaround strategy of building a global, next generation consumer products company that can unleash the full potential of its brands in a fast-moving omni-channel environment. The strategy, developed in 2019, is designed to:

●

Drive sustainable top line growth by focusing on innovation, sharpening brand positioning, strengthening the international businesses, enhancing digital marketing and omni-channel capabilities, and building customer relationships;

●	Improve operating margins by driving productivity and overhead savings, while reinvesting in the business;

●	Accelerate cash conversion cycle by focusing on cash efficiency and improving key working capital metrics;

●	Strengthen the portfolio by investing in attractive categories that are aligned with its capabilities and strategy and optimizing product mix; and

●	Strengthen organizational capabilities and employee engagement by building a winning team and focusing the best people on the right things.

The Company is implementing this strategy while addressing key challenges such as shifting consumer preferences and behaviors; a highly competitive operating environment; a rapidly changing retail landscape; continued macroeconomic and political volatility; significant inflationary and supply chain pressures and an evolving regulatory landscape. The coronavirus (“COVID-19”) pandemic and its impact to the Company’s business resulted in the acceleration of the turnaround initiatives in many respects.

Continued execution of these strategic imperatives, in combination with new initiatives aimed to build operational excellence, will better position the Company for long-term sustainable growth. One such initiative that was announced in the third quarter of 2021 is Project Ovid, a multi-year, customer centric supply chain initiative to transform the Company’s go-to-market capabilities in the U.S., improve customer service levels and drive operational efficiencies. This initiative is expected to leverage technology to further simplify the organization by harmonizing and automating processes. Project Ovid is designed to optimize the Company’s distribution network by creating a single integrated supply chain from 23 business-unit-centric supply chains. The initiative is intended to reduce administrative complexity, improve inventory and invoicing workflow for our customers and enhance product availability for consumers through omni-channel enablement. This new operating model is also expected to drive efficiencies by better utilizing the Company’s transportation and distribution network.

In 2021, the Company recruited a President, eCommerce and Digital as well as a new Chief Accounting Officer, and in February 2022, the Company hired a CEO, International to strengthen and refresh the executive leadership team.

COVID-19 Impact on Operations.

Due to the COVID-19 pandemic the Company’s global operations continued to experience significant disruptions in its supply chain. The Company continued to face significant product, supply and labor shortages, capacity constraints and logistical challenges across its businesses, including port congestion, constrained shipping container availability and delays in carrier pickup, which negatively impacted the Company’s ability to satisfy demand for its products, creating order backlog in a number of categories. The Company also continued to face significantly higher than expected inflation for commodities, primarily resin, sourced finished goods, transportation and labor, which had a negative high-single-digit-percentage impact to costs of products sold for 2021. To help mitigate the negative impact of inflation to the operating performance of its businesses, the Company has secured selective pricing increases, accelerated productivity initiatives and deployed overhead cost containment efforts.

2021 Results.

In 2021, the Company continued executing its turnaround strategy while navigating through a difficult operating and inflationary backdrop amidst the continuing COVID-19 pandemic. Below is a summary of the overall 2021 financial and operating performance of the Company*:

●	Net sales were $10.6 billion, an increase of 12.8%, compared with $9.4 billion in the prior year. Core sales grew 12.5 % versus 2020.

●	Reported gross margin was 31.1%, compared with 32.8% in the prior year. Normalized gross margin was 31.4%, compared with 32.9% in the prior year.

●

Reported operating income was $946 million compared with an operating loss of $634 million in 2020. Normalized operating income was approximately $1.2 billion, better than the prior year. Normalized operating margin was 11.0% compared with 11.1% in the prior year.

●	Interest expense was $256 million, compared with $274 million in 2020, reflecting a reduction in outstanding debt.

●

Reported net income was $572 million compared with reported net loss of $770 million in 2020. Reported diluted earnings per share were $1.34, compared with a reported diluted loss per share of $1.82 in 2020.

●	Normalized net income was $778 million, compared with $760 million in the prior year. Normalized diluted earnings per share were $1.82, compared with $1.79 in the prior year.

●	2021 operating cash flow was $884 million, compared with $1.4 billion in 2020.

*	For an explanation of non-GAAP measures and a reconciliation to GAAP, please see Appendix A.

Pay for Performance.

2021 Pay for Performance at a Glance

2021 Bonus Plan Results - Corporate

2019–2021 LTIP—Performance Results

Performance Metric—Relative TSR vs. TSR Comparator Group

The Company continues to emphasize pay for performance, as evidenced by the design and execution of its compensation program:

●

Mr. Saligram’s target total direct compensation (which is comprised of annualized base salary, target annual cash incentive, and target value of annual LTIP award) for 2021 was 73% performance-based, and approximately 67% of target total direct compensation of the other named executive officers (on average) was performance-based.

●

Based on the Company’s performance during the 2019-2021 performance period, performance-based restricted stock units (“PRSUs”) granted pursuant to the Long-Term Incentive Plan (the “LTIP”) in 2019 paid out at approximately 155% in February 2022.

●	In 2021, the named executive officers received annual LTIP grants that were 80% performance-based, consisting of 50% PRSUs and 30% stock options.

●

The incentive targets for PRSUs granted to named executive officers pursuant to the LTIP in 2021 were weighted 50% to annual core sales growth performance and 50% to the achievement of cumulative free cash flow targets over the three-year performance period, with a +/- 10% modifier based on relative total shareholder return against the TSR Comparator Group (as defined below), representing a continued focus on achieving and sustaining core sales growth, while maintaining an emphasis on cash generation during the performance period.

●

The annual incentive targets under the Company’s Management Bonus Plan (the “Bonus Plan”) in 2021 for Messrs. Saligram, Peterson and Turner were weighted 75% to the achievement of adjusted earnings per share, adjusted operating cash flow and core sales growth targets for the entire Company and 25% to the achievement of Company-wide goals for the reduction of stock keeping units (“SKUs”), weighted forecast accuracy (“WFA”) and savings goals under the Finding Untapped Efficiencies and Leverage initiative (the “FUEL Initiative”), a Company-wide program focused on margin enhancement.

●

The annual incentive targets under the Bonus Plan in 2021 for Ms. Hurd and Mr. Geller were weighted 60% to the achievement of business unit and eCommerce performance goals, respectively, and 40% based on the achievement of the corporate performance goals for the entire Company.

Compensation Program Objectives.

Objective	Rationale

Motivate Executives to Meet or Exceed Company Performance Goals

A significant portion of an executive’s total compensation is directly tied to achieving the Company’s performance goals. Each year, the Compensation and Human Capital Committee or the Equity Award Subcommittee thereof, as appropriate (the “Committee”), sets the performance goals to reflect the Company’s current business objectives and strategies.

Reward Individual Performance and Contributions

The individual performance evaluation of each named executive officer, together with the executive’s contribution to Company performance, generally affects most aspects of each executive’s compensation. For example, the Committee typically considers individual performance in determining an executive’s annual salary, which, in turn, impacts the amount of incentive compensation that the executive could have earned for meeting or exceeding annual performance goals under the Bonus Plan. In addition, the Chief Executive Officer (the “CEO”) considers the individual performance of his direct reports when recommending any adjustments to the grant value for equity awards made to such executives under the LTIP or the final payout percentage of Bonus Plan payments.

Link the Financial Interests of Executives and Stockholders

The Committee uses performance-based and time-based restricted stock units (“RSUs”) and stock options to provide long-term incentive compensation and to link the financial interests of the Company’s executives with those of its stockholders. In addition, the named executive officers are subject to stock ownership guidelines that help ensure they retain a significant portion of their vested equity awards.

Attract and Retain the Best Possible Executive Talent

Successful recruitment and retention of talented executives requires the Company to provide competitive compensation opportunities. To do that, the Company obtains information about compensation practices of its relevant competitors for executive talent, and in 2021, the Company used compensation information compiled from a custom comparator group and published survey data.

Compensation Policies and Practices.

The Committee believes that the compensation program includes key features that align the interests of the named executive officers and the long-term interest of stockholders and are good corporate governance practices.

What We Do	What We Don’t Do

➢ Align pay with performance	➢ Provide automatic or guaranteed base salary increases

➢ Cap annual and long-term incentive awards	➢ Re-price or back-date stock options

➢ Require named executive officers and directors to own a meaningful amount of Company stock	➢ Reward executives with little link to performance

➢ Maintain a compensation recoupment policy	➢ Pay dividend equivalents on RSUs prior to vesting

➢ Maintain anti-hedging and anti-pledging policies for executive officers	➢ Provide tax gross ups on golden parachute excise taxes

➢ Balance short-term and long-term incentives	➢ Provide guaranteed incentive payouts over multi-year periods

➢ Use an independent compensation consultant that is engaged by the Committee	➢ Permit directors, executives or other employees to engage in hedging or pledging of our stock

➢ Periodically review and evaluate plans for management development and succession

➢ Periodically review and update the composition of the compensation peer group, as appropriate

Determination of Executive Officer Compensation.

Summarized in the table below are roles and responsibilities of the parties that participate in, or have been delegated authority with respect to, the development and administration of the Company’s executive compensation program:

Compensation and Human Capital Committee (or its Equity Award Subcommittee, as applicable)	➢ Reviews Company performance and approves the payout level of performance awards, if any, for executives
➢ Reviews and recommends to the independent Board members the CEO’s annual compensation, including salary, bonus and long-term incentives
➢ Approves the annual compensation for all executive officers other than the CEO
➢ Reviews and sets terms and conditions and performance goals for the Bonus Plan and awards under the LTIP
➢ Reviews and approves awards under the Bonus Plan, LTIP and other equity-based awards for all executive officers other than the CEO
➢ Drives consistency, market competitiveness and parity in executive compensation plan design

Independent Board Members	➢ Approve the CEO’s annual compensation, including salary, bonus and long-term incentive compensation

Committee Consultant (FW Cook)	➢ Assists the Committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation programs and policies
➢ Makes recommendations regarding executive compensation programs consistent with the Company’s business needs, pay philosophy, market trends, and the latest legal and regulatory considerations
➢ Provides market data as background to decisions regarding CEO and senior executive base salary and annual and long-term incentives
➢ Advises the Committee regarding non-executive director pay levels and executive compensation best practices

➢    Maintains independence by providing no other services to the Company (the Committee has evaluated its relationship with FW Cook and has determined that no conflict of interest exists with respect to the services FW Cook provides to the Committee)

➢ Supports the development of a compensation peer group

Chief Executive Officer	➢ Recommends to the Committee, in the case of other executive officers, base salary amounts, equity awards as well as potential adjustments to incentive awards based on individual performance
➢ Participates in the development of annual Company performance goals under the Bonus Plan

Other Executives	➢ The CEO’s management team plays a prominent role in gathering information for, and by participating in meetings of, the Committee

➢    The CEO works with the Chief Human Resources Officer regarding recommendations on base salary amounts, annual target bonus and equity awards for executives other than the CEO using competitive market data

➢ The Chief Financial Officer assists in developing recommendations on performance goals and determining whether performance goals were attained by the Company under the Bonus Plan and LTIP

In making compensation decisions, the Committee considers several factors including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role and internal pay equity. The Committee does not use a predetermined formula to make its overall decisions but considers all the above factors. However, in determining the performance-based component of compensation for the Company’s named executive officers in 2021, generally including annual incentive and long-term incentive compensation, the Committee tied payment to adjusted earnings per share, adjusted operating cash flow, free cash flow, core sales growth and relative total shareholder return (“TSR”). Similar to 2020, the Committee included annual incentive performance goals for operational metrics to emphasize the importance of continuing to execute on the Company’s strategic operational objectives. In particular, for 2021, the Committee utilized performance goals at the corporate and Business Unit level for the reduction of SKUs, productivity savings under the FUEL Initiative and weighted forecast accuracy. Such performance goals are intended to align the majority of each named executive officer’s compensation with stockholders’ interests over the near and long term.

Stockholder Engagement.

We value the views of our stockholders and we believe that building positive relationships with our stockholders is critical to our long-term success. To help Company management and the Board understand and consider the issues that matter most to our stockholders, we periodically engage with our stockholders on a range of topics including executive compensation. We then incorporate this feedback into our executive compensation program when we determine it is appropriate.

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to stockholders a Say on Pay Proposal. The Company currently submits the Say on Pay Proposal annually to stockholders, with a vote being held at the Annual Meeting. See “Proposal 3—Advisory Resolution to Approve Named Executive Officer Compensation.” Based on the advisory vote at the 2017 annual meeting, we expect that the frequency of the vote on our Say on Pay Proposal will continue to be every year.

At the 2021 Annual Meeting of Stockholders, the Say on Pay Proposal was approved by approximately 90% of votes cast, including abstentions. The Compensation Committee considered this level of approval to indicate the support of the substantial majority of the Company’s stockholders. During the Fall of 2021, the Company conducted outreach with approximately 51% of stockholders. In this process, the Company solicited feedback on the Company’s executive compensation program, as well as on incentive plan design and features, and discussed investor feedback with the Committee. Investors were generally aligned with the Company’s executive compensation program, and the design of the 2022 Incentive Plan that is being presented for stockholder approval at the Annual Meeting reflects their feedback. The Company will continue to solicit and consider stockholder feedback on its executive compensation program in the coming years.

Custom Comparator Group.

The Committee used the same custom comparator group in 2021 as was used in 2020. The custom comparator group data was among the factors considered for setting 2021 LTIP awards. The Committee determined to make no changes to this custom comparator group for purposes of 2021 compensation decisions because it believed the companies in the custom comparator group continued to represent the Company’s principal competitors for executive talent and reflect companies of similar size, global presence, business complexity and brand recognition. The following 23 companies were in the Company’s custom comparator group for 2021.

2021 Custom Comparator Group

Avery Dennison Corporation	Henkel AG & Company, KGaA

Brother Industries, Ltd	Kimberly-Clark Corporation

The Clorox Company	Koninklijke Philips N.V.

Church & Dwight Co., Inc	Mattel, Inc.

Colgate-Palmolive Company	Reckitt Benckiser Group plc

Coty Inc.	Groupe SEB SA

Domtar Corporation	Societe Bic SA

Dorel Industries Inc	Spectrum Brands Holding, Inc.

Electrolux AB	Tupperware Brands Corporation

Fortune Brands Home & Security, Inc	VF Corporation

General Mills, Inc	Whirlpool Corporation

Hasbro, Inc
Hasbro, Inc

Compensation Survey Data.

The Company periodically obtains information on the compensation practices of companies in both the custom comparator group and general industry and compares the Company’s executive compensation components to that data. For 2021, the Company also used compensation information compiled from published compensation surveys, including surveys from Willis Towers Watson and Mercer. These surveys provide a larger pool of data for a more statistically relevant comparison of compensation levels and pay practices.

In 2021, the Company used competitive practice, peer company and survey information as a reference for decisions regarding:

●	the mix of executive compensation that is annual and long-term;

●	the portion of total compensation that is equity or cash;

●	levels of total direct compensation, both the total and for each element (salary, annual incentive opportunities and long-term incentive opportunities); and

●	adjustments to the amount, types and allocation of long term incentive awards granted in 2021.

For purposes of evaluating relative TSR for PRSUs awarded under the LTIP in 2021, the Company uses only the following subset of the custom comparator group:

2021 TSR Comparator Group

Avery Dennison Corporation	Mattel, Inc.

Fortune Brands Home & Security Inc.	Societe BIC

Hasbro, Inc	Spectrum Brands Holdings, Inc.

Henkel AG & Co. KGaA	Tupperware Brands

Kimberly-Clark Corporation	Whirlpool Corporation

Koninklijke Philips N.V.

For the 2021 PRSUs, the Company used a subset of durables and consumables companies for measuring relative TSR because these 11 companies are better comparators for TSR measurement and have greater similarities in terms of product portfolio, competition for consumer spend and exposure to cyclicality. The 2021 TSR comparator group was identical to the group used in the 2020 LTIP, except that Dorel Industries Inc. (“Dorel”) was not included. The Committee excluded Dorel from the TSR comparator group because, at the time of the approval of the 2021 LTIP, Dorel was party to an arrangement, later terminated, pursuant to which a buyer group was to acquire all of Dorel’s issued and outstanding Class A Multiple Voting Shares and Class B Subordinate Voting Shares, except for certain rollover shares, by way of a statutory plan of arrangement under the Business Corporation Act (Quebec).

Setting Compensation Opportunity.

Each element of the compensation program complements the others and, together, is intended to achieve the Committee’s principal compensation objectives. When decisions about compensation for an executive officer are made, the impact on the total value of all these elements of compensation for the individual is considered. The Committee periodically reviews total direct compensation summary reports, which identify key elements of the compensation paid to or realizable by each executive officer. The Committee uses the summary reports to review the overall pay and benefit levels and provide additional perspective on how the executive compensation program meets the Company’s compensation objectives.

For executives, the Committee reviews competitive market data and establishes target total direct compensation opportunities based on the following factors: individual performance, breadth of the executive’s responsibility, strategic importance of the position, internal pay equity, competitive market data, the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities and the desire to promote executive retention. The Committee does not apply a formulaic approach to setting individual elements of the named executive officers’ compensation or their total compensation amounts.

The 2021 Summary Compensation Table shows the compensation of each named executive officer for the fiscal year ended December 31, 2021.

Mix of Pay.

Target total direct compensation for each of the named executive officers includes the executive’s base salary and target bonus opportunity plus the target value of the executive’s annual LTIP award. To reinforce the Company’s pay for performance philosophy, the independent members of the Board, at the Committee’s recommendation, approved a target total direct compensation package for 2021 for Mr. Saligram that was 73% contingent on performance. In addition, in 2021, approximately 67% of target total direct compensation for other named executive officers (on average) was contingent upon performance. As a result, realized compensation fluctuates significantly with the Company’s financial results and share price. The Committee believes this approach motivates executives to consider the impact of their decisions on stockholder value.

2021 Target Annual Compensation Mix and “Pay at Risk”

CEO	Other NEOs*

●   73% of annualized target total direct compensation was at risk.

●   21% of annualized target total direct compensation was tied to achievement of annual incentive goals, and 52% was tied to achievement of long-term incentive goals.

● 67% of annualized target total direct compensation for the other NEOs (on average) was at risk
● 20% of annualized target total direct compensation of the other NEOs (on average) was tied to achievement of annual incentive goals, and 47% was tied to achievement of long-term incentive goals.

Performance-Based Time-Based

*	Excludes sign-on awards

Consideration of Individual Performance.

As part of the Company’s annual performance evaluation process, the CEO and each named executive officer establish that officer’s individual performance objectives for the coming year. These performance objectives are not specifically weighted or otherwise intended to be formulaic, but rather serve as the framework upon which the CEO evaluates the named executive officer’s overall performance. The CEO’s evaluation of a named executive officer’s performance relative to these objectives involves judgment based on the CEO’s observations of, and interaction with, the executive throughout the year. No single performance objective is material to the CEO’s evaluation of the named executive officer’s performance; however, these performance goals, which reinforce alignment of Company and stockholder interests, are critical to the evaluation of each named executive officer. The CEO’s evaluation of individual performance is considered when he recommends to the Committee, in the case of other named executive officers, base salary amounts, annual incentive payout amounts and equity grants.

At the beginning of the year, the Committee recommends to the independent members of the Board the CEO’s individual performance objectives. The Board’s method of evaluation of the CEO’s performance is substantially similar to that used by the CEO to evaluate the other executive officers. As such, the CEO’s performance objectives are not specifically weighted or otherwise intended to be formulaic, but rather serve as the framework upon which the Committee and the full Board evaluate the CEO’s performance. The evaluation of the CEO’s overall performance relative to these objectives involves a high degree of judgement. No single performance objective is material to the Board’s evaluation of the CEO’s performance; however, these performance goals, which reinforce alignment of Company and stockholder interests, are critical to the CEO evaluation.

The Committee and Board also may take into consideration the CEO’s performance when developing his base salary increase, if any, annual incentive target amounts and long-term incentive grant value. In 2021, Mr. Saligram’s base salary of $1.4 million and target bonus opportunity of 150% of base salary were unchanged, consistent with his CEO Offer Letter. The independent members of the Board made a $1.5 million increase to Mr. Saligram’s LTIP award target value in 2021 to reflect their evaluation of his and the Company’s performance in 2020 during the COVID-19 pandemic and to better position his compensation with respect to the market and peer companies. He received an LTIP award with a target value of $6.5 million, comprised of 50% PRSUs, 30% stock options and 20% time-based RSUs (“TRSUs”).

Key Elements of Executive Compensation.

Salary.

Salaries are paid to provide a predictable, fixed cost element of compensation to attract and retain qualified executives. Salaries provide executives with a base level of income and are set based on the factors outlined above in “Setting Compensation Opportunity.”

Named Executive Officer	2021 Base Salary

Ravichandra K. Saligram	$1,400,000

Christopher H. Peterson	$835,000

Bradford R. Turner	$700,000

Laurel M. Hurd	$650,000

Michal J. Geller	$600,000

In 2021, Messrs. Saligram, Peterson, Turner and Ms. Hurd did not receive any increases to their base salaries. Mr. Geller joined the Company in April 2021 and received a base annual salary of $600,000, as set forth in his offer letter.

Annual Incentive Compensation.

The Company believes that the opportunity for annual cash incentives for each named executive officer serves the Company’s goals to:

●	motivate each of them to achieve Company performance goals and enhance stockholder value; and

●	allow the Company to retain their services because it provides each of them with the opportunity to receive a competitive cash incentive payment.

In February 2021, the Committee adopted annual incentive targets and performance goals for 2021 awards to be made under the Bonus Plan. For Mr. Geller, who joined the Company in April, the Committee approved eCommerce targets and performance goals in August 2021. The annual incentive program under the Bonus Plan is designed to reward annual performance that supports our business objectives and strategy. A cash incentive payout, measured as a percentage of the executive’s salary, is paid based on the extent to which the performance goals are achieved.

Performance Goals.

Listed below are the 2021 corporate performance goals (the “Corporate Performance Goals”) and their relative weight for Messrs. Saligram, Peterson and Turner:

Corporate Performance Goals

Component	Metric	Weighting	Rationale

Corporate Financial Metrics (75%)(1)	Adjusted Earnings Per Share	25%	Incent profitable growth
	Adjusted Operating Cash Flow	25%	Drive cash flow generation
	Core Sales Growth	25%	Drive core sales growth

Corporate Operating Metrics (25%)	FUEL Productivity Improvements(2)	9%	Drive savings through operational improvements
	Total SKUs Reduced(3)	8%	Reduce complexity
	Weighted Forecast Accuracy(4)	8%	Improve customer service and operating efficiency

To emphasize the importance of continuing to execute on the Company’s strategic operational objectives, the Committee continued to include operational performance goals, at the corporate and Business Unit levels, for the reduction of total SKUs (collectively, the “SKU Reduction Goals”), weighted forecast accuracy and savings goals under the FUEL Initiative (the “FUEL Productivity Improvements” and, collectively with the weighted forecast accuracy and SKU Reduction Goals, the “Operations Goals”). For each of the NEOs, an aggregate of 25% of payout or, in Mr. Geller’s case, 10% of payout, was tied to achievement of the Operations Goals.

(1)

Adjusted earnings per share is the Company’s reported earnings per share, excluding the impact of charges which the Company normalizes for public reporting. Core sales growth is calculated on the same basis as the Company’s publicly reported metric and excludes the impact of acquisitions, divestitures, currency changes, retail store openings and closings, and those market and business exits and other items excluded from the Company’s publicly reported core sales growth. Adjusted operating cash flow is publicly reported operating cash flow, excluding the impact of cash costs related to the extinguishment of debt, debt and equity related financing costs, cash expenditures and tax payments associated with the acquisition or divestiture of a Business Unit or line of business, and other unanticipated, extraordinary, non-budgeted cash expenditures as determined by the Committee. Adjusted operating cash flow includes disposal proceeds for ordinary course and restructuring related asset sales.

(2)

The FUEL Initiative refers to savings commitments made as part of a Company-wide program focused on margin enhancement. Gross productivity savings were based on year over year savings that are directly related to a project, activity, or systemic improvement.

(3)

Total SKUs Reduced is defined as the reduction in the count of both active SKUs and SKUS which are obsolete but continue to carry inventory. A count of total SKUs at the end of 2020 is compared to a final count as of the end of 2021 to determine the reduction. SKU calculations exclude Technical Apparel SKUs and auxiliary SKUs for the Yankee Candle flagship store.

(4)

WFA measures the demand forecasted (60 days prior) versus actual demand realized in each month during the 2021 bonus period in the form of orders and shipments to the customer. The forecasted and actual demand for a given month are averaged, and the error percentage is equal to the percentage by which each of the forecast and actual demand deviate from such average. Weighted Forecast Accuracy is weighted based on dollar volume and expressed as a percentage, equal to 100% minus the error percentage.

Under the Bonus Plan performance goals for 2021 applicable to Ms. Hurd, the annual incentive opportunity was weighted at 60% based on achievement against targets set at the Writing and Baby Business Unit level for adjusted operating income, adjusted operating cash flow and core sales growth (collectively, the “BU Performance Goals”) and 40% based on the Corporate Performance Goals, as shown below:

Performance Goals for Ms. Hurd(1)

Component	Metric	Weighting within Component	Total Calculation Weighting	Rationale

Writing and Baby Business Units Financial Metrics (75%)	Adjusted Operating Income	25%	60%	Incent profitable growth
	Adjusted Operating Cash Flow	25%		Drive cash flow generation
	Core Sales Growth	25%		Drive core sales growth

Writing and Baby Business Units Operating Metrics (25%)	FUEL Productivity Improvements	9%		Drive savings through operational improvements
	Total SKUs Reduced	8%		Reduce complexity
	Weighted Forecast Accuracy	8%		Improve customer service and operating efficiency

Corporate Performance Goals	See Corporate Performance Goals Table Above		40%	See Corporate Performance Goals Table Above

(1)

Final Business Unit payout weighted 70% for Writing Business Unit performance and 30% for Baby Business Unit performance. Business Unit adjusted operating income is direct operating income for a Business Unit, calculated using budgeted foreign exchange rates and excluding corporate allocations and items excluded from the Company’s adjusted earnings per share calculation. Foreign currency transaction gains or losses are included in the calculation of Business Unit operating income. Business Unit adjusted operating cash flow and core sales growth are calculated in the same manner as the corresponding corporate metrics, except that the Business Unit metrics are calculated using budgeted foreign exchange rates.

Performance Goals for Mr. Geller(1)

Under the Bonus Plan performance goals for 2021 applicable to Mr. Geller, the annual incentive opportunity was weighted at 60% based on achievement against targets set at the eCommerce level for adjusted operating income and core sales growth (the “eCommerce Performance Goals”) and 40% based on the Corporate Performance Goals, as shown below.

Component	Metric	Weighting	Rationale

eCommerce Financial Metrics	eCommerce - Adjusted Operating Income	20%	Incent profitable growth
	eCommerce - Core Sales Growth	40%	Drive sales growth

Corporate Performance Goals	See Corporate Performance Goals Table Above	40%	See Corporate Performance Goals Table Above

(1)

eCommerce core sales growth and eCommerce adjusted operating income are calculated on the same basis as the corresponding Business Unit metrics. For purposes of calculating sales associated with retail.com business for which the Company does not have actual net sales data, net sales shall be calculated as: (i) customer reported point-of-sale (POS) dollars, less a 35% assumed discount to account for retail margin and replicate invoice sales; and then (ii) a further deduction of an additional 15% discount to account for invoice to net adjustments and replicate net sales. Certain customers for whom the Company does not have online sales data are excluded from the eCommerce core sales growth calculation.

In setting the 2021 performance targets, the Committee considered actual 2020 performance and factored in various business impacts. The 2021 corporate core sales growth target significantly exceeded the Company’s actual core sales growth in 2020. Adjusting for discrete tax items, the 2021 adjusted earnings per share target was more than 10% higher than the actual 2020 adjusted earnings per share result. The 2021 corporate adjusted operating cash flow target relative to 2020 results reflected anticipated continued progress on reducing the Company’s cash conversion cycle but a lower year-over-year working capital benefit, given the significant working capital reduction in 2020, as well as higher anticipated cash tax payments in 2021. Additionally, SKU reduction and the FUEL program are multi-year initiatives to drive productivity and improve efficiency. The 2021 Corporate Performance Goals with respect to Total SKUs Reduced reflected reduced opportunities due to lower SKU counts as of the beginning of the new performance period. The 2021 Corporate Performance Goals with respect to the FUEL Productivity Improvements reflected the impact of anticipated inflationary pressure in 2021.

The 2021 performance targets and actual performance against these targets for the named executive officers are summarized below:

2021 Bonus Targets and Actual Performance

Goal Category	Target for Payout at 100%	Minimum Threshold for Payout	Performance for Maximum Payout(1)	Actual Performance

Corporate Financial Metrics
Adjusted Earnings Per Share	$1.65	>$1.49	$1.81	$1.82
Adjusted Operating Cash Flow	$1 billion	>$900 million	$1.2 billion	$884 million
Core Sales Growth	2.6%	>0%	5%	12.5%

Corporate Operating Metrics
FUEL Productivity Improvements	$210 million	>$170 million	$250 million	$239 million
Total SKUs Reduced	8,934	>0	14,934	11,431
Weighted Forecast Accuracy	43.0%	>37.5%	50.0%	39.6%

Writing and Baby Business Unit Performance Goals (Ms. Hurd)
Adjusted Operating Income (Writing)	$517.4 million	>$465.2 million	$569.6 million	$597.4 million
Adjusted Operating Income (Baby)	$179.7 million	>$164.3 million	$192.8 million	$204.7 million
Adjusted Operating Cashflow (Writing)	$320.6 million	>$286.1 million	$385.1 million	$506.1 million
Adjusted Operating Cashflow (Baby)	$48.9 million	>$38.0 million	$59.8 million	$124.8 million
Core Sales Growth (Writing)	10.6%	>4.6%	16.6%	21.4%
Core Sales Growth (Baby)	2.5%	>-.1%	5.1%	13.2%
FUEL Productivity Improvements (Writing)	$34.4 million	>$30.6 million	$38.2 million	$42.7 million
FUEL Productivity Improvements (Baby)	$17 million	>$12.6 million	$24.1 million	$18.5 million
Total SKUs Reduced (Writing)	1,028	>0	2,028	1,531
Total SKUs Reduced (Baby)	945	>0	1,945	1,126
Weighted Forecast Accuracy (Writing)	39.5%	>34.9%	50.0%	44.5%
Weighted Forecast Accuracy (Baby)	37.0%	>33.0%	50.0%	35.3%

eCommerce Performance Goals (Mr. Geller)
eCommerce - Adjusted Operating Income	$378.2 million	>$342.8 million	$413.6 million	$386 million
eCommerce - Core Sales Growth	14.0%	>8.0%	24.6%	11.5%

(1)	Maximum payout percentage for Operations Goals was 150% and maximum payout percentage for the financial metrics was 200%.

If a performance goal is met at the target level, as determined by the Committee, the target amount is paid for that goal. Performance above the target results in payment of a higher percentage of salary up to the pre-established cap. Performance below the target results in a lower bonus payment for that goal if a minimum threshold is met, or no payment if the minimum threshold is not met.

Actual Payouts Under Bonus Program.

Actual performance as compared to the targets for the Corporate Performance Goals, Business Unit Performance Goals and eCommerce Performance Goals is shown in the table above titled “2021 Bonus Targets and Actual Performance.”

In 2021, actual performance on the Corporate Performance Goals resulted in a 125.1% payout under the Bonus Plan for Messrs. Saligram, Peterson and Turner.

Actual payout percentages applicable to Ms. Hurd and Mr. Geller under the Bonus Plan for 2021, expressed as a percentage of target payout, are shown in the tables below.

2021 Business Unit/eCommerce Payout Percentages

NEO	Business Unit	Corporate Performance Goals Payout %	BU/ eCommerce Goals Payout %	Payout Calculation %

Laurel M. Hurd	Baby	125.1%	173.3%	154.0%

	Writing	125.1%	183.4%	160.1%

	Total			158.3%

Michal J. Geller	eCommerce	125.1%	85.0%	101.0%

As Ms. Hurd was responsible for two Business Units, her payout under the BU Performance Goals was based 70% on the payout for the Writing Business Unit and 30% on the payout for the Baby Business Unit. For Writing, performance resulted in 183.4% payout. For Baby, performance resulted in a 173.3% payout. Total performance against the Business Unit Performance Goals, together with the 125.1% payout measured against the Corporate Performance Goals, yielded a 158.3% total payout calculation for Ms. Hurd. For Mr. Geller, the Company’s performance relative to the eCommerce Performance Goals resulted in an 85% payout. Performance against the eCommerce Performance Goals, together with the 125.1% payout measured against the Corporate Performance Goals, yielded a 101.0% total payout calculation for Mr. Geller.

The table below shows actual bonus payouts for 2021 to the named executive officers and 2021 target payouts as a percentage of their earned base salaries.

Name	2021 Actual Bonus Payment	Target as % of Earned Base Salary	Actual Earned in 2021 as % of Target

Ravichandra K. Saligram	$2,627,100	150%	125.1%

Christopher H. Peterson	$1,253,502	120%	125.1%

Bradford R. Turner	$875,700	100%	125.1%

Laurel M. Hurd	$771,517	75%	158.3%

Michal J. Geller	$263,163	60%	101.0%

Additional information appears in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the “2021 Grants of Plan-Based Awards” table.

None of the named executive officers received target annual incentive percentage increases in 2021. There were no discretionary adjustments to any named executive officer’s bonus payout for 2021.

Mr. Geller joined the Company on April 12, 2021. His actual bonus payout was based on his earned salary in 2021 of $434,091.

Long-Term Incentive Compensation.

Long-term incentive awards granted pursuant to the Newell Rubbermaid Inc. 2013 Incentive Plan (as amended, the “2013 Incentive Plan”) are designed to motivate executives to increase stockholder value over the long term and align the interests of executives with those of stockholders. Under the annual LTIP, the Committee sets a target award value for RSUs and stock options to be granted to each executive officer based on the breadth of the executive’s responsibility, strategic importance of the position, competitive data and internal pay equity.

When setting the CEO’s equity compensation, the independent members of the Board determine the CEO’s LTIP grant value based upon the Committee’s recommendation, the Board’s evaluation of the CEO’s performance and other relevant factors. In 2021, the independent members of the Board, on recommendation from the Committee, increased Mr. Saligram’s LTIP target award value from $5,000,000 to $6,500,000 to reflect the Board’s evaluation of his and the Company’s performance in 2020 during the COVID-19 pandemic and to better position his compensation with respect to the market and peer companies.

Similarly, the CEO’s recommendation to the Committee for the other named executive officers may include an adjustment to the target LTIP opportunity based upon the CEO’s evaluation of the named executive officer’s performance or other factors deemed relevant by the Committee. The Committee increased the LTIP award target values by 15% year over year for each of Messrs. Peterson and Turner and by 5% year over year for Ms. Hurd in recognition of their and the Company’s performance in 2020 during the COVID-19 pandemic. Mr. Geller’s LTIP award target value was set at $660,000 based on his offer letter.

2021 LTIP Awards.

The annual LTIP target values, PRSU grants, stock option awards and TRSU grants for each of the named executive officers receiving annual LTIP awards in 2021 were as follows:

Name	LTIP Award Value at Target ($)	LTIP PRSUs	LTIP Stock Options	LTIP TRSUs

Mr. Saligram	$6,500,000	136,613	409,837	54,645

Mr. Peterson	$3,600,938	75,682	227,046	30,273

Mr. Turner	$2,012,500	42,298	126,892	16,919

Ms. Hurd	$1,194,375	25,103	75,308	10,041

Mr. Geller	$660,000	11,760	35,281	4,704

The Committee (or in the case of the CEO, the independent members of the Board) changed the mix of long-term incentive compensation in 2021 to deliver a portion of the annual LTIP award in the form of TRSUs in order to provide a more balanced risk profile for the total long term incentive program, create a baseline of equity participation and promote retention of key executives. The majority of the awards were comprised of PRSUs and stock options as mechanisms to link named executive officer compensation to Company performance. For each of the named executive officers, 50% of the target value of the 2021 annual LTIP grant was provided in PRSUs, 30% of the target value was provided in stock options, and 20% of the target value was provided in TRSUs. The PRSUs granted to the named executive officers under the

LTIP vest on the third anniversary of the date of grant, subject to the Company’s free cash flow performance and core sales growth performance over a three year period, as modified by the Company’s relative TSR performance during the period as described below. The stock options granted to the named executive officers under the LTIP vest ratably in one-third increments on each of the first, second and third anniversaries of the grant date, subject to continuous employment, and expire on the tenth anniversary of the grant date. The TRSUs granted to the named executive officers under the LTIP vest on the third anniversary of the date of grant subject to continued employment with the Company.

For each of the named executives other than Mr. Geller, the exercise price per share of the stock options granted in 2021 equals $23.79 (the closing price of a share of the Company’s common stock on the grant date of February 16, 2021). The number of PRSUs and TRSUs granted was derived based on the closing price of the Company’s common stock on the grant date of February 16, 2021 ($23.79), and each stock option was assigned a value equal to 20% of the value of one share of the Company’s common stock as of the February 16, 2021 grant date, based on the Company’s Black-Scholes calculation. For Mr. Geller, who joined the Company in April 2021, the exercise price per share of the stock options equals $28.06 (the closing price of a share of the Company’s common stock on the grant date of May 4, 2021). The number of PRSUs and TRSUs granted to Mr. Geller was derived based on the closing price of the Company’s common stock on the May 4, 2021 grant date ($28.06), and each stock option was assigned a value equal to twenty percent of the value of one share of the Company’s common stock as of the May 4, 2021 grant date.

The PRSUs awarded may vest from 0% to 200% depending upon achievement of equally weighted performance goals for free cash flow* and annual core sales growth**. Free cash flow performance will be measured on a cumulative basis over a three-year performance period between January 1, 2021 and December 31, 2023. With respect to annual core sales growth, the total payout percentage applicable to the three-year performance period between January 1, 2021 and December 31, 2023 was set as the average of annual payout percentages over a three-year performance period.

Following the determination of the extent to which the Company has achieved its performance goals, a positive or negative adjustment to the payout will be made based upon a comparison of the Company’s TSR relative to a pre-determined set of comparator group companies listed above in the section titled “Compensation Survey Data” (the “TSR Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the TSR Comparator Group (including the Company) at the end of the performance period, the payout percentage will be multiplied by 90% to determine the total payout percentage of the award, and the total payout percentage for the award will be no higher than target (100%), even if the calculation results in a higher payout. If the Company’s ranking is in the top quartile of the TSR Comparator Group (including the Company) at the end of the performance period, the payout percentage will be multiplied by 110%. For a ranking in the second or third quartile, no TSR-related adjustment will be made. The total payout percentage for the award will not exceed 200% of the target.

*

For the purposes of the 2021 LTIP and the 2019 LTIP described below, “free cash flow” was defined as operating cash flow for the total Company, less capital expenditures, excluding: the impact of all cash costs related to the extinguishment of debt; debt and equity related financing costs; cash tax payments associated with the sale of a Business Unit or line of business; cash expenditures associated with the acquisition or divestiture of Business Units or lines of business; and other significant cash costs that have had or are likely to have a significant impact on free cash flow for the period in which the item is recognized, are not indicative of the Company’s core operating results and affect the comparability of underlying results from period to period, as determined by the Committee. Free cash flow includes disposal proceeds for ordinary course and restructuring related asset sales.

**

“Annual core sales growth” is defined as the Company’s core sales growth performance calculated over each year of the three-year performance period, with each of the three annual Core Sales performance rates measured against the Core Sales for the respective preceding fiscal year. Core Sales calculations exclude the impact of currency changes, acquisitions and divestitures, retail store openings and closures and other items excluded from the Company’s publicly reported core sales growth.

We do not disclose the specific, forward-looking financial goals that we established for PRSUs granted in 2021 in this proxy statement because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the named executive officers’ compensation for 2021 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion and analysis about the amounts earned by the named executive officers under these awards. In setting the applicable target levels, the Committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years, and how likely it will be for the Company to achieve the goals. We believe that (where applicable) the threshold goals have been established at levels that should be appropriately difficult to attain, and that the target goals will require considerable and increasing collective effort on the part of our employees, including our named executive officers, to achieve.

Prior Year LTIP Awards.

For PRSUs granted pursuant to the LTIP in 2019, the performance metrics were based 50% on the Company’s relative TSR, with the payout ranging from 0% (if the Company is last in the three-year relative TSR rank) to 200% (if the Company is first in the three-year relative TSR rank), based on the applicable custom comparator group established by the Company, and with interpolation being used for relative TSR rankings between first and last. In addition, no payout would be earned for this metric if the Company’s three-year relative TSR ranking falls in the bottom quartile of the applicable custom comparator group for the performance period. The remaining 50% of the performance metrics were based on the Company’s cumulative free cash flow over the three-year performance period, with payout ranging from 0% to 200% depending on the Company’s performance on this metric. Free cash flow targets were initially set in February 2019 (as disclosed on a Current Report on Form 8-K filed with the SEC on February 12, 2019), as follows:

Payout Level	Cumulative Free Cash Flow over Performance Period	Payout Percentage

Threshold	$450 million	0%

	$625 million	50%

Target	$800 million	100%

	$1.1 billion	150%

Maximum	$1.5 billion	200%

At the time these targets were approved, the Company was in the midst of a multi-year divestiture program which had not been completed. To avoid undue fluctuations in the rigor and attainability of the targets as a result of changes in merger and acquisition activity and strategy, the LTIP and the related RSU agreements required the adjustment of such targets to reflect changes relative to the assumed timing of divestitures occurring in 2019 after the grant date of the awards (Rexair, Process Solutions and United States Playing Cards), the decision in 2019 to retain Mapa/Spontex and the Commercial Business (which businesses were held for sale as of the grant date) and the divestiture of the Company’s Foamboard business in 2020 (which sale was not contemplated as of the grant date). These adjustments were not discretionary and were calculated on the basis of forecasted changes relative to the timing and impact of the divestitures on expected free cash flow, as required by the terms of the LTIP and the original grant documents. Primarily as a result of the decision to retain Mapa/Spontex and the Commercial Business, the free cash flow targets were increased relative to the original targets as a result of these adjustments, maintaining the rigor of the original goals.

The adjusted payout percentages for the free cash flow targets were as follows:

Payout Level	Cumulative Free Cash Flow over Performance Period	Payout Percentage

Threshold	$708 million	0%

	$883 million	50%

Target	$1.058 billion	100%

	$1.358 billion	150%

Maximum	$1.758 billion	200%

The applicable custom comparator group for the 2019 LTIP Awards* was as follows:

Avery Dennison Corporation	Henkel AG & Co. KGaA
Brother Industries	Kimberly-Clark Corporation
The Clorox Company	Koninklijke Philips N.V.
Church & Dwight Co, Inc.	Mattel, Inc.
Colgate-Palmolive Company	Reckitt Benkiser Group plc
Coty Inc.	SEB SA
Dorel Industries, Inc.	Societe Bic SA
Electrolux AB	Spectrum Holdings, Inc.
Fortune Brands Home & Security, Inc.	Tupperware Brands
General Mills	VF Corporation
Hasbro, Inc	Whirlpool Corporation

*

Domtar Corporation, originally included in the comparator group, was excluded from the group for purposes of the final relative TSR calculations as a result of its merger in 2021, as required by the 2019 LTIP RSU grant agreements.

The Company’s performance against the 2019 LTIP PRSU metrics, as calculated under the LTIP for the performance period beginning in January 2019 and ending December 31, 2021, is summarized below:

2019 LTIP Performance Metrics

Performance Goals	Weight	Target for Payout at 100%	Minimum Threshold for Payout	Performance for Maximum Payout (200%)	Actual Performance

Relative TSR Performance	50%	Ranking of 12 of 23	>Bottom Quartile	Ranking of 1st	11 of 23
Free cash flow performance	50%	$1.06 billion	>$708 million	$1.76 billion	$2.6 billion

The ultimate payout level under these awards was not affected by the adjustments to free cash flow targets described above, as the Company would have exceeded the maximum performance level under either the original or the adjusted targets.

Based on the Company’s relative TSR during the applicable performance period (11 out of 23 TSR comparators, including the Company) and the Free Cash Flow performance of $2.6 billion, the PRSUs granted in 2019 to Messrs. Peterson and Turner and Ms. Hurd vested at 154.55% in February 2022. None of the other named executive officers received 2019 LTIP PRSU grants as they were not employed by the Company at that time.

Holders of RSUs do not receive dividend equivalents at the time dividends are paid. Rather, all such dividend equivalents will be accrued and paid only at the time and to the extent that the RSUs actually vest.

In addition to the annual grants under the LTIP, from time to time, RSUs and stock options may be granted to named executive officers in circumstances such as a promotion, new hire, or for retention purposes. Please see the subsection below titled “Mr. Geller’s Sign-On Award ” and the section titled “Prior Year Special Awards” for further information.

Compensation Arrangements and Other Awards.

Mr. Saligram’s Compensation Arrangement.

In 2019, as inducement to join the Company and in connection with his appointment as President and CEO, Mr. Saligram and the Company entered into the compensation arrangement set forth in the CEO Offer Letter, pursuant to which Mr. Saligram was entitled to receive the following compensation and benefits:

●	An annual base salary of $1.4 million and target bonus opportunity of 150% of base salary (with a maximum bonus payout of 300% of annual base salary) under the Bonus Plan;

●	A cash sign-on bonus of $600,000, which was paid in 2019;

●

A sign-on stock option award covering 1,333,333 shares, that was granted on his start date with the Company and generally expires on the tenth anniversary of the grant date, subject to continued employment with the Company, and has an exercise price equal to the closing market price of the Company’s common stock on the grant date (the “Employment Transition Award”). Vesting of the Employment Transition Award was subject to a performance condition stating that, during a 30-day period between the date that was eighteen calendar months following the grant date and the third anniversary of the grant date of the Employment Transition Award, the average of the Company’s closing stock price must exceed 125% of the closing stock price on July 29, 2019;

●	An annual LTIP award, commencing in 2020, with a target value of $5,000,000, which was increased to $6,500,000 in 2021. His 2021 LTIP Award consisted of 50% PRSUs, 30% stock options and 20% TRSUs; and

●

Participation in the Company’s U.S. benefits program, the Company’s Supplemental Employee Savings Plan and its Flexible Perquisites Program, under which Mr. Saligram will receive an annual cash allowance of $36,000 per year that may be used for such items as the purchase or lease of a personal automobile and related insurance, automobile maintenance, income tax preparation services, estate planning services and financial planning services.

Vesting of the Employment Transition Award occurred ratably upon the eighteen month and two year anniversaries in April and October 2021, respectively, because the applicable performance condition was achieved and certified by the Committee. As a result, the vesting of the third and remaining tranche of the Employment Transition Award will occur on October 1, 2022.

If Mr. Saligram retires from the Company, or is terminated involuntarily without Good Cause (as defined in the applicable award agreement) in either case after three years of continuous service with the Company, he will be entitled to receive (subject to his execution of a separation agreement and general release) (i) a partial pro-rated bonus under the Bonus Plan for the year of termination based upon the number of days worked in the year of termination, on the basis of actual corporate performance levels as determined by the Board; (ii) continued vesting of previously granted RSU and stock option awards (subject to the satisfaction of any applicable performance conditions); and (iii) a three year period following termination or vesting (whichever is later), not to exceed the remaining term of the option, during which his options will remain exercisable.

Mr. Saligram participates in the Newell Brands Executive Severance Plan (the “Severance Plan”) and is entitled to the severance benefits described therein. Pursuant to the terms of the CEO Offer Letter, Mr. Saligram’s participation in the Severance Plan will end after three years of continuous service with the Company (subject to a 90-day notice requirement for termination without cause thereafter) and his benefits thereunder will not be adversely affected by any amendment thereof within the first three years of his continuous service to the Company.

Mr. Geller’s Sign-On Award.

In connection with the commencement of his employment with the Company in April 2021, the Committee awarded Mr. Geller 12,473 TRSUs and 12,473 PRSUs in May 2021 (“Mr. Geller’s Sign-On Award”). The TRSU award vests ratably, with one half vesting on each of the first two anniversaries of the grant date if Mr. Geller remains in continuous employment with the Company until such vesting dates. The PRSU vests on the second anniversary of the grant date if Mr. Geller remains in continuous employment with the Company until such vesting date and the target for the Company’s average annual eCommerce core sales growth for the two-year period commencing on January 1, 2021 and ending on December 31, 2022 is satisfied. For the purposes of determining if the metric has been achieved, core sales for each of the two annual core sales periods shall be measured against the core sales for the respective preceding calendar year (with the base year being 2020), and the calculation methodology for core sales is the same as described in the “Performance Goals for Mr. Geller” section above. Dividend equivalents on Mr. Geller’s TRSUs and PRSUs will be accrued and paid at the time and only to the extent that the RSUs actually vest.

Prior Year Special Awards.

Mr. Turner received a payout of 8,859 shares and accrued dividend equivalents in May 2021 upon the vesting of the third and final tranche of PRSUs pursuant to a 2018 special RSU award with a grant date value of $700,000 based on the achievement of certain performance conditions. To earn the third tranche of the award, Mr. Turner was required to oversee completion by December 31, 2019 of the Company’s previously announced divestiture program*. In December 2019, the last divestiture under this program was completed, and in 2020, the Committee concluded that this performance condition was achieved.

*	Any transaction abandoned or postponed by determination of the Board of the Company or the CEO was considered completed for purposes of the award.

Grant Policies and Practices.

The Company’s practice has been to make annual equity awards and award other incentive compensation to named executive officers in connection with the regularly scheduled meetings of the Board or the Committee in February of each year. As Mr. Geller joined the Company in April 2021, the Committee approved his equity awards described above in May 2021. The Company’s policy is that, except for new hires and certain promotions, all other equity awards to named executive officers will be made by the Committee or its Equity Subcommittee, as applicable, only at quarterly meetings of the Committee or the Board.

Incentive Compensation Recoupment Policy.

Subject to the discretion and approval of the Board, the Company will require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer after January 1, 2010 where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) in the Board’s view, the executive engaged in fraud or willful misconduct that was a significant contributing cause to the need for the restatement, and (c) a lower award would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent permitted by applicable law and subject to the fiduciary duties of the Board, seek to recover the individual executive’s bonus award or other incentive compensation paid or issued to the executive officer in excess of the amount that would have been paid or issued based on the restated financial results.

Stock Ownership Guidelines.

Certain executives and non-employee directors are expected to maintain ownership of Company stock equal to the following applicable market value:

Position	Ownership Requirement

President & Chief Executive Officer	6 times annual salary

Chief Financial Officer and President, Business Operations Chief Legal & Administrative Officer	3 times annual salary

Segment President Chief Human Resources Officer Chief Customer Officer President, eCommerce & Digital CEO, International Business Unit CEOs with revenue over $500 million	1.5 times annual salary

Non-Employee Directors (including Chairperson of the Board)	5 times annual cash retainer

Until the ownership level is met, executives are required to retain 75% of the net after-tax shares received from stock option exercises and the vesting of RSUs. Non-employee directors are generally not permitted to sell any of their shares of Company stock received pursuant to annual equity awards granted from and after May 7, 2019 until the end of their Board service. All shares held directly or beneficially, including TRSUs, PRSUs for which all performance criteria have been satisfied but have not yet vested due to time-based vesting requirements, shares of Company stock allocated to executives’ accounts under the Newell Brands Employee Savings Plan (the “401(k) Plan”), and deemed investments in Company stock available to non-employee directors under the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “2008 Plan”), count toward attainment of these targets. Unexercised stock options and other unvested PRSUs are not counted.

Retirement Compensation.

The Company provides its eligible executives with retirement benefits that are supplemental to those provided to its employees generally in order to provide competitive benefits and assist in attracting and retaining key executives. Depending on his or her employment date and participation eligibility date with the Company, these supplemental executive retirement benefits may also apply to the named executive officers. See the section below titled “2021 Nonqualified Deferred Compensation” for a more detailed discussion of the supplemental retirement benefits to which certain named executive officers are entitled.

In November 2017, upon recommendation of the Committee, the Newell Brands Supplemental Employee Savings Plan (the “Supplemental ESP”) was adopted, effective January 1, 2018. The Supplemental ESP was adopted in connection with an overall harmonization of U.S. benefit plans at the Company. The Supplemental ESP is a nonqualified deferred compensation plan that is available to a select group of management and highly compensated employees of the Company and certain of its subsidiaries. The Supplemental ESP is designed to allow for deferrals that are in addition to those available to employees under the 401(k) Plan because of compensation limits under that plan.

Other Compensation.

Executive officers are provided other benefits as part of the Company’s executive compensation program which the Committee believes are in line with competitive practices. See the “All Other Compensation” column of the “2021 Summary Compensation Table” and the related footnotes and narrative discussion.

Benefits for the named executive officers include:

●

Participation in the Flexible Perquisites Program, which provides a monthly cash stipend that can be used for the purchase or lease of a personal automobile and related insurance and maintenance, income tax preparation services, estate planning services, financial planning services or other perquisites;

●	Company contributions to the 401(k) Plan;

●	Payment of life and long-term disability insurance premiums;

●	Annual health examinations encouraged by the Company; and

●

Assistance for a new hire or transfer necessitating relocation, which includes reimbursement of various relocation expenses, a relocation allowance, purchase of the executive’s home at an appraised value if not sold within a certain period, payment up to $50,000 for a loss on sale, a bonus for an early sale of the executive’s home and tax assistance on certain taxable reimbursed expenses.

The Company maintains one corporate aircraft, for business travel. The President and CEO and other named executive officers may only use the corporate aircraft for personal travel on an exceptional basis.

Termination Benefits.

Each of the named executive officers is entitled to severance benefits following certain terminations of employment pursuant to their employment terms, the Severance Plan and/or the terms of their 2019, 2020 and 2021 RSU agreements and their Stock Option Agreements, as applicable. Please see the caption “Potential Payments Upon Termination or Change in Control of the Company—Termination of Employment—No Change in Control” for a discussion of these terms.

The Company believes that appropriate severance benefits are important to attracting and retaining talented executives. The Company also believes that the termination protections afforded under the 2019, 2020 and 2021 RSU agreements, certain individual RSU agreements and Stock Option Agreements are appropriate given that the agreements provide that the executive will be subject to confidentiality obligations and non-solicitation, non-competition and non-disparagement restrictive covenants following any termination of employment.

The Company also believes that, in the event of an extraordinary corporate transaction, the Severance Plan could prove crucial to the Company’s ability to retain top management through the transaction process. In addition, the Company believes that the benefits provided under the Severance Plan represent fair and appropriate consideration for the agreement of the named executive officers to the restrictive covenants required under the Severance Plan that prohibit them from competing with the Company and from soliciting Company employees following a termination of employment in which the executive received severance benefits under the plan. The benefits provided under the Severance Plan were determined to be at levels appropriate and competitive with the benefits provided under similar arrangements of companies in the Company’s custom comparator group.

The Severance Plan does not contain tax gross up provisions. Rather, payments and benefits payable to the executive will be reduced to the extent necessary if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

Newell Brands Executive Severance Plan.

To harmonize severance benefits offered to current and future executives, the Committee recommended and the Board approved the adoption in July 2019 of the Severance Plan. It was adopted to provide severance compensation, medical benefits and certain other benefits to eligible Company Executives (as defined in the Severance Plan) when their employment terminates under certain circumstances.

As of the date of this Proxy Statement, all of the Company’s named executive officers participate in the Severance Plan.

Pursuant to the Letter Agreement, described in the subsection below titled “Mr. Peterson’s Offer Letter”, Mr. Peterson became a participant in the Severance Plan in February 2022. In order to participate in the Severance Plan, an executive must waive any rights to severance payments and other severance benefits under his or her employment security agreement (each an “ESA” or collectively, “ESAs”) or other written agreement between such executive and the Company in effect as of the effective date of participation in the Severance Plan (other than any provisions thereof that apply to the executive’s awards with respect to the securities of the Company granted prior to the effective date of the executive’s participation in the Severance Plan).

The Severance Plan provides for benefits upon either of two types of employment termination involving a participating executive (an “Executive”): (i) an involuntary termination of the Executive’s employment by the Company without Good Cause (as defined in the Severance Plan); or (ii) a voluntary termination of employment for Good Reason (as defined in the Severance Plan). Under the Severance Plan, Good Cause exists if the Executive in the performance of his or her duties engages in misconduct that causes material harm to the Company, materially breaches the Company’s Code of Conduct or is convicted of a criminal violation involving fraud or dishonesty. Generally, Good Reason exists under the Severance Plan if there is a material adverse change in the nature or the scope of the Executive’s authority, duties, rate of pay or incentive or retirement benefits; the Executive is required to report to an officer with a materially lesser position or title, the Company relocates the Executive by 50 miles or more; or the Company materially breaches the provisions of the Severance Plan. However, Good Reason will not exist if the Company’s reduction in benefits under an incentive or retirement plan is applicable to all other plan participants who are senior executives and either (1) the reduction is a result of an extraordinary decline in the Company’s earnings, share price or public image or (2) the reduction is done to bring the plan(s) in line with the compensation programs of comparable companies.

In the event of termination in the absence of a Change in Control, at any time by the Company other than for Good Cause or by the Executive for Good Reason, as those terms are defined in the Severance Plan, Executives are eligible to receive the following pay and benefits:

●

Severance pay equal to two times the sum of the base salary and target annual cash bonus for the CEO and equal to one times the sum of the base salary and target annual cash bonus for non-CEO Executives;

●	A pro rata annual cash bonus based on actual corporate results, subject to adjustments that may be applied generally;

●

Vesting of a pro-rata portion of time-based equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, with settlement in accordance with the original schedule and vesting of performance-based equity and long-term incentive awards subject to the level of achievement of performance goals, in each case subject to any more favorable provisions in an offer letter or grant agreement;

●

Vesting of a pro-rata portion of option awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, and exercisability of vested options for up to one year after termination, subject to any more favorable provisions in an offer letter or grant agreement;

●	Up to 2 years for the CEO and 1 year for non-CEO Executives of medical and dental benefits at active employee premium rates that terminates upon eligibility for coverage under certain other plans; and

●	Twelve months of outplacement benefits.

For purposes of the Severance Plan, a Change in Control generally means: (i) a person acquires 25% or more of the voting power of the Company’s outstanding securities; (ii) a merger, consolidation or similar transaction that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; (iii) a sale of all or substantially all of the Company’s assets that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; or (iv) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the

Board. Under the Severance Plan, in the event of a Change in Control, Executives are eligible to receive the following pay and benefits if their employment is terminated by the Company other than for Good Cause or by the Executive for Good Reason, on or within 24 months after a Change in Control:

●	Severance pay equal to two times the sum of their base salary and target annual cash bonus;

●	A pro rata annual cash bonus based on attainment of targeted results at a target payout level;

●

Full vesting of equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan, with performance metrics deemed satisfied at target payout level for uncompleted performance periods;

●	A period of 3 years or the remaining term under an Executive’s option agreement to exercise options that were granted on or after the Executive’s participation in the Severance Plan;

●	Up to 2 years of medical, vision and dental benefits at active employee premium rates which terminate upon eligibility for coverage under certain other plans;

●

100% vesting of benefits under the Newell Brands Supplemental Employee Savings Plan and the 2008 Plan and payment to Executives of a lump sum equal to the sum of any unvested amounts accrued or credited under qualified defined contribution plans as of the date of termination; and

●	Twelve months of outplacement benefits.

In order to receive benefits under the Severance Plan, participating Executives are required to sign restrictive covenants, including non-competition for a period of up to two years, and a release of claims. The Company may recover payments previously paid in the event an Executive breaches restrictive covenants. No gross-up payment will be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the Severance Plan. Instead, the Severance Plan provides for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

Mr. Peterson’s Offer Letter.

After Michael B. Polk’s departure on June 28, 2019, Mr. Peterson was appointed Interim CEO as the Board continued its search for a permanent CEO. In connection with his appointment as Interim CEO, Mr. Peterson and the Company entered into a compensation arrangement dated June 25, 2019 (the “Interim CEO Offer Letter”), as disclosed with the SEC on a Current Report on Form 8-K dated June 26, 2019. The Interim CEO Offer Letter supplemented the compensation and benefits described in Mr. Peterson’s Compensation Arrangement, dated November 21, 2018, filed with the SEC with the Company’s 2018 Annual Report on Form 10-K on March 4, 2019 (the “2018 Compensation Arrangement”).

Under the Interim CEO Offer Letter, if Mr. Peterson had terminated his employment during the time period between July 1, 2020 and August 31, 2020, upon at least sixty days written notice to the Company, he would have been entitled to receive (i) a pro-rated annual incentive payment under the Bonus Plan based upon eligible earnings for the amount of days worked in 2020, to be paid out by March 15, 2021 on the basis of actual corporate performance levels as determined by the Board; (ii) a pro-rata portion of previously granted RSU awards (other than Mr. Peterson’s June 2019 award of PRSUs) that would vest during the three year period after his termination (subject to the satisfaction of any applicable performance conditions), to ensure appropriate retention and compensation for the period worked; and (iii) a waiver of any repayment obligations under the Company’s Executive Relocation Program. Mr. Peterson had the option to extend the applicable time period and notice dates to terminate employment (described above) by an additional six months in each case, upon providing written notice prior to June 30, 2020, and Mr. Peterson exercised this option in 2020 to extend this benefit through year-end.

In December 2020, the Committee and Mr. Peterson amended the Interim CEO Offer Letter. The Amendment to the Interim CEO Offer Letter, as filed on Current Report on Form 8-K dated December 30, 2020 (the “Amendment” ), provided that if, upon at least sixty days written notice to the Company, Mr. Peterson had voluntarily terminated his employment on a date that falls between March 2, 2022 and April 30, 2022, he would be entitled to receive (i) a 2021 bonus under the Bonus Plan, to be paid out by March 15, 2022 on the basis of actual corporate performance levels as determined by the Board; (ii) vesting of a pro-rata portion of his PRSU awards granted in February 2020 (the “2020 Peterson RSU Award”) which would have otherwise vested after his termination date, as if he remained employed through the applicable vesting date (subject to the satisfaction of any applicable performance conditions); and (iii) a waiver of any repayment obligations under the Company’s Executive Relocation Program.

As noted above, to harmonize severance benefits offered to current and former executives, the Company adopted the Severance Plan in July 2019. On February 9, 2022 (the “Effective Date”) the Company and Mr. Peterson entered into a letter agreement (the “Letter Agreement”), as filed on a Current Report on Form 8-K dated February 11, 2022, documenting the commencement of Mr. Peterson’s participation in the Severance Plan. Pursuant to the Letter Agreement, on the Effective Date, Mr. Peterson began participating in the Severance Plan and waived his rights to severance payments and other severance benefits under all existing arrangements, including his employment security agreement, the 2018 Compensation Arrangement, and the Interim CEO Offer Letter, other than any provisions thereof that applied to awards with respect to Company securities granted prior to the Effective Date. Mr. Peterson and the Company further agreed that the provisions of the Amendment were terminated in full and shall be of no further force or effect.

Pursuant to the Letter Agreement, Mr. Peterson may voluntarily terminate his employment effective as of specific dates in 2022 and 2023 in each case, upon at least sixty days written notice to the Company, and receive the benefits provided for a termination for Good Reason under the Severance Plan, and in such event, Section II(d) of the Severance Plan will apply to all of his awards of Company securities outstanding as of the date of the Letter Agreement to the same extent as if such awards had been granted following the Effective Date.

Employment Security Agreements.

As of December 31, 2021, the Company and Mr. Peterson were parties to an ESA. In connection with the commencement of his participation in the Severance Plan, Mr. Peterson waived all of his rights under such ESA, other than any provisions thereof that apply to awards with respect to Company securities that were granted prior to the effective date of his participation in the Severance Plan. Mr. Peterson’s ESA provided severance benefits following certain terminations of employment occurring within two years of a Change in Control (as defined in the ESA) of the Company. Please see the caption “Potential Payments Upon Termination or Change in Control of the Company—Termination of Employment Following a Change in Control—Employment Security Agreements” below for a discussion of the terms of the prior ESA.

2022 Incentive Plan.

The Company is proposing the approval by its stockholders of a new equity compensation plan, the 2022 Incentive Plan, at the Annual Meeting. For further information, please see “Proposal 4—Approval of the Newell Brands Inc. 2022 Incentive Plan”.

EXECUTIVE COMPENSATION TABLES

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(3)	Change In Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)(4)	All Other Compensa- tion ($)(5)	Total ($)

Ravichandra K. Saligram, President and Chief Executive Officer	2021 2020 2019	1,400,000 1,400,000 344,697	— 1,875,000	4,693,471 4,222,024 —	2,434,432 1,500,146 5,235,554	2,627,100 2,415,000 87,898	— — —	283,795 267,330 70,713	11,438,798 9,804,500 7,613,862

Christopher H. Peterson, Chief Financial Officer and President, Business Operations	2021 2020 2019	835,000 830,625 1,100,000	— —	2,600,136 2,644,039 4,824,058	1,348,653 939,464 —	1,253,502 1,146,263 1,462,500	— — —	153,207 619,484 339,264	6,190,498 6,179,875 7,725,822

Bradford R. Turner, Chief Legal and Administrative Officer and Corporate Secretary	2021 2020 2019	700,000 700,000 700,000	— 350,000 350,000	1,453,185 1,477,690 1,627,632	753,738 525,050 —	875,700 805,000 819,000	— — —	120,179 906,904 320,076	3,902,802 4,764,644 3,816,708

Laurel M. Hurd, Segment President, Learning and Development	2021 2020 2019	650,000 650,000 573,958	— 400,000 425,000	862,434 960,494 665,968	447,330 341,283 —	771,517 515,775 475,989	33,172 30,910	112,593 119,125 133,684	2,843,874 3,019,849 2,305,509

Michal J. Geller, President, eCommerce & Digital	2021	434,091		1,253,810	246,967	263,163	—	57,745	2,255,776

(1)

Salary. The “Salary” column of the “2021 Summary Compensation Table” shows the salaries earned in the years indicated to each of the named executive officers. Salary increases, if any, for each year are generally approved in February of that year or in connection with the named executive officer’s promotion.

(2)

Stock Awards and Option Awards. The amounts for 2021 in the “Stock Awards” and “Option Awards” columns of the “2021 Summary Compensation Table” consist of the grant date fair value of awards of RSUs (including TRSUs and PRSUs) and stock options, in each case calculated in accordance with ASC 718 for each named executive officer. See the Share-Based Compensation footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for an explanation of the assumptions made by the Company in the valuation of the awards shown in these columns. The grant date fair value of the PRSU awards under the LTIP is based on the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, the value of the LTIP PRSUs at the grant date would have been as follows: Mr. Saligram, $6,786,934; Mr. Peterson, $3,759,882; Mr. Turner, $2,101,365; Ms. Hurd, $1,247,117; Mr. Geller, $843,662.

(3)

Non-Equity Incentive Plan Compensation. The “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table” shows the cash incentive payouts earned by each of the named executive officers in 2021 under the Bonus Plan. The Company pays all of these amounts, if any, in the month of March following the year in which they are earned. Incentive payments made in 2022 under the Bonus Plan were earned at 125.1% of target for Messrs. Saligram, Peterson and Turner, 158.3% of target for Ms. Hurd, and 101.0% of target for Mr. Geller. Additional explanation of the non-equity incentive plan compensation for each named executive officer appears above under the caption “Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation” and below in the footnotes to the “2021 Grants of Plan-Based Awards” table.

Information regarding the amount of salary and bonus received in proportion to total compensation appears above in the CD&A, under the caption “Compensation Discussion and Analysis—Mix of Pay.”

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column represent the annual net increase (if more than zero) in the present value of accumulated benefits under the Newell Brands Consolidated Pension Plan, a non-contributory defined benefit pension plan (the “Pension Plan”), for the years ended December 31, 2021, 2020 and 2019 (the measurement dates for reporting purposes of this plan in the Company’s Form 10-K filings) for Ms. Hurd. None of the other named executives participate in the Pension Plan, which was frozen as to new benefit accruals and new (non-union employee) participants effective January 1, 2005. Accordingly, the amounts reported in this column reflect changes in actuarial values only, not additional benefit accruals. The present values of accumulated benefits under the Pension Plan were determined using assumptions consistent with those used for reporting purposes of the plan in the Company’s Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to Footnote (2) of the “2021 Pension Benefits Table” for additional information regarding the assumptions used to calculate the amounts in this column for 2021. This annual calculation may result in an increase or decrease in the present value of the future retirement benefits; however, in accordance with SEC regulations, only increases in present value are shown in the table. The amounts shown for Ms. Hurd in 2020 and 2019 were inadvertently omitted from previous proxy statement filings and have been added to this table along with a corresponding update to the “Total” compensation column for those years. For additional information regarding the Pension Plan, see the “2021 Pension Benefits Table” and the accompanying narrative description.

(5)	All Other Compensation. The “All Other Compensation” column of the “2021 Summary Compensation Table” reflects the following amounts for each named executive officer in 2021:

Name	Other Benefits ($)(1)	401(k) Plan ($)(2)	Supple- mental ESP ($)(3)	Insurance Premiums ($)(4)	Total ($)

Ravichandra K. Saligram	39,491	17,400	224,226	2,678	283,795

Christopher H. Peterson	25,219	17,400	107,910	2,678	153,207

Bradford R. Turner	24,459	17,400	75,642	2,678	120,179

Laurel M. Hurd	24,624	17,400	67,891	2,678	112,593

Michal J. Geller	15,327	13,140	27,790	1,488	57,745

(1)

Other Benefits. The amounts in this column include (i) cash stipends under our Flexible Benefits Perquisites Program of $36,000 for Mr. Saligram; $21,638 for Messrs. Peterson and Turner and Ms. Hurd; and $15,327 for Mr. Geller, and (ii) all amounts paid by the Company for annual health examinations for the named executive officers, which are permitted pursuant to Company policy and were utilized by Messrs. Saligram, Peterson and Turner and Ms. Hurd.

(2)	401(k) Plan. This column shows the amount of all Company Matching Contributions made for 2021 under the 401(k) Plan on behalf of each named executive officer.

(3)

Supplemental ESP. This column shows the employer matching contributions for 2021 (exclusive of employee deferrals) which were credited to each named executive officer’s Supplemental ESP account for 2021, as described below under “Deferred Compensation Plans—Supplemental ESP.”

(4)

Insurance Premiums. This column shows all amounts paid by the Company on behalf of each named executive officer in 2021 for (i) life insurance premiums: $1,488 for each of Messrs. Saligram, Peterson, Turner and Ms. Hurd, and $992 for Mr. Geller, and (ii); long-term disability insurance premiums: $1,190 for Messrs. Saligram, Peterson, Turner and Ms. Hurd; and $496 for Mr. Geller.

2021 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	All Other Option Award: Securities Underlying Options (#)(8)	Exercise or Base Price of Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(9)
		Thresh- old ($)(4)	Target ($)(5)	Maxi- mum ($)(6)	Thresh- old (#)	Target (#)	Maxi- mum (#)

Ravichandra K. Saligram	—	—	2,100,000	4,200,000	—	—	—	—	—		—
(2)	2/16/2021	—	—	—	—	136,613	273,226	—	—		3,393,467
(3)	2/16/2021	—	—	—	—	—	—	54,645	—		1,300,005
	2/16/2021	—	—	—	—	—	—	—	409,837	$23.79	2,434,432
Christopher H. Peterson	—	—	1,002,000	2,004,000	—	—	—	—	—		—
(2)	2/16/2021	—	—	—	—	75,682	151,364	—	—		1,879,941
(3)	2/16/2021	—	—	—	—	—	—	30,273	—		720,195
	2/16/2021	—	—	—	—	—	—	—	227,046	$23.79	1,348,653
Bradford R. Turner	—	—	700,000	1,400,000	—	—	—	—	—		—
(2)	2/16/2021	—	—	—	—	42,298	84,596	—	—		1,050,682
(3)	2/16/2021	—	—	—	—	—	—	16,919	—		402,503
	2/16/2021	—	—	—	—	—	—	—	126,892	$23.79	753,738
Laurel M. Hurd	—	—	487,500	975,000	—	—	—	—	—		—
(2)	2/16/2021	—	—	—	—	25,103	50,206	—	—		623,559
(3)	2/16/2021	—	—	—	—	—	—	10,041	—		238,875
	2/16/2021	—	—	—	—	—	—	—	75,308	$23.79	447,330
Michal J. Geller	—	—	260,455	520,909	—	—	—	—	—		—
(2)	5/4/2021	—	—	—	—	12,473	12,473	—	—		349,992
(2)	5/4/2021	—	—	—	—	11,760	23,520	—	—		421,831
(3)	5/4/2021	—	—	—	—	—	—	12,473	—		349,992
(3)	5/4/2021	—	—	—	—	—	—	4,704	—		131,994
	5/4/2021	—	—	—	—	—	—	—	35,281	$28.06	246,967

(1)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. Payouts under the Bonus Plan could be earned based on performance in 2021. Bonuses under the Bonus Program were earned at 125.1% of target for Messrs. Saligram, Peterson and Turner, 158.3% of target for Ms. Hurd, and 101.0% of target for Mr. Geller. Target and maximum amounts are based on base salary actually earned in 2021.

(2)

Estimated Future Payouts Under Equity Incentive Plan Awards. This row includes the number of PRSUs granted in 2021 to the named executive officers under the LTIP and Mr. Geller’s Sign-On Award of 12,473 PRSUs. The target number of shares shown in the table reflects the number of shares that will be earned if, for the PRSUs granted in February 2021, the three-year total performance conditions are met at the target level, and for Mr. Geller’s sign-on award, the two-year total performance conditions are met at the target level. The earned award, if any, will vest on the third anniversary of the grant date, with the exception of Mr. Geller’s Sign-On Award, which will vest on the second anniversary of the grant date. Vested amounts for PRSUs granted under the LTIP will range from 0% to 200% of the target.

(3)

All Other Stock Awards: Number of Shares of Stock or Units. This row includes the number of TRSUs granted in 2021 to the named executive officers under the LTIP and Mr. Geller’s Sign-On Award of 12,473 TRSUs. The target number of shares shown in the table reflects the number of shares that will vest on the third anniversary of the grant date, with the exception of Mr. Geller’s Sign-on Award, which will vest 50% on each of the first and second anniversaries of the grant date.

(4)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold Payout. Pursuant to the Bonus Plan, performance at or below a specific percentage of a target goal will result in no payment with respect to that performance goal. As a result, no payment is to be made under the Bonus Plan until a minimum performance level for a performance goal, or threshold, is exceeded, and performance above such level will result in a payment ranging from $1 to the maximum amount, depending upon the level at which the goal was attained. For an explanation of the potential payouts under the Bonus Plan with respect to 2021 performance, see the section titled “Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation.”

(5)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target Payout. Under the Bonus Plan, the amounts shown in this column represent: (i) for Mr. Saligram, 150% of full year salary earned; (ii) for Mr. Peterson, 120% of full year salary earned; (iii) for Mr. Turner, 100% of full year salary earned; (iv) for Ms. Hurd, 75% of full year salary earned; and (vi) for Mr. Geller, 60% of full year salary earned.

(6)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum Payout. The amounts shown in these columns represent the maximum payout opportunities under the Bonus Plan.

(7)

All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of TRSUs awarded in 2021 to the named executive officers under the LTIP as well as Mr. Geller’s TRSU award granted as part of the Geller Sign-On Award.

(8)

All Other Option Awards: Number of Securities Underlying Options. This column shows the number of shares of common stock underlying stock options awarded in 2021 to the named executive officers under the LTIP.

(9)

Grant Date Fair Value of Stock and Option Awards. This column shows the grant date fair value of awards of PRSUs, TRSUs and stock options granted to the named executive officers, computed in accordance with ASC 718, with the value of the PRSUs based on the probable outcome of the performance conditions. See Footnote 15—Share Based Compensation in the Consolidated Financial Statements included in the Company’s 2021 Annual Report on Form 10-K for an explanation of the assumptions made by the Company in valuing the grants of these awards.

For information regarding the amount of salary and bonus compensation in relation to the total compensation of our named executive officers, as well as the individual agreements in effect with our named executive officers, see the CD&A.

Outstanding Equity Awards at 2021 Fiscal Year-End

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(1)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Ravichandra K. Saligram(4)	—	409,837	$23.79	2/16/2031	54,645	$1,193,447	136,613	$2,983,628

	91,584	183,168	$20.02	2/18/2030	—	—	174,825	$3,818,178

	888,888	444,445	$17.79	10/2/2029	—	—	—	—

Christopher H. Peterson(5)	—	227,046	$23.79	2/16/2031	30,273	$661,162	75,682	$1,652,895

	57,354	114,709	$20.02	2/18/2030	—	—	109,484	$2,391,131

	—	—	—	—	—	—	176,366	$3,851,833

Bradford R. Turner(6)	—	126,892	$23.79	2/16/2031	16,919	$369,511	42,298	$923,788

	32,054	64,109	$20.02	2/18/2030	—	—	61,188	$1,336,346

	—	—	—	—	9,406	$205,427	65,843	$1,438,011

Laurel M. Hurd(7)	—	75,308	$23.79	2/16/2031	10,041	$219,295	25,103	$548,250

	20,835	41,671	$20.02	2/18/2030	—	—	39,772	$868,620

	—	—	—	—	5,144	$112,345	23,148	$505,552

Michal J. Geller(8)	—	—	—	—	12,473	$272,410	12,473	$272,410

	—	35,281	$28.06	5/4/2031	4,704	$102,735	11,760	$256,838

(1)

Number of Shares or Units of Stock That Have Not Vested. Represents all time-based RSU awards (including PRSUs for which all performance conditions have been satisfied) held by the named executive officer as of December 31, 2021.

(2)

Market Value of Shares or Units of Stock That Have Not Vested. Represents the value of the number of shares of common stock covered by the time-based RSU awards (including PRSUs for which all performance conditions have been satisfied) valued using $21.84 (the closing market price of the Company’s common stock on December 31, 2021).

(3)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. Represents the value of the number of shares of common stock covered by the PRSU awards using $21.84 (the closing market price of the Company’s common stock on December 31, 2021). The value provided assumes the PRSU awards pay out at target and any performance criteria are achieved. The PRSU awards vest following the end of the applicable performance cycle if certain performance goals are attained and, generally, if the executive remains employed by the Company. The actual number of shares issued or cash paid upon settlement will depend on the extent to which the performance goals are attained or exceeded. Based on the Company’s cumulative free cash flow and TSR relative to the applicable custom comparator group through the applicable performance period, ending December 31, 2021, 154.55% of the PRSUs granted pursuant to the 2019 LTIP vested.

(4)

Vesting Dates—Saligram. Mr. Saligram was granted 409,837 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option vests in three tranches as follows: February 16, 2022 (136,612 options); February 16, 2023 (136,612 options); and February 16, 2024 (136,613 options). Mr. Saligram was granted 274,752 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2021 (91,584 options); February 18, 2022 (91,584 options); and February 18, 2023 (91,584 options). Mr. Saligram was granted 1,333,333 stock options on October 2, 2019 pursuant to the CEO Offer Letter, and the exercise price per share ($17.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. One-third of the award (rounded down to the nearest whole share) vested on the date that is eighteen months after the grant date (April 2, 2021), the next one-third vested on the second anniversary of the grant date (October 2, 2021), and the last one-third will vest on the third anniversary of the grant date (October 1, 2022). The vesting of the award was subject to the attainment of a specific stock price threshold following 18 months after Mr. Saligram’s commencement of employment, which condition has been satisfied. The vesting date of his TRSU award granted February 16, 2021 is February 16, 2024 (54,645 RSUs). The vesting dates of his PRSU awards are as follows: February 18, 2023 (174,825 PRSUs) and February 16, 2024 (136,613 PSUs).

(5)

Vesting Dates—Peterson. Mr. Peterson was granted 227,046 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 16, 2022 (75,682 options); February 16, 2023 (75,682 options); and February 16, 2024 (75,682 options). Mr. Peterson was granted 172,063 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2021 (57,354 options); February 18, 2022 (57,354 options); and February 18, 2023 (57,355 options). The vesting date of his TRSU award granted February 16, 2021 is February 16, 2024 (30,273 RSUs). The vesting date of his PRSU awards are as follows: February 19, 2022 (176,366 PRSUs), February 18, 2023 (109,484 PRSUs) and February 16, 2024 (75,682 PRSUs).

(6)

Vesting Dates—Turner. Mr. Turner was granted 126,892 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 16, 2022 (42,297 options); February 16, 2023 (42,297 options); and February 16, 2024 (42,298 options). Mr. Turner was granted 96,163 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2021 (32,054 options); February 18, 2022 (32,054 options); and February 18, 2023 (32,055 options). The vesting dates of the TRSU awards are as follows: February 19, 2022 (9,406 RSUs) and February 16, 2024 (16,919 RSUs). The vesting dates of his PRSU awards are as follows: February 19, 2022 (65,843 PRSUs); February 18, 2023 (61,188 PRSUs); and February 16, 2024 (42,298 PRSUs).

(7)

Vesting Dates—Hurd. Ms. Hurd was granted 75,308 stock options on February 16, 2021, and the exercise price per share ($23.79) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 16, 2022 (25,102 options); February 16, 2023 (25,102 options); and February 16, 2024 (25,104 options). Ms. Hurd was granted 62,506 stock options on February 18, 2020, and the exercise price per share ($20.02) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: February 18, 2021 (20,835 options); February 18, 2022 (20,835 options); and February 18, 2023 (20,836 options). The vesting dates of her TRSU awards are as follows: February 19, 2022 (5,144 RSUs) and February 16, 2024 (10,041 RSUs). The vesting dates of her PRSU awards are as follows: February 19, 2022 (23,148 PRSUs); February 18, 2023 (39,772 PRSUs); and February 16, 2024 (25,103 PRSUs).

(8)

Vesting Dates—Geller. Mr. Geller was granted 35,281 stock options on May 4, 2021, and the exercise price per share ($28.06) of the stock options was equal to the closing price of a share of the Company’s common stock on the date of grant. The option award vests in three tranches as follows: May 4, 2022 (11,760 options); May 4, 2023 (11,760 options); and May 4, 2024 (11,761 options). The vesting dates of his TRSU awards are as follows: May 4, 2022 (6,236 RSUs); May 4, 2023 (6,237 RSUs); and May 4, 2024 (4,704 RSUs). The vesting dates of his PRSU awards are as follows: May 4, 2024 (11,760 PRSUs) and May 4, 2023 (12,473 PRSUs).

2021 Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)

Ravichandra K. Saligram	—	—
Christopher H. Peterson	—	—
Bradford R. Turner	55,007	1,517,178
Laurel M. Hurd	12,007	319,525
Michal J. Geller	—	—

(1)

Value Realized on Vesting. Represents the value of shares issued in respect of vested RSUs using the closing market price of the Company’s common stock on the relevant vesting date and includes the following cash payments for dividend equivalents paid with respect to RSUs: Mr. Turner, $143,167; and Ms. Hurd, $28,407.

2021 Pension Benefits

Ms. Hurd is the only named executive officer who participates in the Pension Plan. This table shows: (1) the years of credited service for benefit purposes currently credited to Ms. Hurd under the Pension Plan as of December 31, 2021; and (2) the current present value of the accumulated benefits payable under the Pension Plan to Ms. Hurd as of December 31, 2021 (if commencing at age 65).

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)

Laurel Hurd	Pension Plan	5 years, 4 months	140,411	—

(1)

Years of Credited Service. The years of credited service for benefit purposes for the Pension Plan are through December 31, 2004, the effective date for which the Pension Plan discontinued future benefit accruals.

(2)

Present Value of Accumulated Benefit. The present value of accumulated benefits shown in this column are calculated as of December 31, 2021, the measurement date used for reporting purposes in the Company’s 2021 Form 10-K. Assumptions used in determining these amounts include 2.65% discount rate for the Pension Plan and the Newell Plan Specific Mortality Table, based on 2018 Experience Study with projection of mortality improvement using Scale MP 2021 adjusted for COVID-19 using MIM-2021 model, consistent with assumptions used for reporting purposes in the Form 10-K of the present value of accumulated benefits under the Pension Plan, except without reduction for mortality risk before age 65. See Footnote 11 to the Consolidated Financial Statements contained in the Form 10-K for information regarding the assumptions used by the Company for reporting purposes.

(3)	Payments During Last Fiscal Year. Ms. Hurd did not receive payments from the Pension Plan during 2021.

Pension Plan.

The Pension Plan is a tax-qualified pension plan covering certain U.S. employees of the Company. The Pension Plan was amended to cease future benefit accruals and to suspend the addition of any future participants for non-union employees, including the named executive officers, beginning on January 1, 2005. Among the named executive officers, only Ms. Hurd is a participant in the Pension Plan.

Benefit Formula. With respect to Ms. Hurd, benefits were accrued at the rate of 1.37% of compensation not in excess of $25,000 for each year of service plus 1.85% of compensation in excess of $25,000. For purposes of the Pension Plan, compensation generally includes regular or straight-time salary or wages, up to the applicable Internal Revenue Code limits. Ms. Hurd did not earn any additional pension benefits after December 31, 2004, however, she continued to earn years of service for vesting and early retirement eligibility purposes.

Retirement Benefit. Ms. Hurd is not yet eligible for a normal or early retirement benefit under the Pension Plan. Ms. Hurd is eligible for a reduced early retirement benefit at age 60 or a deferred retirement benefit following termination of employment, beginning at age 65.

Form of Benefit Payment. The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity, which is the normal form of benefit for an unmarried participant. The normal form of benefit for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life.

Assumptions. The assumptions used in calculating the present value of accumulated benefits under the Pension Plan are set forth in Footnote (2) to the 2021 Pension Benefits table above.

2021 Nonqualified Deferred Compensation

Name	Name of Plan	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)(6)

Ravichandra K. Saligram	2008 Plan	—	—	—	—	—
	Supplemental ESP	227,626	224,226	30,272	—	918,142
Christopher H. Peterson	2008 Plan	—	—	—	—	—
	Supplemental ESP	175,450	107,910	134,178	—	1,135,561
Bradford R. Turner	2008 Plan	—	—	27,685	—	319,297
	Supplemental ESP	73,542	75,642	34,095	—	663,863
Laurel M. Hurd	2008 Plan	—	—	274,011	—	1,444,391
	Supplemental ESP	72,292	67,892	57,061	—	500,375
Michal J. Geller	2008 Plan	—	—	—	—	—
	Supplemental ESP	27,790	27,790	355		55,935

(1)

Executive Contributions in Last FY. The amounts reported in this column for each named executive officer are reported as “Salary/Non-Equity Incentive Plan Compensation” in the “2021 Summary Compensation Table.”

(2)

Company Contributions in Last FY.    For 2021, the Company contributed to each eligible named executive officer’s account under the Supplemental ESP the amount described in the table, as reported in the “All Other Compensation” column of the “2021 Summary Compensation Table.” Company contributions were credited in March 2022 for the 2021 Plan year. No Company contributions are reflected for the 2008 Plan because the 2008 Plan was frozen to future deferrals as of January 1, 2018 with respect to the named executive officers.

(3)	Aggregate Earnings (Loss) in Last FY. The investment earnings/loss for 2021 reported in this column for each named executive officer is not included in the 2021 Summary Compensation Table.

(4)	Aggregate Withdrawals/Distributions. No named executive officer received a distribution from, or withdrew funds from, the 2008 Plan in 2021.

(5)

Aggregate Balance at Last FYE.    The following amounts with respect to the 2008 Plan were reported in the Summary Compensation Table in prior years: Mr. Turner $291,612 and Ms. Hurd $1,170,380. The following amounts with respect to the Supplemental ESP were reported in the Summary Compensation Table in prior years: Mr. Saligram, $436,018, Mr. Peterson, $718,023; Mr. Turner, $480,584; and Ms. Hurd, $303,130. The Aggregate Balance at Last FYE column in this table includes 2021 accrued contributions that were paid in 2022.

(6)	Legacy Accounts under 2008 Plan. Prior to 2018, certain named executive officers received “SERP Cash Account Credits,” as defined in the 2008 Plan, which vested ratably in annual installments based on their continued employment with the Company, and which, once vested, continue to be maintained in an investment account (each, a “Cash Account”) for the eligible named executive officer’s benefit pursuant to the 2008 Plan. The balances set forth in the table for Mr. Turner and Ms. Hurd relating to the 2008 Plan reflect legacy contribution credits made before this benefit was discontinued.

Deferred Compensation Plans.

2008 Plan.

Eligibility. Mr. Turner and Ms. Hurd were eligible to participate in the 2008 Plan.

Participant Contributions. For each calendar year prior to 2018, a participant could elect to defer to the 2008 Plan up to 50% of his base salary and up to 100% of any cash bonus paid for the calendar year. The deferred amounts were credited to an account established for the participant. As of January 1, 2018, the 2008 Plan was frozen to future deferrals except for a small number of grandfathered participants, none of whom are named executive officers.

Cash Account—Basic Contribution. Mr. Turner and Ms. Hurd had funds deposited for their benefit in Cash Accounts as contributions made by the Company pursuant to the 2008 Plan. Prior to 2018, those named executive officers received an annual basic contribution credit, as provided in the table below. This annual contribution credit to Cash Accounts was discontinued for all plan years following 2017 in connection with the adoption of the Supplemental ESP.

Age + Completed Years of Service	% of Eligible Compensation

Less than 40	6
40-49	7
50-59	8
60 or more	9

Vesting. Many of the contributions made by the Company were subject to ratable annual vesting schedules. All named executive officers with Cash Accounts established under the 2008 Plan are currently 100% vested in their Cash Account balances and other benefits under the 2008 Plan.

Investments.    Each Cash Account is credited with earnings and losses based on investment alternatives made available in the 2008 Plan and selected by the named executive officer from time to time.

Distributions. At the time a named executive officer with a Cash Account made a deferral election, he or she must have elected whether such amount is to be paid in a lump sum or in annual installments of not more than 10 years (5 years in the case of in-service distributions). However, the named executive officer’s retirement account and the vested portion of his or her Company contributions account will be paid out in a lump sum upon termination of employment prior to attaining age 55. The payment or commencement of the benefits will be made in the year after the year of the named executive officer’s termination of employment, but not sooner than six months after the date of such termination. A named executive officer also may have elected, at the time of the named executive officer’s initial deferral election, to have certain deferrals paid in January of any year during the named executive officer’s employment, provided that the payment date is at least two years after the year for which the election was effective and amounts subject to such payment election will become payable upon the named executive officer’s termination of employment if such termination occurs before payments have begun pursuant to the named executive officer’s election.

In addition, upon a named executive officer’s death, deferrals and Company contributions will be paid to beneficiaries in accordance with the named executive officer’s payment election for amounts payable on a termination of employment. Upon a named executive officer’s termination of employment within two years following a “change in control event” with respect to the Company (for Internal Revenue Code Section 409A purposes), the entire undistributed balance of his or her Cash Account will be paid pursuant to the 2008 Plan in a lump sum on the first business day of the seventh month following the named executive officer’s termination of employment. A named executive officer may also request a distribution as necessary to satisfy an unforeseeable emergency.

Supplemental ESP.

Eligibility.    All of the named executive officers are eligible to participate in the Supplemental ESP.

Participant Contributions. For each calendar year, a participant can elect to defer up to 50% of his or her base salary in excess of the IRS 401(a)(17) limit and up to 100% of any annual incentive bonus on a pre-tax basis. The deferred amounts are credited to an account established for the participant.

Company Contributions. For each calendar year, the Company will credit participants with a matching contribution for up to 6% of their base pay in excess of the IRS 401(a)(17) limit, subject to applicable conditions. The Company will also make a matching contribution for up to 6% of their annual incentive bonus, subject to applicable conditions. The Company also has the ability to make discretionary matching contributions under the Supplemental ESP.

Compensation. The amount of compensation deferred under the Supplemental ESP is based on elections by each participant in accordance with the terms of the Supplemental ESP, the Company contributions and the earnings or losses thereon. The obligation of the Company to pay such deferred compensation will become due as pre-designated by each participant or on retirement, death or other termination of employment in the form and on the date or dates determined in accordance with the terms of the Supplemental ESP.

Vesting. All eligible participants will be at all times 100% vested in their entire benefit under the Supplemental ESP, except that the Company may establish a vesting schedule for any discretionary employer contributions.

Investments. Amounts deferred under the Supplemental ESP will be credited with investment returns based on investment alternatives chosen by each participant, and the amount payable to each participant will reflect the investment returns of the chosen investment alternatives.

Distributions. At the time a participant makes a deferral election, he or she must elect whether such amount is to be paid in a lump sum or in annual installments of not more than 10 years. If no selection is made, the amount will be paid out in a lump sum. The amount will be paid out as elected upon termination of employment for each named executive office, but not sooner than six months after the date of such termination, or a month and year elected by the participant which must be at least three years after the last day of the plan year for which the election relates (unless termination of employment occurs before such month and year, in which case distributions would commence in connection with such termination, but not sooner than six months after such termination). Payments with respect to Company contributions will commence upon a participant’s termination of employment, but not sooner than six months after such termination. The Company has the authority, subject to certain limitations, to terminate the Supplemental ESP in connection with a “change in control event” with respect to the Company (for Internal Revenue Code Section 409A purposes) and distribute each affected participant’s entire vested account.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

The Company provides certain additional benefits to eligible employees upon certain types of termination of employment, including termination of employment following a change in control of the Company. All named executive officers were eligible for benefits under these circumstances as of December 31, 2021.

Termination of Employment Following a Change in Control.

Newell Brands Executive Severance Plan.

As of the date of this Proxy Statement, each of the named executive officers participates in the Severance Plan. Please see the CD&A section heading “Newell Brands Executive Severance Plan” for further information on this plan.

Employment Security Agreements.

As of December 31, 2021, the Company had entered into an ESA with Mr. Peterson, to provide benefits upon certain terminations of employment following a Change in Control (as defined in the applicable ESA) of the Company. Pursuant to the Letter Agreement, described above under Mr. Peterson’s Offer Letter, in February 2022 Mr. Peterson became a participant in the Severance Plan and waived all of his rights under such ESA, other than any provisions thereof that apply to awards with respect to Company securities that were granted prior to the effective date of his participation in the Severance Plan.

Mr. Peterson’s ESA, which was in effect as of December 31, 2021, provides for benefits upon either of two types of employment termination that occur within 24 months after a Change in Control of the Company: (i) an involuntary termination of the executive’s employment by the Company without Good Cause (as defined in the ESA); or (ii) a voluntary termination of employment for Good Reason (as defined in the ESA).

For purposes of the ESA, a Change in Control generally means: (a) a person acquires 25% or more of the voting power of the Company’s outstanding securities; (b) a merger, consolidation or similar transaction that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; (c) a sale of all or substantially all of the Company’s assets that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; or (d) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the Board.

Further, Good Cause exists under the ESA if Mr. Peterson, in the performance of his duties, engages in misconduct that causes material harm to the Company or is convicted of a criminal violation involving fraud or dishonesty. Finally, Good Reason exists under the ESA if there is a material diminution in the nature or the scope of Mr. Peterson’s authority, duties, rate of pay or incentive or retirement benefits; Mr. Peterson is required to report to an officer with a materially lesser position or title; the Company relocates Mr. Peterson by 50 miles or more; or the Company materially breaches the provisions of the ESA. However, Good Reason would not exist if the Company’s reduction in benefits under an incentive or retirement plan is applicable to all other plan participants who are senior executives and either (1) the reduction is a result of an extraordinary decline in the Company’s earnings, share price or public image or (2) the reduction is done to bring the plan(s) in line with the compensation programs of comparable companies.

The benefits provided upon such a termination of employment included the following (which are quantified in the table that follows this discussion):

●

A lump sum severance payment equal to the sum of: (1) two times Mr. Peterson’s annual base salary, (2) two times Mr. Peterson’s target bonus under the Bonus Plan and (3) a pro-rata portion of Mr. Peterson’s target bonus under the Bonus Plan for the year of the termination of employment.

●	The equivalent of the unvested portion of Mr. Peterson’s benefits under the 401(k) Plan paid in a lump sum.

●

All Company stock options held by Mr. Peterson would become immediately exercisable and remain exercisable until the earlier of three years thereafter or the remaining term of the options; all restrictions on any Company restricted securities and RSUs held by Mr. Peterson would lapse; and all performance goals on Company performance-based awards would be deemed satisfied at the target level.

●

Continued medical coverage provided in the form of subsidized COBRA coverage (to the extent applicable to Mr. Peterson) to extend generally for 24 months, coverage under all other welfare plans (to the extent applicable to Mr. Peterson) generally for 24 months, outplacement services for six months and the payment of certain out-of-pocket expenses of Mr. Peterson.

●

No gross-up payment would be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the ESA. Instead, the ESA provides for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

Following Mr. Peterson’s execution of the Letter Agreement in February 2022, the only above- described provisions that remain in effect are those relating to stock options and RSU awards granted prior to the date of the Letter Agreement.

The ESA contains restrictive covenants that prohibit Mr. Peterson from (1) associating with a business that is competitive with any line of business of the Company for which he provided services, without the Company’s consent and (2) soliciting the Company’s agents and employees. These restrictive covenants would remain in effect for two years following any termination of Mr. Peterson’s employment.

2013 Incentive Plan.

If any awards under the 2013 Incentive Plan are replaced with equivalent equity awards upon a Change in Control, then upon a termination of employment without Good Cause or for Good Reason (as such terms are defined in the relevant plan document) within two years following the Change in Control, all such unvested awards become fully exercisable and all restrictions applicable to such awards will terminate or lapse.

2008 Plan/Supplemental ESP.

See the discussion under “2021 Nonqualified Deferred Compensation—Deferred Compensation Plans—2008 Plan” for an explanation of the benefits payable to a named executive officer upon the executive’s termination of employment in connection with a Change in Control. See the discussion under “2021 Nonqualified Deferred Compensation—Deferred Compensation Plans—Supplemental ESP” for an explanation of the potential treatment of the benefits payable to a named executive officer in connection with a Change in Control. For purposes of the 2008 Plan and Supplemental ESP, a Change in Control is determined by reference to certain provisions of Section 409A of the Code.

Termination of Employment—No Change in Control.

Newell Brands Executive Severance Plan.

As of the date of this Proxy Statement, each of the named executive officers participates in the Severance Plan. Please see the CD&A section heading “Newell Brands Executive Severance Plan” for further information on this plan.

Peterson Compensation Arrangement.

Mr. Peterson’s 2018 Compensation Arrangement provides benefits to Mr. Peterson upon certain terminations of employment prior to a Change in Control (as such term is defined in the respective ESA described above). Pursuant to the Letter Agreement, described above under Mr. Peterson’s Offer Letter, in February 2022 Mr. Peterson became a participant in the Severance Plan and waived all of his rights to severance benefits under the 2018 Compensation Arrangement, other than any provisions thereof that apply to awards with respect to Company securities granted prior to the effective date of his participation in the Severance Plan. Under the applicable terms of the 2018 Compensation Arrangement, which terms remained in effect as of December 31, 2021, if terminated by the Company without Good Cause (as defined in the 2018 Compensation Arrangement), Mr. Peterson is entitled to receive the following benefits: (i) severance pay of 52 weeks of weekly base compensation (subject to applicable limits in the Newell Brands Employee Severance Plan (effectively, $580,000 for 2021)) payable in a lump sum no later than 60 days after termination; (ii) other benefits in the Newell Brands Employee Severance Plan that run concurrently with the severance pay such as a COBRA subsidy and outplacement services; (iii) a pro-rata portion of the executive’s management cash bonus under the Bonus Plan for the year of termination, paid out subject to the satisfaction of applicable performance criteria at the same time as management bonuses are paid to employees generally, but no later than March 15th of the following year; and (iv) retention of a pro-rated portion of the executive’s unvested stock options or LTIP awards, which shall continue to vest according to their original respective vesting dates; provided that any PRSUs would only vest to the extent the applicable performance criteria are achieved. Receipt of such benefits is subject to his execution of a customary release that contains non-solicitation and non-competition obligations. Following Mr. Peterson’s execution of the Letter agreement in February 2022, the only above-described provisions that remain in effect are those relating to stock options and LTIP awards granted prior to the date of the Letter Agreement.

General severance benefits under the 2018 Compensation Arrangement apply only upon a qualifying termination of employment prior to a Change in Control (as defined in the applicable agreement or plan document). Under the 2018 Compensation Arrangement and ESA, the benefits payable to Mr. Peterson upon termination of employment following a Change in Control (or generally upon a Change in Control) are governed exclusively by the ESA, 2013 Incentive Plan and the Supplemental ESP. However, Mr. Peterson may elect to waive his right to receive benefits under his ESA and elect to receive benefits under the 2018 Compensation Arrangement.

2013 Incentive Plan.

The following applies to stock options and RSUs issued under the 2013 Incentive Plan upon termination of employment, retirement generally and under the Company’s retirement guidelines, death or disability. In the case of Mr. Saligram, “retirement” is defined in these awards as a voluntary or involuntary termination of employment after he has completed three consecutive years of continuous employment with the Company or any of its affiliates, other than an involuntary termination for Good Cause (as defined in the 2013 Incentive Plan) or a termination due to death or disability. In the case of all other named executive officers, “retirement” is defined as a voluntary or involuntary termination of employment after the grantee has either attained the age of sixty or attained age fifty-five with ten or more years of credited service, other than an involuntary termination for cause (as defined therein) or a termination due to death or disability.

Stock Options. In general, under stock options granted in 2019 and 2020, if an individual’s employment terminates for any reason other than death, disability or retirement, then all of his or her options expire on, and cannot be exercised after, the date of his termination. However, under stock options granted pursuant to the 2020 LTIP, if such a termination of employment occurs during a blackout or other period during which the grantee is restricted from trading the Company’s common stock, then the portion of the stock option vested as of such termination date shall expire 60 days after the close of such blackout or other period. Under stock options granted in 2021, if an individual’s employment terminates for any reason other than death, disability or retirement, then all of his or her options expire on, and cannot be exercised after, the date that is 90 days after the date of such termination of employment. Pursuant to stock option awards granted in 2019, 2020 and 2021, if the grantee’s employment is terminated due to death, disability or retirement, all outstanding options will continue to vest (without regard to any continuous employment requirements but subject to any performance conditions) and be exercisable for a period of three years following the later of the date of vesting or termination of employment (or the expiration of the term of the option, if earlier).

Restricted Stock Units (RSUs). Under the annual RSU agreements with Messrs. Turner and Peterson and Ms. Hurd issued pursuant to the LTIP in 2019, if his or her employment with the Company is terminated by the Company for any reason other than Good Cause (as defined in the RSU agreement) or is terminated by the executive for Good Reason (as defined in the RSU agreement), prior to the third anniversary of the award date, a pro-rata portion of any unvested TRSUs and PRSUs will remain outstanding until the applicable vesting date, upon which time they will vest on such pro-rata basis (without regard to any continuous employment requirements), provided that any PRSUs will only vest to the extent the applicable performance criteria are achieved.

For all outstanding RSUs, if the named executive officer’s employment terminates due to death or disability, then all restrictions lapse, and all RSUs fully vest at target, on the date of his termination.

With respect to all outstanding RSUs granted to Mr. Saligram, if his employment terminates due to retirement, any unvested time-based RSUs and PRSUs will continue to vest in full, subject to the achievement of any applicable performance criteria. With respect to all other outstanding RSUs issued to named executive officers, if the individual’s employment terminates due to retirement (i) at age 60 or later; or (ii) at age 55 or later with at least 10 years of service, any unvested TRSUs and PRSUs granted more than 12 months prior to the date of retirement will be pro-rated by dividing the full number of months worked since the grant date by the full number of months in the applicable vesting period; provided that annual PRSUs will not be pro-rated (and will vest in full subject to the achievement of the applicable performance criteria) if the executive retires at age 60 or later. The pro-rated awards (or full PRSUs for retirees over 60) will be paid out at the end of the original vesting schedule. Except in the case of Mr. Saligram, any RSUs granted less than 12 months from the date of retirement will be forfeited under these provisions.

Additional Provisions. All outstanding RSU and stock option agreements for the named executive officers include confidentiality, non-solicitation, non-competition and non-disparagement obligations. In addition, the Board may condition the grant of an equity award upon the executive entering into one or more agreements with the Company not to compete with, or solicit the customers or employees of, the Company. Further, in the event of termination of the executive’s employment with the Company generally without cause or termination by an employee for Good Reason (as defined in the 2013 Incentive Plan), the Board or the Committee has the discretion to accelerate the date as of which any stock option may become exercisable or to accelerate the date as of which the restrictions will lapse with respect to RSUs or other awards. Additional provisions described in this Proxy Statement may apply to the treatment of RSUs or stock options upon termination of a named executive officer’s employment under the terms of the named executive officer’s individual award letter, employment offer or ESA, or pursuant to the Severance Plan, as applicable.

2008 Plan/Supplemental ESP.

As mentioned above, all named executive officers with Cash Accounts are fully vested in their Cash Account balances. All named executive officers currently eligible to participate in the Supplemental ESP are fully vested in their Supplemental ESP accounts. Under each of the 2008 Plan and Supplemental ESP, assuming a termination of employment on December 31, 2021, each eligible named executive officer would be entitled to the entire balance of his or her 2008 Plan Cash Account and Supplemental ESP account, as applicable, as reported in the “Aggregate Balance at Last FYE” column of the “2021 Nonqualified Deferred Compensation” table. See the discussion under “2021 Nonqualified Deferred Compensation—Deferred Compensation Plans—2008 Plan” and “2021 Nonqualified Deferred Compensation—Deferred Compensation Plans—Supplemental ESP” for an explanation of benefits payable to a named executive officer upon his or her termination of employment.

Change in Control Only—No Termination of Employment.

2013 Incentive Plan.

None of the outstanding unvested equity awards held by the named executive officers are “single trigger” that would vest on the occurrence of a change in control of the Company (assuming such awards are assumed and converted into new awards), and none of the named executive officers are entitled to any other “single trigger” benefits upon the occurrence of a change in control. Under the 2013 Incentive Plan, all awards that are not replaced with equivalent equity awards become fully exercisable or vested without restriction and awards that are earned but not paid become immediately payable in cash. These benefits do not require any termination of employment. Under the terms of the RSU agreements, PRSUs will be treated in the same manner as TRSUs granted under the 2013 Incentive Plan following a Change in Control (as defined in the 2013 Incentive Plan) of the Company in that an unvested PRSU will have the same value as an unvested TRSU, and any unvested PRSU will either be replaced by a time- based equity award or become immediately vested.

For purposes of the above plans, a “Change in Control” generally has the same meaning as applicable for the ESAs. See “Employment Security Agreements” above.

Potential Payments upon Termination or Change in Control

The amounts set forth in the table below would be payable to or for each named executive officer, assuming no Change in Control (as defined in the applicable agreement or plan document) of the Company and that the named executive officer’s employment were terminated on December 31, 2021, without cause or on account of death or disability (as defined by the applicable plan or agreement). The compensation included is only that which would have been payable as a result of the applicable triggering event.

The table below also quantifies the additional compensation and benefit amounts that would be payable to each named executive officer upon a qualifying termination within 24 months after a Change in Control (as described above) if such events occurred as of December 31, 2021. A qualifying termination consists of involuntary termination without Good Cause or voluntary termination by the executive for Good Reason, as defined by the applicable plan or agreement.

The compensation included is only that which would have been payable as a result of the applicable triggering event. The table below excludes the value of the amounts payable under deferred compensation plans that are disclosed in the “2021 Nonqualified Deferred Compensation” table on page 73.

NAME	BENEFIT	DEATH OR DISABILITY	INVOLUNTARY TERMINATION WITHOUT CAUSE	QUALIFYING TERMINATION WITHIN 24 MONTHS OF CHANGE IN CONTROL

Ravichandra K. Saligram	Severance Payment(1)(2)	—	$7,000,000	$7,000,000
	Pro rata Bonus Payment(3)(4)	$2,627,100	$2,627,100	$2,100,000
	Value of Unvested RSUs/Options(5)(6)	$13,895,300	$9,381,632	$13,895,300
	Health & Welfare Benefits(7)(8)	—	$13,440	$13,440
	Outplacement(9)	—	$25,000	$25,000
	Total Estimated Value	$16,522,400	$19,047,172	$23,033,740
Christopher H. Peterson	Severance Payment(1)(2)	—	$580,000	$3,674,000
	Pro rata Bonus Payment(3)(4)	$1,253,502	$1,253,502	$1,002,000
	Value of Unvested RSUs/Options(5)(6)	$8,870,176	$6,151,432	$8,870,176
	Health & Welfare Benefits(7)(8)	—	$6,720	$13,440
	Outplacement(9)	—	$25,000	$25,000
	Total Estimated Value	$10,123,678	$8,016,654	$13,584,616
Bradford R. Turner	Severance Payment(1)(2)	—	$1,400,000	$2,800,000
	Pro rata Bonus Payment(3)(4)	$875,700	$875,700	$700,000
	Value of Unvested RSUs/Options(5)(6)	$4,448,100	$2,943,189	$4,448,100
	Health & Welfare Benefits(7)(8)	—	$6,720	$13,440
	Outplacement(9)	—	$25,000	$25,000
	Total Estimated Value(10)	$5,323,800	$5,250,609	$7,986,540
Laurel M. Hurd	Severance Payment(1)(2)	—	$1,137,500	$2,275,000
	Pro rata Bonus Payment(3)(4)	$771,517	$771,517	$487,500
	Value of Unvested RSUs/Options(5)(6)	$2,367,824	$1,455,294	$2,367,824
	Health & Welfare Benefits(7)(8)	—	$6,720	$13,440
	Outplacement(9)	—	$25,000	$25,000
	Total Estimated Value(10)	$3,139,341	$3,396,031	$5,168,764
Michal J. Geller	Severance Payment(1)(2)	—	$960,000	$1,920,000
	Pro rata Bonus Payment(3)(4)	$263,163	$263,163	$360,000
	Value of Unvested RSUs/Options(5)(6)	$904,394	$268,546	$904,394
	Health & Welfare Benefits(7)(8)	—	$6,720	$13,440
	Outplacement(9)	—	$25,000	$25,000
	Total Estimated Value	$1,167,557	$1,523,429	$3,222,834

(1)

Severance Payment—Involuntary Termination Without Cause. Under the Severance Plan, Mr. Saligram would receive severance equal pay equal to two times the sum of his base salary and target annual cash incentive award, and Messrs. Turner and Geller and Ms. Hurd would receive one times the sum of base salary and target annual cash incentive award. Pursuant to the 2018 Compensation Arrangement, Mr. Peterson would generally receive 12 months of base salary payable in a lump sum, subject to the maximum limit under the Newell Brands Employee Severance Plan, which was $580,000 for 2021.

(2)

Severance Payment—Qualifying Termination Following Change in Control. For all named executive officers, represents a cash severance payment equal to two times the sum of their base salary and target annual cash bonus.

(3)

Pro rata Bonus—Death, Disability or Involuntary Termination without Cause. All named executive officers would be entitled to a pro-rated annual cash bonus for the year following death, disability, or involuntary termination without cause. The Bonus Program for 2021 paid out at 125.1% for Messrs. Saligram, Peterson and Turner, 158.3% for Ms. Hurd, and 101.0% for Mr. Geller.

(4)

Pro rata Bonus—Qualifying Termination Following Change in Control. All named executive officers would be entitled to a pro-rated annual cash bonus for the year following qualifying termination within 24 months of Change in Control, paid on the basis of target performance.

(5)

Value of Unvested RSUs/Options—Death, Disability, or Qualifying Termination Following a Change in Control. Amounts in this row consist of RSUs and stock options that would vest upon death, disability, or qualifying termination following Change in Control (as defined in the 2013 Incentive Plan), on December 31, 2021, with PRSUs payable at target. The value of the RSUs and stock options is based on the closing market price of the Company’s common stock on December 31, 2021 ($21.84).

(6)

Value of Unvested RSUs/Options—Involuntary Termination without Cause. Amounts in this row represent the value of the RSUs or stock options that would vest upon involuntary termination of employment without cause. The value of the RSUs and stock options is based on the closing market price of the Company’s common stock on December 31, 2021 and assumes performance at the target (100%) payout level for all PRSUs. As defined in the CEO Offer Letter, Mr. Saligram would be entitled to full vesting of his Employment Transition Award upon an involuntary termination without Good Cause or voluntary termination for Good Reason. In the event he or she is terminated other than for Good Cause or resigns for Good Reason (as those terms are defined in the Severance Plan or the award agreement, as applicable), Messrs. Turner and Peterson and Ms. Hurd would be entitled to pro-rata vesting of all outstanding LTIP RSU awards granted in 2019, and Messrs. Saligram and Turner and Ms. Hurd would be entitled to pro-rata vesting of all outstanding LTIP RSU and stock option awards granted in 2020 and 2021, which awards in each case would continue to vest on their respective vesting dates; provided that any PRSUs would only vest to the extent the applicable performance criteria were achieved. In the event he is terminated other than for Good Cause (as defined in his 2018 Compensation Arrangement), Mr. Peterson would be entitled to pro-rata vesting of all outstanding LTIP RSU and stock option awards granted in 2020 and 2021, which awards in each case would continue to vest on their respective vesting dates; provided that any PRSUs would only vest to the extent the applicable performance criteria were achieved.

(7)

Welfare Benefits for Severance Period—Involuntary Termination without Cause. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the severance period for each named executive officer. For termination due to disability or termination without cause, amounts reflect projected costs for 12 months, with the exception of Mr. Saligram, for whom the listed amounts reflect projected costs for 24 months

(8)

Welfare Benefits for Severance Period—Qualifying Termination following Change in Control. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the severance period for each named executive officer. For a qualifying termination following Change in Control, amounts reflect projected costs for 24 months.

(9)	Outplacement Value. Amounts in this row consist of projected costs of outplacement service provided to the executive upon termination of employment.

(10)

Potential Payment Reduction (Section 280G). For Mr. Turner and Ms. Hurd, the total estimated value in the event of a qualifying termination within 24 months of a Change in Control may be subject to reduction in payments pursuant to the Severance Plan to avoid excise tax liability arising under Sections 4999 and 280G of the Internal Revenue Code.

2021 Director Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Bridget Ryan Berman	$115,000	$144,986	$2,790	$262,776
Patrick D. Campbell (Chairperson)	$300,000	$144,986	$700	$445,686
James R. Craigie	$135,000	$144,986	$3,862	$283,848
Brett M. Icahn	$115,000	$144,986	—	$259,986
Jay L Johnson	$115,000	$144,986	$1,859	$261,845
Gerardo I. Lopez	$115,000	$144,986	—	$259,986
Courtney R. Mather	$130,000	$144,986	$1,362	$276,348
Judith A. Sprieser	$135,000	$144,986	$97	$280,083
Robert A. Steele	$130,000	$144,986	$3,424	$278,410
Steven J. Strobel*	$39,808	—	$2,978	$42,786

*	Mr. Strobel served on the Board until May 5, 2021.

(1)

Fees Earned or Paid in Cash. Includes all meeting and retainer fees paid quarterly in cash (or awards of Company common stock in lieu of cash) or deferred pursuant to the Company’s 2008 Plan. The number of shares of Company stock a non-employee director receives in lieu of cash is the number of whole shares that equals the cash fees divided by the closing price of a share of Company common stock as of the date the cash fees otherwise would have been paid. Specifically, each of the following directors elected to receive all or part of their 2021 cash retainer fees in the form of Company stock, resulting in the receipt of the following number of shares of Company common stock during 2021: Mr. Campbell, 3,075 shares; Mr. Icahn, 2,212 shares; and Mr. Lopez, 2,212 shares. Additionally, each of the following directors elected to defer receipt of their quarterly cash retainer fees pursuant to the 2008 Plan, and the cash fees they earned in 2021 were deemed invested in phantom stock units through a stock fund that tracks the performance of the Company’s common stock, which resulted in deferring receipt of the cash equivalent of the following number of shares: Mr. Craigie, 5,395 shares; and Mr. Mather, 5,195 shares. The aforementioned phantom stock units are subject to dividend reinvestment. After the end of Mr. Craigie’s and Mr. Mather’s service on the Board, each will receive the cash value of the phantom stock units and accrued dividend reinvestments.

(2)

Stock Awards. The amounts in this column reflect the grant date fair value, calculated in accordance with ASC 718, of the award of 5,167 RSUs to each director, other than Mr. Strobel, on May 4, 2021. Mr. Strobel did not receive a grant due to his retirement from the Board. The RSUs are scheduled to vest on the earlier of: (i) the first anniversary of the date of the grant; or (ii) the date immediately preceding the date of the annual meeting of stockholders in the following year, in each case provided the director remains on the Board until such date (the “Vesting Period”). During the Vesting Period, when a cash dividend is paid on the Company’s common stock, each director is credited with a corresponding dividend equivalent with respect to their RSUs which will be paid in cash to each director at the end of the Vesting Period. The number of whole RSUs granted to each non-employee director on May 4, 2021 was determined by dividing $145,000 by the fair market value of a share of common stock on the date of grant, $28.06. In addition, Messrs. Campbell, Craigie, Johnson and Mather elected to defer receipt of their 5,167 RSUs. Their deferred RSUs will convert to an equal number of shares of the Company’s common stock after each of them retires from the Board, and, at that time, each of them will also receive the cash value of reinvested dividends paid on the Company’s common stock since the end of the Vesting Period. As of December 31, 2021, each of the non-employee directors then serving on the Board held 5,167 unvested RSUs.

(3)	All Other Compensation. The amount in this column represents non-employee director reimbursements for the purchase of Company products.

Non-employee directors of the Company are paid an annual cash retainer of $115,000 (the Chairperson of the Board is paid an annual retainer of $300,000). Additional annual cash retainers are paid to Committee Chairs as follows: Audit Committee, $20,000; Finance Committee, $15,000; Nominating/Governance Committee, $15,000; and Compensation and Human Capital Committee, $20,000. Annual cash retainers are paid in quarterly installments, and non-employee directors who join or leave mid-year may receive adjustments to their quarterly installments accordingly. Each director is eligible to participate in the Company’s 2008 Plan and is permitted to defer up to 100% of director fees under the terms of that plan. Non-employee directors also receive an annual RSU award valued at $145,000, with the number of RSUs determined by the fair market value of a share of the Company’s common stock on the date of grant. The RSU award is typically made in May of each year and vests on the earlier of: (i) the first anniversary of the date of the grant; or (ii) the date immediately preceding the date of the annual meeting of stockholders in the following year, in each case provided the director remains on the Board until such date. Non-employee directors are generally not permitted to sell any of their shares of Company stock received pursuant to annual equity awards granted from and after May 7, 2019 until the end of their Board service. The 2013 Incentive Plan allows discretionary grants to non-employee directors of stock options, stock awards and stock units.

The 2008 Plan permits non-employee directors of the Company to defer receipt of any common stock of the Company that such non-employee directors may otherwise be entitled to receive at the end of the vesting period for any annual RSU award. Directors who elect to defer annual RSU vesting receive, on the scheduled RSU vesting date, a quantity of phantom stock units that is equal to the quantity of their deferred RSUs. Pursuant to the 2008 Plan, non-employee directors holding phantom stock units converted from annual RSU awards are entitled to exchange their phantom stock units for an equal number of shares of Company common stock after such non-employee director’s separation from the Board. In this case, notional dividend reinvestment applies to the phantom stock units during the deferral period, so that, at the end of the deferral period, the director receives the shares of common stock originally granted as well as the cash value of all dividends paid and reinvested during the deferral period. Other than the timing of when shares of Company common stock may be received by non-employee directors, the deferral election provisions do not otherwise materially alter RSU awards granted to all directors, which continue to be administered and redeemed in accordance with the terms of the RSU awards and the related incentive plan. This deferral election may be made once per calendar year and is irrevocable for RSU awards granted while the director’s election was in effect.

Pursuant to the 2008 Plan, non-employee directors are eligible to defer quarterly cash retainer fees to a stock fund that tracks the performance of the Company’s common stock. Fees invested in this manner are subject to notional dividend reinvestment. The aggregate value of the fund and dividend reinvestment proceeds are paid out as cash to the non-employee director after the end of his or her service on the Board. This deferral election may be made once per calendar year and is irrevocable for cash fees earned and deferred while the director’s election was in effect.

Each non-employee director may elect to receive any cash fees earned (which are not elected to be deferred pursuant to the 2008 Plan) as shares of Newell common stock (in lieu of cash). The shares the non-employee director receives will be the number of whole shares of Newell common stock that equals the cash fees the non-employee director otherwise is to receive, divided by the closing price of a share of Newell common stock as of the trading date the cash fees otherwise would have been paid. All shares issued pursuant to this stock-in-lieu-of-cash election constitute Stock Awards under the 2013 Incentive Plan, and the underlying shares are immediately vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2021, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)

Equity compensation plans approved by security holders	11,885,671	$21.27	21,115,773
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL:	11,885,671	$21.27	21,115,773

(1)

The number shown in column (a) is the number of shares that, as of December 31, 2021, may be issued upon exercise of outstanding options (4,816,570 options outstanding as of December 31, 2021) and vesting of RSUs (7,069,101 RSUs outstanding as of December 31, 2021) under the stockholder-approved 2013 Incentive Plan, the 2010 Stock Plan and the 2003 Stock Plan. The 7,069,101 RSUs are comprised of 1,391,750 TRSUs and 5,677,351 PRSUs. 5,604,878 PRSUs, depending on the level of achievement of specified performance and market conditions, may range from a maximum payout of 200% (which is shown) to a minimum payout of 0% of the number of PRSUs granted. This column assumes that the PRSUs pay out at maximum or 200%.

(2)	The price shown in column (b) is the weighted-average exercise price of outstanding stock options.

(3)

The amount shown in column (c) is the number of shares that, as of December 31, 2021, may be issued upon exercise of options and other equity awards (including awards other than options, warrants or rights) that may be granted in the future under the 2013 Incentive Plan. For purposes of this column, the number reflects the payout on outstanding PRSUs at maximum or, as applicable, 200%. A payout at target or 100% on such outstanding PRSUs would result in a reduction of the deemed issuance of shares by 9,808,537 shares and the number of securities remaining available for future issuance under the 2013 Incentive Plan would be approximately 30,924,310. Every share issued pursuant to an RSU award under the 2013 Incentive Plan decreases availability under such plan by 3.5 shares

PAY RATIO

The Dodd-Frank Act and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of the CEO (the “CEO Compensation”) to the median of the annual total compensation of the employees of the Company and its consolidated subsidiaries (other than the CEO) (the “Median Annual Compensation”).

For 2021, the Median Annual Compensation was $33,913 and the CEO Compensation was $11,438,798; accordingly, the CEO Compensation was approximately 337 times that of the Median Annual Compensation. This calculated “pay ratio” is a reasonable estimate determined in a manner consistent with Item 402(u) of Regulation S-K. The Company refers to the employee who received the Median Annual Compensation as the “median employee.”

There have been no changes to our employee population or employee compensation arrangements during the last fiscal year that we believe would significantly affect our pay ratio disclosure and, as a result, we are not required to re-identify our median employee for 2021. However, we used a different median employee for 2021 because the original median employee who was identified during 2020 left the Company during 2021. As permitted by SEC rules, the new median employee used for 2021 is an employee whose compensation was substantially similar to the compensation of the original median employee from 2020, based on the methodology used to select the original median employee.

The Company used the following methodology to make the determinations for identifying the original median employee:

●

As of December 31, 2020 (the “Determination Date”), the Company’s employee population consisted of 31,404 individuals (other than the CEO) working at the Company and its consolidated subsidiaries, with 15,633, or 50%, of these individuals located in the United States and Canada and 15,771, or 50%, of these individuals located outside the United States and Canada.

●

The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if all employees in a particular jurisdiction (and the total number of employees excluded from all jurisdictions) account for 5% or less of the company’s total number of employees. The Company applied this de minimis exemption when identifying the median employee by excluding 1,503 employees in the following jurisdictions: Argentina (197), Colombia (144), Hungary (117), India (551), Poland (329), Russia (28), Thailand (92), Turkey (30), Uruguay (6) and South Africa (9). After taking into account the de minimis exemption, 29,901 employees were considered when identifying the original median employee.

●	To identify the original median employee from the remaining 29,901 employees, the Company conducted an analysis of the compensation of its employee population employed as of the Determination Date.

●

The Company selected base salary or wages plus overtime for the period beginning on January 1, 2020 and ending on December 31, 2020 as our consistently applied compensation measure as it reasonably reflects the annual compensation of the Company’s employees around the median.

●

First, using a valid statistical sampling methodology, the Company produced a sample of employees as of the Determination Date who were paid within a 5% range of the estimated median base salary or wages plus overtime.

●

The Company then selected the original median employee from within that group based on the consistently applied compensation measure. The Company annualized compensation of all permanent employees who were hired in 2020 but did not make a full-time equivalent adjustment for any part-time employee.

The CEO Compensation is the amount reported for 2021 in the “Total” column of the “2021 Summary Compensation Table” for Mr. Saligram.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

CERTAIN BENEFICIAL OWNERS

As of February 25, 2022, the only persons or groups that are known to the Company to be beneficial owners of more than 5% of the outstanding common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*

BlackRock 55 East 52nd Street New York, NY 10055	51,926,047	12.49%(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	43,001,336	10.34%(2)

Mr. Carl C. Icahn c/o Icahn Capital LP 16690 Collins Avenue PH-1 Sunny Isles Beach, FL 33160	34,639,572	8.33%(3)

Pzena Investment Management, LLC 320 Park Avenue, 8th Floor New York, NY 10022	28,342,422	6.82%(4)

JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	22,228,598	5.35%(5)

*      Percent of class is calculated based on 415,806,114 shares outstanding as of February 25, 2022

(1)

As reported in a statement on Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power over 48,085,977 of such shares and sole dispositive power over 51,926,047 shares.

(2)

As reported in a statement on Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. According to the filing, The Vanguard Group, Inc. has sole voting power over 0 of such shares, shared voting power over 649,664 of such shares, sole dispositive power over 41,395,973 of such shares and shared dispositive power over 1,605,363 of such shares.

(3)

As reported in a statement on Form 13D/A filed with the SEC on February 22, 2022. According to the filing, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., Carl C. Icahn and Brett Icahn (the “Icahn Reporting Persons”) may be deemed to beneficially own, in the aggregate, 34,639,572 shares. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 13,751,333 Shares. Each of Icahn Offshore LP, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners LP has sole voting power and sole dispositive power with regard to 19,319,099 Shares. Each of Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares. Brett Icahn has sole voting power and sole dispositive power with regard to 1,569,140 shares, including 400,000 shares beneficially owned by a charitable foundation controlled by Brett Icahn. The other Icahn Reporting Persons do not have shared voting power or shared dispositive power and expressly disclaim beneficial ownership with regard to such 1,569,140 shares.

Mr. Brett Icahn may be considered to have formed a “group” with the other Icahn Reporting Persons within the meaning of Section 13(d)(3) of the Exchange Act by virtue of Mr. Brett Icahn being a party to the Nomination Agreement. However, Mr. Brett Icahn expressly disclaims for all purposes beneficial ownership of the 33,070,432 shares of Company common stock beneficially owned by the other Icahn Reporting Persons who expressly collectively retain sole voting and dispositive power over such shares.

(4)

As reported in a statement on Schedule 13G/A filed with the SEC on January 21, 2022 by Pzena Investment Management, LLC. According to the filing, Pzena Investment Management, LLC, has sole voting power over 24,417,077 of such shares and sole dispositive power over 28,342,422 of such shares.

(5)

As reported in a statement on Schedule 13G filed with the SEC on January 24, 2022 by JPMorgan Chase & Co. According to the filing, JPMorgan Chase & Co. has sole voting power over 21,712,681 of such shares and sole dispositive power over 22,153,000 shares.

The following table sets forth information as to the beneficial ownership of shares of common stock of each director, including each nominee for director, and each named executive officer and all directors and executive officers of the Company, as a group, as of February 25, 2022. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth therein.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Bridget Ryan Berman	28,086(1)	*

Patrick D. Campbell	68,477	*

James R. Craigie	35,962(2)	*

Brett M. Icahn	1,569,140(3)	*

Jay L. Johnson	4,928	*

Gerardo I. Lopez	49,377	*

Courtney R. Mather	50,000	*

Judith A. Sprieser	—	*

Robert A. Steele	27,101	*

Ravichandra K. Saligram	1,243,668(4)(6)	*

Christopher H. Peterson	458,868(6)	*

Bradford R. Turner	257,720(6)	*

Laurel M. Hurd	140,563(5)(6)	*

Michal J. Geller	—	*

All directors and executive officers as a group	4,171,507(7)	1.0%

*      Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes 135 shares held directly by Ms. Ryan Berman’s spouse.

(2)

Includes 12,500 shares held by B and CC Family Holdings LLC, of which Mr. Craigie is the manager and owns a 1% interest. Also includes 1,594 shares held in two trusts, 797 shares for each trust, for Mr. Craigie’s children. As Trustee, Mr. Craigie has shared investment and voting power with respect to the shares of common stock held in each trust.

(3)	Includes 400,000 shares beneficially owned by a charitable foundation controlled by Mr. Brett Icahn.

(4)	Includes 35,000 shares beneficially owned by Mr. Saligram through the Ravichandra K. Saligram Revocable Trust, for which he is the Trustee.

(5)	Includes 4,062 shares held in a joint account with spouse.

(6)

Includes the following aggregate amounts of vested options, as applicable to each individual: for Mr. Saligram, 1,208,668 options; for Mr. Peterson, 190,390 options; for Mr. Turner, 106,405 options; and for Ms. Hurd, 66,772 options.

(7)	Includes an aggregate amount of 1,787,063 vested options and 10,000 unvested options that will vest within 60 days for all directors and executive officers as a group.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed annually by the Board and currently consists of four members, all of whom are “independent directors” for purposes of the Audit Committee under the applicable SEC regulations, the applicable Nasdaq rules and the Company’s corporate governance guidelines, and each of Ms. Sprieser and Mr. Johnson qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations. The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2021, the Committee met 7 times. The Audit Committee acts under a written charter which was most recently updated by the Board in November 2020. A copy of the Committee’s current charter is available under the “Corporate Governance” link under the Investors tab on the Company’s website at: www.newellbrands.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out an audit of the Company’s annual financial statements and the Company’s internal control over financial reporting, and expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting, based on its audits.

The Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and representatives of the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management. The Committee also reviewed and discussed with representatives of the Company’s independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed pursuant to the PCAOB’s Auditing Standards on Communications with Audit Committees, as currently in effect. The Committee has received from the independent registered public accounting firm the written disclosures regarding their independence required by PCAOB Rule No. 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed with representatives of the Company’s independent registered public accounting firm the firm’s independence from management and the Company. Finally, the Committee has received written confirmations with respect to non-audit services performed by the independent registered public accounting firm and has considered whether such non-audit services are compatible with maintaining the firm’s independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Judith Sprieser, Chair

Jay L. Johnson

Gerardo I. Lopez

Courtney R. Mather

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2022. Representatives of PwC are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement. If the stockholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

The Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Fees of Independent Registered Public Accounting Firm for 2021 and 2020

The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by PwC for the fiscal years 2021 and 2020. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee, and the Audit Committee considers the provision of such non-audit services when evaluating the accounting firm’s independence.

Description of Fees	Amount of Fees in Fiscal Year 2021 (In millions)	Amount of Fees in Fiscal Year 2020 (In millions)

Audit Fees (1)	$12.8	$16.3

Audit-Related Fees (2)	$0.2	$0.1

Tax Fees (3)	$1.6	$1.7

All Other Fees (4)	—	—

(1)

Includes fees for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuances of comfort letters and consents for securities offerings, statutory audits required internationally and for other services that only the Company’s independent registered public accounting firm can reasonably provide.

(2)	Includes fees for professional services rendered related primarily to accounting consultations and procedures related to various other audit and special reports.

(3)	Includes fees for professional services in connection with tax compliance, planning and advice.

(4)	Includes fees for advisory services, as well as software license fees related to research and benchmarking.

PROPOSAL 3—ADVISORY RESOLUTION TO

APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”) Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The advisory vote on named executive officer compensation is currently presented annually to our stockholders.

The Board encourages stockholders to carefully review the “Executive Compensation” section of this Proxy Statement, including the CD&A and the Executive Compensation Tables, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: motivate its executives to meet or exceed the Company’s performance goals; reward individual performance and contributions; link the financial interests of executives and stockholders; and attract and retain the best possible executive talent. The Company has pursued these objectives by:

●	Having a significant portion of each executive officer’s total compensation directly tied to achieving the Company’s performance goals;

●	Using RSUs and stock options to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders;

●	Using compensation information compiled from a custom comparator group and published compensation surveys to help set compensation at competitive levels;

●	Maintaining a clawback policy that allows for the recoupment of incentives in certain circumstances;

●	Maintaining stock ownership guidelines for named executive officers; and

●	Prohibiting the hedging or pledging of shares of the Company’s common stock by named executive officers.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Committee, although the Board of Directors and the Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The Board unanimously recommends that you vote FOR the advisory resolution to approve named executive officer compensation.

PROPOSAL 4: APPROVAL OF THE NEWELL BRANDS INC. 2022 INCENTIVE PLAN

We are asking stockholders to approve and adopt the Newell Brands Inc. 2022 Incentive Plan (the “2022 Plan”), as set forth in Appendix B to this Proxy Statement. On February 3, 2022, the Board approved and adopted, subject to approval of stockholders at the 2022 Annual Meeting of Stockholders, the 2022 Plan. The 2022 Plan will succeed the Newell Rubbermaid Inc. 2013 Incentive Plan, as amended (the “Prior Plan”), which originally became effective upon approval by stockholders at the annual meeting held on May 7, 2013.

Stockholder approval of the 2022 Plan would constitute approval of 36,974,500 shares of the Company’s common stock, par value $1.00 per share, plus shares that remain available for awards under the Prior Plan as of the effectiveness of the 2022 Plan, to be available for awards under the 2022 Plan, as described below and in the 2022 Plan, with such amount subject to adjustment, including under the 2022 Plan’s share counting rules. No new awards will be granted under the Prior Plan after the effectiveness of the 2022 Plan, but the Prior Plan shall continue to govern awards that remain outstanding thereunder.

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL

The Board recommends that stockholders support the 2022 Plan for the following reasons:

●

We believe our future success depends in part on our ability to attract, motivate and retain talented executives and directors and that the ability to provide equity-based and incentive-based awards under the 2022 Plan is critical to achieving this success. We believe we would be at a competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

●

The use of our common stock as part of our compensation program is important to our continued success because equity-based awards are an essential component of our compensation program for employees, as they help to link the financial interests of our executives with those of our stockholders and reward participants based on service and/or performance.

●

A significant portion of each executive’s equity compensation each year is tied to Company performance. As noted above, in 2021, the named executive officers received annual LTIP grants that were 80% performance-based (50% in the form of PRSUs and 30% in the form of stock options).

●

As of March 1, 2022, 12,839,815 shares of our common stock remain available for issuance pursuant to awards under the Prior Plan. If the 2022 Plan is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as closely as equity-based awards would. Replacing equity-based awards with cash also would increase cash compensation expense and use cash that might be better utilized elsewhere.

PLAN HIGHLIGHTS

The 2022 Plan reflects best practices in equity and incentive compensation and other features, including the following:

✓	No “liberal” share counting for options or stock appreciation rights.

✓	Prohibits granting discounted stock options and stock appreciation rights.

✓	Prohibits the repricing of stock options and appreciation rights without stockholder approval.

✓	No evergreen features.

✓	Awards generally will be subject to “double-trigger” vesting upon a change in control, unless otherwise provided for in an award agreement.

✓	No dividends or dividend equivalents will be paid prior to the vesting of the underlying award.

✓	Awards will be subject to a one-year minimum vesting or performance period, subject to certain limited exceptions described in the 2022 Plan.

✓	No tax “gross-ups” for excise taxes payable in connection with a change in control.

✓	Generally administered by our Compensation and Human Capital Committee of the Board, which is made up of independent directors.

✓	Awards are subject to certain forfeiture and claw back arrangements, including our incentive compensation recoupment policy applicable to our executive officers.

SUMMARY OF KEY STOCK PLAN DATA

In developing our share request for the 2022 Plan and to analyze the impact of equity awards on our stockholders, we considered our “overhang and dilution” and “burn rate.”

Overhang and Dilution.

The following table includes aggregated information regarding our view of the overhang and dilution associated with the Prior Plan, and the potential dilution associated with the 2022 Plan:

	March 1, 2022	December 31, 2021

Stock Options Outstanding (A)	6,907,464	4,816,570

Weighted-Average Exercise Price of Outstanding Stock Options	$22.67	$21.27

Weighted-Average Remaining Term of Outstanding Stock Options (Years)	9.0	8.5

Total Stock-Settled Full Value Awards Outstanding (B)(1)	7,877,963	7,069,101

Total Shares Subject to Outstanding Awards (A + B)	14,785,427	11,885,671

Total Shares Remaining Available for Issuance under Prior Plan (C)(1)(2)	12,839,815	21,115,773

Additional Shares Requested (D)	36,974,500	36,974,500

Basic Common Shares Outstanding (E)	415,806,114	425,471,161

Potential Basic Dilution of Shares Remaining Available + Shares Requested ((C+D)/E)(3)	11.98%	13.65%

Total Potential Basic Dilution/Overhang ((A+B+C+D)/E)(2)	15.54%	16.45%

(1)	The numbers shown in this row represent the assumption that all PRSUs pay out at maximum levels, which in the case of PRSU awards granted under the LTIP is 200%.

(2)	Upon stockholder approval of the 2022 Plan, no further awards will be made under the Prior Plan.

(3)

Dilution figures assume all new and available shares (shown in (C) and (D)) under the 2022 Plan would be used for option awards, which reduce the 2022 Plan available share reserve by one share for every option share. Under the 2022 Plan’s fungible share ratio described below, every share issued pursuant to an RSU (or other full value) award under the 2022 Plan would instead reduce the available share reserve under the 2022 Plan by 2.55 shares.

Any stock options and stock appreciation rights granted under the 2022 Plan will be counted against the maximum share limit as one share of our common stock for each share subject to the award, and any grant of “full value” awards such as stock awards, stock unit awards or other share-based awards will be counted against the maximum share limit as 2.55 shares for every one share subject to the award. Because of this 2.55:1 fungible share ratio, the 36,974,500 newly-requested shares under the 2022 Plan equates to full value awards with respect to 14,499,803 shares. The fungible share ratio and its effect on recycling of award shares under the 2022 Plan and the Prior Plan are described in more detail below.

Based on the closing price on Nasdaq Global Select Market for a share of our common stock on March 1, 2022 of $22.87 per share, the aggregate market value as of March 1, 2022 of the new 36,974,500 shares of our common stock requested under the 2022 Plan was $845,606,815.

Burn Rate.

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate as of fiscal year end for 2021, 2020 and 2019, as well as the average over those years:

	2021	2020	2019

Stock Options Granted (A)	2,392,146	1,113,437	1,333,333

RSUs and target PRSUs Granted (B)	1,884,856	2,045,865	3,026,597

Weighted-Average Common Shares Outstanding (C)	425,285,908	424,136,324	423,340,919

Burn Rate(A+B)/C	1.01%	0.74%	1.03%

3 year average Burn Rate	0.93%

Anticipated Share Usage

In determining the number of shares to request for approval under the 2022 Plan, our management team worked with the Compensation and Human Capital Committee of the Board to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2022 Plan.

We currently anticipate that the shares available for issuance following the approval of the 2022 Plan will last for about 5 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

SUMMARY OF 2022 PLAN

The following is a summary of the basic features of the 2022 Plan. This summary and the other descriptions of the 2022 Plan in this proposal are qualified by reference to the actual text of the 2022 Plan, which is attached as Appendix B to this Proxy Statement.

Administration.

The 2022 Plan will generally be administered by the Compensation and Human Capital Committee of the Board (or its successor), the Board or any other committee or subcommittee as may be designated by the Board or the Compensation and Human Capital Committee from time to time. References to the “Committee” in this Proposal 4 refer to the Compensation and Human Capital Committee of the Board or such other committee, as applicable. Any interpretation, construction and determination by the Committee of any provision of the 2022 Plan, or any award agreements (or related documents), will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more of our agents or advisors, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2022 Plan, authorize one or more of our officers to (1) designate employees to be recipients of awards under the 2022 Plan and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to our officers for awards granted to certain employees or other persons who are subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility.

Any person who is selected by the Committee to receive benefits under the 2022 Plan and who is at that time either an employee or non-employee director of the Company or any of our subsidiaries (as described and defined in the 2022 Plan) is eligible to participate in the 2022 Plan. As of December 31, 2021, there were approximately 580 employees and 9 non-employee directors of the Company eligible to participate in the 2022 Plan. The basis for participation in the 2022 Plan is being eligible and selected by the Committee or its designee to receive a grant thereunder.

Shares Available, Fungible Share Ratio and Individual Award Limits.

Subject to adjustment as described in the 2022 Plan, the aggregate number of shares of our common stock available for awards granted under the 2022 Plan is limited to 36,974,500 shares of our common stock, plus (1) the total number of shares remaining available for awards under the Prior Plan as of the effective date of the 2022 Plan and (2) any shares of our common stock that become available under the 2022 Plan or the Prior Plan as a result of forfeiture, cancellation, expiration or cash settlement of awards. Shares used to satisfy withholding obligations on “full value” awards will be available for further awards under the 2022 Plan, but shares used to satisfy withholding obligations or the exercise price on stock option awards and stock appreciation rights will not be available for further awards. Any shares subject to an award, to the extent the award is settled in cash, will be available for further awards under the 2022 Plan. Any shares subject to a stock-settled stock appreciation right that are not actually issued upon settlement of such award and shares repurchased by us on the open market with the proceeds of an option exercise will not be available for future issuance under the 2022 Plan. Shares of our common stock delivered in respect of grants under the 2022 Plan may be shares of original issuance, treasury shares or a combination of the two.

Stock options and stock appreciation rights granted under the 2022 Plan will be counted against the maximum share limit as one share of our common stock for each share subject to the award, and any grant of “full value” awards such as stock awards, stock unit awards or other share-based awards will be counted against the maximum share limit as 2.55 shares for every one share subject to the award. If shares subject to full value awards granted under the 2022 Plan become available for future awards under the recycling features described above, such undelivered shares shall be credited back to the maximum share limit using the same 2.55 to 1 fungible share ratio that was applicable when the award was granted. If shares subject to outstanding full value awards that were previously granted under the Prior Plan become available for future awards under the 2022 Plan pursuant to the recycling features described above, such undelivered shares will be credited back to the maximum share limit using the same 3.5 to 1 fungible share ratio that was applicable when the award was granted under the Prior Plan.

Subject to adjustment as described in the 2022 Plan, the 2022 Plan also provides for the following limits:

●	the maximum number of shares of our common stock that may be subject to “incentive stock options” as defined in Section 422 of the Code will not exceed 36,974,500 shares of our common stock;

●

no non-employee director will be granted, in any period of one calendar year, an award with a grant value that, when added to any cash fees payable to such non-employee director for such service in such calendar year exceeds $1,000,000 (or, for a non-executive chair of the Board, $2,000,000); and

●

up to 5% of the maximum number of shares of our common stock available for awards under the 2022 Plan may be used for awards under the 2022 Plan that do not at grant comply with the one-year minimum vesting or performance period requirements applicable to such awards.

Any shares (i) delivered to a participant in exchange for the participant’s right to receive cash compensation, (ii) issued pursuant to certain substitute awards granted under the 2022 Plan to participants of a company acquired by the Company or (iii) subject to an award that may only be settled in cash (or otherwise settled without the issuance of equity) will not count against the maximum share limit of the 2022 Plan.

Types of Awards.

Pursuant to the 2022 Plan, we may grant stock options (including incentive stock options), stock appreciation rights, stock awards, stock units, cash incentive awards, and certain other awards based on or related to our common stock. Each grant of an award under the 2022 Plan will be evidenced by an award agreement, which will contain such terms and provisions as the Committee may determine, consistent with the 2022 Plan. Award agreements will specify the restrictions, terms and conditions of the awards (which may include the attainment of performance goals) and may provide for continued vesting or earlier vesting of an award in the event of the participant’s termination of service to the Company and its subsidiaries or in the event of a change in control.

Stock Options.

A stock option is a right to purchase shares of our common stock upon exercise of the stock option. Stock options granted under the 2022 Plan may consist of either an incentive stock option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except as provided in the 2022 Plan, stock options must have an exercise price per share of our common stock that is not less than 100% of the fair market value of a share of our common stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. Stock options granted under the 2022 Plan may not provide for dividends or dividend equivalents.

Stock Appreciation Rights.

A stock appreciation right (or SAR) is a right to receive from us an amount (payable in cash or in shares of our common stock, or a combination thereof) equal to the spread between the fair market value of a share of our common stock on the date of exercise and the exercise price of the SAR. Except as provided in the 2022 Plan, the exercise price of a SAR will be 100% of the fair market value of a share of common stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the 2022 Plan may not provide for dividends or dividend equivalents.

Stock Awards.

Stock awards constitute an immediate transfer of the ownership of shares of our common stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain performance goals specified by the Committee are achieved. Each such grant or sale of a stock award may be made without additional consideration or in consideration of a payment by the participant of an amount of cash, common stock or other consideration as the Committee deems appropriate. All dividends or other distributions paid on a stock award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the stock award.

Stock Units.

Stock units (or RSUs) awarded under the 2022 Plan constitute an agreement by the Company to deliver shares of common stock or cash equal to the fair market value of such shares of common stock, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance goals) during the restriction period as the Committee may specify. During the restriction period applicable to RSUs, the participant will have no rights of ownership in the shares of our common stock deliverable upon payment of the RSUs and no right to vote them. A stock unit award may provide that an amount equal to dividends or other distributions paid on such stock unit award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the stock unit award.

Other Awards.

Subject to applicable law and applicable share limits under the 2022 Plan, the Committee may grant to any participant other awards (“Other Awards”) consisting of (a) cash incentive awards or (b) shares of our common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock or factors that may influence the value of such common stock. An Other Award may provide that dividends or other distributions paid on such award that remains subject to a substantial risk of forfeiture will be accumulated and held and the accumulated amounts will be paid to the participant only upon the lapse of restrictions underlying the Other Award.

Performance-Based Awards.

The 2022 Plan generally provides that any of the awards may include the attainment of performance goals as a condition to the vesting or payment thereof. Performance goals may include one or more performance factors or business criteria including but not limited to those on the non-exhaustive list contained in the 2022 Plan, which goals may be with respect to the Company or any one or more of its subsidiaries or business units. The Committee may compute any performance measure to exclude certain items or events and may modify the performance goals, targets or achievement thereof as the Committee deems appropriate to reflect a change in the Company’s business, operations, corporate or capital structure, or the manner in which it conducts business, or other events or circumstances that render the original goals unsuitable.

Awards to Non U.S. Participants.

In order to facilitate the making of any grant or combination of grants under the 2022 Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be foreign nationals, or to be employed by the Company or any subsidiary of the Company outside of the United States of America, or to operate under an agreement with a foreign nation or agency. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2022 Plan (including sub-plans) (to be considered part of the 2022 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2022 Plan as then in effect unless the 2022 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Adjustments.

In the event of any reorganization, recapitalization, stock split, stock distribution, extraordinary cash dividend, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee will make or provide for such adjustments in: (1) the number of and kind of shares of our common stock reserved for issuance under the 2022 Plan; (2) the number of and kind of shares of our common stock covered by outstanding awards granted under the 2022 Plan; (3) the exercise price provided in outstanding stock options and SARs; (4) adjustments to other share limits in the 2022 Plan; and (5) other award terms, as the Committee in its sole discretion, determines to be equitable under the circumstances to preserve the benefits or intended benefits under the 2022 Plan and awards granted thereunder.

In the event of a change in control of the Company, subject to the change in control treatment described below, the Committee may provide in substitution for any or all outstanding awards under the 2022 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced. In addition, for each stock option or SAR with an exercise price greater than the per share consideration offered in connection with any change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. However, stock options and SARs are only subject to such adjustments as are necessary to maintain their relative proportionate interests and value as of immediately prior to the change in control, in accordance with applicable law.

Recoupment Policy.

Subject to the discretion and approval of the Board, we will require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer if: (1) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (2) in the Board’s view, the executive engaged in fraud or willful misconduct that was a significant contributing cause to the need for the restatement, and (3) a lower award would have been made to the executive based upon the restated financial results. In each such instance, we will, to the extent permitted by applicable law and subject to the fiduciary duties of the Board, seek to recover the individual executive’s bonus award or other incentive compensation paid or issued to the executive officer in excess of the amount that would have been paid or issued based on the restated financial results.

Change in Control Treatment.

A definition of “change in control” is provided in Section 12.2 of the 2022 Plan. In general, except as may be otherwise provided in an award agreement, a change in control will occur upon any of the following events (as described in further detail in the 2022 Plan): (1) the acquisition by a person unaffiliated with the Company of 25% or more of the Company’s outstanding voting securities; (2) the occurrence of certain mergers, consolidations, reorganizations or similar forms of corporate transactions; (3) certain dispositions of all or substantially all of the Company’s assets to an unaffiliated entity; or (4) certain changes in the composition of a majority of the Board over a period of two years or less.

In general, except as may be otherwise be provided in an award agreement, if (i) a valid replacement award is granted in respect of any outstanding award and (ii) a participant’s employment or service is subsequently terminated without cause or for good reason within two years following such change in control, the replacement award shall become fully exercisable and/or vested.

Term, Termination and Amendment.

The effective date of the 2022 Plan shall be the date it is approved by the Company’s stockholders.

The Board generally may amend or terminate the 2022 Plan from time to time in whole or in part, provided that certain types of amendments or terminations (as described in the 2022 Plan) will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

No grant will be made under the 2022 Plan on or after the tenth anniversary of the effective date of the 2022 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2022 Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2022 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2022 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants.

Nonqualified Stock Options. In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Stock Awards. The recipient of stock awards (i.e., restricted shares) generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Stock Unit Awards. No income generally will be recognized upon the award of stock unit awards (i.e., RSUs). The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Other Awards. The granting of other awards such as performance units, performance shares or annual incentive awards generally should not result in the recognition of taxable income by the recipient. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received. If the award consists of Shares that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of grant.

Tax Withholding.

As a condition to the issuance or delivery of any shares of our common stock or cash amount under the 2022 Plan, we may require a participant to pay an amount equal to the amount of tax that we (or any of our subsidiaries) are required to withhold, and we may make available one or more of the following alternatives for the payment of such taxes, as determined by the Committee in its sole discretion: (1) in cash; (2) in cash received from a broker-dealer; (3) by directing us to withhold a number of shares of our common stock otherwise issuable in connection with the award that have an aggregate fair market value equal to the amount of tax required to be withheld; (4) by delivering previously acquired shares of our common stock that have an aggregate fair market value equal to the amount required to be withheld; or (5) by certifying to ownership by attestation of such previously acquired shares of common stock. In no event will the fair market value of the shares to be withheld or delivered for satisfaction of tax obligations under the 2022 Plan exceed the minimum amount required to be withheld unless (i) such additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee.

Tax Consequences to the Company and its Subsidiaries.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

NEW PLAN BENEFITS

Future awards under the 2022 Plan will be made at the discretion of the Committee; therefore, it is not currently possible to quantify the benefits or amounts that may be received by the named executive officers or groups noted in the table below pursuant to the 2022 Plan in the future. However, we have estimated awards that are anticipated to be made in 2022 to our non-employee directors based on the current non-employee director compensation program.

Name and Position	Dollar Value ($)

Ravichandra K. Saligram	N/A

Christopher H. Peterson	N/A

Bradford R. Turner	N/A

Laurel M. Hurd	N/A

Michal J. Geller	N/A

Executive Officers as a Group	N/A

Non-Executive Directors as a Group	$1,305,000(1)

Non-Executive Officer Employees as a Group	N/A

(1)

The amount disclosed is an estimate for all restricted stock units to be issued to our 9 non-employee directors after the 2022 Annual Meeting based on the current non-employee director compensation program, using the current $145,000 target grant date value per non-employee director for restricted stock unit awards under that program.

VOTE REQUIRED

Stockholder approval of the 2022 Plan requires an affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting. If our stockholders do not approve the 2022 Plan, the 2022 Plan will have no effect. In such case, the Prior Plan will remain in effect.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2022 Plan with the U.S. Securities and Exchange Commission pursuant to the Securities Act, as soon as practicable after approval of the 2022 Plan by our stockholders.

The following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the Newell Brands Inc. 2022 Incentive Plan, as set forth in Appendix B to this Proxy Statement, is hereby approved, adopted and authorized in all respects.”

The Board unanimously recommends that you vote FOR the resolution to approve the Newell Brands Inc. 2022 Incentive Plan.

PROPOSAL 5 – PROPOSAL TO AMEND THE STOCKHOLDERS’ RIGHT TO CALL A SPECIAL MEETING OF SHAREHOLDERS

John Chevedden, whose address and share ownership will be furnished promptly by the Company upon receipt of an oral or written request, submitted the following proposal:

Proposal 5 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to vote for this Special Shareholder Meeting Improvement proposal because Newell management gave its shareholders a useless right to act by written consent. And it gets worse. Newell management claimed it gave its shareholders a useless form of written consent because its so-called shareholder engagement led it to give shareholders a useless form of written consent. This gives shareholder engagement a bad name.

How does Newell management explain that 44% of Newell Brands shares voted to improve our useless right to act by written consent at our 2021 annual meeting? This likely means that there was more than 51% support from the shares that have access to independent proxy voting advice and do not need to rely on the biased view of management which is opposed to increasing the rights of shareholders.

There seems to be tension between the way Newell shareholders vote and what management says shareholders want as reported by Newell shareholder engagement.

Management made a rule that it would be mandatory to have the backing of 15% of all shares in existence to do so little as to ask for record date to start the written consent process. Why would any group of shareholders, who own 15% of our company, find it attractive to obtain so little as a calendar date from management when these same owners of 15% of our company could compel management to hold a special shareholder meeting.

Door number one (written consent) is that shareholders obtain a calendar date from management.

Door number two (special meeting) is that shareholders compel management to hold a special shareholder meeting.

What group of shareholders who own 15% of our company, in their right mind, would choose door number one?

We also need a more useful right to call a special shareholder meeting because the proliferation of online shareholder meetings give management more control over a special shareholder meeting. The vast majority of 2021 online shareholder meetings dictated that no shareholder could speak. And management can easily get away with not even disclosing the questions that it refused to answer at an online meeting.

To make up for our lack of a real right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement- Proposal 5

BOARD OF DIRECTORS STATEMENT OF OPPOSITION

The Board of Directors has given careful consideration to the stockholder proposal (the “Proposal”) and believes that providing holders of only 10% of the Company’s outstanding common stock the power to call a special meeting of stockholders is not in the best interests of the Company or its stockholders.

The Company’s By-Laws already permit stockholders of record who own 15% or more of the Company’s outstanding common stock, on an aggregate net long basis, for at least one year, to call a special meeting. The 15% minimum threshold for stockholders of record is a reasonable one, designed to strike a balance between assuring that stockholders have a means of calling a meeting of stockholders and protecting against the risk that a small group of minority stockholders could trigger a special meeting and the special meeting’s associated financial expense and disruption to the Company’s business. Moreover, as of February 2022, the current 15% ownership threshold is the same as, or more favorable to stockholders than, the special meeting rights at approximately 82% of the S&P 500 companies surveyed by FactSet SharkRepellent. It is also not clear to us that a majority of stockholders desire such a threshold. Notably, a majority of our stockholders rejected a nearly identical 10% threshold proposal by Mr. Chevedden in 2015.

Reducing the threshold to 10% would allow a small group of minority stockholders to use the extraordinary measure of calling a special meeting to serve their narrow self-interest at the expense of the majority of stockholders and the Company. Convening a special meeting is expensive and time-consuming due to the costs associated with preparing the required disclosure documents, printing and mailing costs, and the time commitment required of the Company’s Board of Directors and senior management to prepare for and conduct such special meetings. The significant attention of the Company’s Board of Directors, officers and employees required to prepare for special meetings could distract them from their primary focus of maximizing long-term financial returns and operating the Company’s business in the best interests of stockholders. In summary, allowing stockholders of as little as 10% of the Company’s outstanding common stock the unlimited ability to call special meetings imposes substantial administrative and financial burdens on the Company and could significantly disrupt the Company’s business. The existing 15% net long threshold applicable to stockholders of record protects stockholder interests by ensuring that special meeting matters are: (1) of concern to a significant number of stockholders, (2) worth the significant expense to the Company and (3) not an unnecessary distraction to management. The requirement that stockholders of record requesting a special meeting must have held a 15% net long position in the Company’s outstanding common stock for at least one year ensures that stockholders seeking to exercise the right have a true economic interest in the Company.

Additionally, the Proposal would permit a special meeting to be called without any appropriate and reasonable limitations. The Proposal provides stockholders meeting the minor 10% ownership threshold with the seemingly unlimited ability to call special meetings for any purpose and at any time, including for actions that are duplicative of recent ones the stockholders have already voted on at an annual meeting or will vote on at an upcoming annual meeting. The existing By-Laws contain important balancing limitations and timing mechanisms that are intended to avoid the cost and distraction from multiple stockholder meetings being held in a short time period. These appropriate limitations will protect stockholders from devoting considerable time and resources to matters that have been or will be addressed at the annual meeting, along with guarding against the corporate waste and financial burdens associated with unlimited special meetings being held in a short period of time.

The Board of Directors believes special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot wait until the next annual meeting. The existing 15% threshold mechanism for special meetings safeguards the broader interests of all stockholders and the Company, instead of allowing a small group of minority stockholders to serve their narrow self-interests. Furthermore, the stockholders also have another right to act between annual meetings, as the Company’s By-Laws permit stockholders to act by written consent. This corporate governance right is not available to stockholders of the majority of S&P 500 companies. Stockholders’ right to be apprised of and vote on significant matters is additionally protected by their existing right to participate in annual meetings, state law and other regulations. As a Delaware corporation, the Company is required to have all major corporate actions, such as mergers, a sale of all or substantially all of the Company’s assets or increases or decreases in authorized shares, approved by stockholders. As a Nasdaq listed company, the Company is also required to, among other things, obtain stockholder approval for equity compensation plans, significant issuances of securities to related parties or when such issuances represent more than 20% of the Company’s voting power.

The Board of Directors continues to believe that 15% is an appropriate threshold, particularly when evaluated in the context of the Company’s high standards of corporate governance and established commitment to good governance practices. For example, as discussed elsewhere in this Proxy Statement:

●	All of the Company’s directors are elected annually; by a majority of votes cast (in uncontested director elections) and are independent, with the exception of the CEO;

●	Stockholders have the ability to act by written consent;

●	There are no supermajority provisions in the Company’s charter or By-Laws;

●	Stockholders have a proxy access right;

●	The Company’s directors’ interests are aligned with the Company’s stockholders through robust stock ownership guidelines;

●	The Company has a robust stockholder outreach program; and

●	The Company adopted anti-hedging, clawback and anti-pledging policies.

Accordingly, the Board of Directors believes that the existing 15% special meeting threshold for stockholders of record, along with the Company’s current charter, By-Laws and corporate governance practices, enable the Board of Directors and management to operate the business in the best interests of stockholders, while also protecting the Company from hostile or abusive tactics. If adopted, this Proposal would have the effect of allowing a small group of minority stockholders with potentially narrow short-term interests to call an unlimited number of special meetings to consider matters that may not be in the best interests of the majority of stockholders. Therefore, in the best interests of stockholders and the Company and in light of the many stockholder protections the Company already has in place, the Board of Directors recommends that you vote against this Proposal.

The Board of Directors unanimously recommends that you vote AGAINST Proposal 5 for the ability of only 10% holders of the Company’s common stock to call a special meeting of stockholders.

DELINQUENT SECTION 16(A) REPORTING

Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Exchange Act, and written representations from the Section 16 officers and directors that no other reports were required, the Company reports that a late Form 4 was filed for Kristine Malkoski to report the acquisition of 250 shares that were not included in her Form 4 filing with the SEC on August 20, 2021 due to an administrative error.

OTHER BUSINESS

The Board does not know of any business to be brought before the Annual Meeting other than the matters described in the notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

  By Order of the Board of Directors,

Bradford R. Turner

Chief Legal and Administrative Officer and Corporate Secretary

APPENDIX A

Non-GAAP Financial Measures

This Proxy Statement contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The Company uses certain non-GAAP financial measures that are included in this Proxy Statement both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance and liquidity using the same tools that management uses to evaluate the Company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The Company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market and category exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2021 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The Company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, “normalized EBITDA,” “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax benefits, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations and liquidity.

The Company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense. The Company will also exclude one-time tax expenses related to a change in tax status of certain entities and the loss of GILTI tax credits as a result of utilizing the 50% IRC Section 163(j) limit resulting from the CARES Act to determine normalized income tax benefit.

While the Company believes these non-GAAP financial measures are useful in evaluating the Company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	Twelve Months Ended December 31, 2021
	GAAP Measure	Restructuring and restructuring- related costs (1)	Acquisition amortization and impairment (2)	Transaction costs and other (3)	Non-GAAP Measure
	Reported				Normalized*
Net sales	$10,589	$—	$—	$—	$10,589
Cost of products sold	7,293	(22)	—	(2)	7,269

Gross profit	3,296	22	—	2	3,320
	31.1%				31.4%
Selling, general and administrative expenses	2,274	(8)	(78)	(35)	2,153
	21.5%				20.3%
Restructuring costs, net	16	(16)	—	—	—
Impairment of goodwill, intangibles and other assets	60	—	(60)	—	—

Operating income	946	46	138	37	1,167
	8.9%				11.0%
Non-operating (income) expense	253	—	—	(2)	251

Income before income taxes	693	46	138	39	916
Income tax provision (benefit) (4)	121	10	30	(23)	138

Net income	$572	$36	$108	$62	$778

Diluted earnings per share **	$1.34	$0.08	$0.25	$0.14	$1.82

*	Normalized results are financial measures that are not in accordance with GAAP and include the above normalization adjustments. See below for a discussion of each of these adjustments.
**Adjustments	and normalized earnings per share are calculated based on diluted weighted average shares of 428.0 million shares for the twelve months ended December 31, 2021.

   Totals may not add due to rounding.

(1)	Restructuring and restructuring-related costs of $46 million.
(2)	Acquisition amortization costs of $78 million and $60 million of non-cash impairment charges for indefinite-lived intangible assets in the Commercial Solutions and Learning and Development segments.
(3)

Other charges of $21 million related to completed divestitures; $14 million primarily related to fees for certain legal proceedings; $5 million loss on debt extinguishment; $5 million related to Argentina hyperinflationary adjustment; $4 million gain on disposition of businesses and $2 million of gain due to change in fair market value of investments.

(4)

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	Twelve Months Ended December 31, 2020
	GAAP Measure	Restructuring and restructuring- related costs (1)	Acquisition amortization and impairment (2)	Transaction costs and other (3)	Non-GAAP Measure
	Reported				Normalized*
Net sales	$9,385	$—	$—	$—	$9,385
Cost of products sold	6,306	(4)	—	(6)	6,296

Gross profit	3,079	4	—	6	3,089
	32.8%				32.9%
Selling, general and administrative expenses	2,189	(19)	(99)	(20)	2,051
	23.3%				21.9%
Restructuring costs, net	21	(21)	—	—	—
Impairment of goodwill, intangibles and other assets	1,503	—	(1,503)	—	—

Operating income (loss)	(634)	44	1,602	26	1,038
	(6.8)%				11.1%
Non-operating (income) expense	372	1	—	(85)	288

Income (loss) before income taxes	(1,006)	43	1,602	111	750
Income tax provision (benefit) (4)	(236)	6	243	(23)	(10)

Net income (loss)	$(770)	$37	$1,359	$134	$760

Diluted earnings (loss) per share **	$(1.82)	$0.09	$3.20	$0.32	$1.79

*	Normalized results are financial measures that are not in accordance with GAAP and include the above normalization adjustments. See below for a discussion of each of these adjustments.
**Adjustments	and normalized earnings per share are calculated based on diluted weighted average shares of 425.2 million shares for the twelve months ended December 31, 2020.
Totals may not add due to rounding.

(1)	Restructuring and restructuring related costs of $43 million.
(2)	Acquisition amortization costs of $99 million; approximately $1.5 billion of non-cash impairment charges for goodwill, other intangible assets, operating right of use assets and other assets.
(3)

Pension settlement charge of $53 million; $20 million of debt extinguishment cost; $16 million of fees for certain legal proceedings; $9 million loss related to the sale of a product line in the Learning and Development segment; $7 million related to Argentina hyperinflationary adjustment; divestiture costs of $4 million primarily related to completed divestitures and $2 million due to a product recall. Includes income tax expense of $53 million for a reduction in valuation allowance related to integration of certain U.S. operations, partially offset by $47 million of deferred tax effects associated with certain outside basis difference, $20 million related to change in tax status of certain entities and $5 million of effects of adopting the Coronavirus Aid, Relief and Economic Security (“CARES”) Act.

(4)

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net (2)	Currency Impact (3)	Core Sales (1)(4)	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net (2)	Currency Impact (3)	Core Sales (1)(4)
COMMERCIAL SOLUTIONS	1.0%	—%	0.7%	1.7%	5.1%	—%	(0.7)%	4.4%
HOME APPLIANCES	4.4%	—%	1.2%	5.6%	12.9%	—%	(0.6)%	12.3%
HOME SOLUTIONS	0.7%	2.8%	(0.3)%	3.2%	11.6%	1.8%	(1.3)%	12.1%
LEARNING AND DEVELOPMENT	4.2%	0.2%	0.9%	5.3%	18.4%	0.9%	(1.0)%	18.3%
OUTDOOR AND RECREATION	22.1%	—%	1.8%	23.9%	14.9%	—%	(1.4)%	13.5%
TOTAL COMPANY	4.3%	0.8%	0.7%	5.8%	12.8%	0.6%	(0.9)%	12.5%

CORE SALES GROWTH BY GEOGRAPHY

	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net (2)	Currency Impact (3)	Core Sales (1)(4)	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net (2)	Currency Impact (3)	Core Sales (1)(4)
NORTH AMERICA	3.9%	1.2%	(0.2)%	4.9%	10.4%	0.9%	(0.4)%	10.9%
EUROPE, MIDDLE EAST, AFRICA	6.7%	—%	1.4%	8.1%	18.2%	—%	(5.5)%	12.7%
LATIN AMERICA	5.1%	—%	5.3%	10.4%	23.3%	—%	3.5%	26.8%
ASIA PACIFIC	2.0%	—%	2.8%	4.8%	16.0%	—%	(2.6)%	13.4%
TOTAL COMPANY	4.3%	0.8%	0.7%	5.8%	12.8%	0.6%	(0.9)%	12.5%
(1)

Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.

(2)

Divestitures include the exit of the North American distributorship of Uniball® products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business and exit from Home Fragrance fundraising business.

(3)

Currency Impact” represents the effect of foreign currency on 2021 reported sales and is calculated by applying the 2020 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2021 reported sales.

(4)	Totals may not add due to rounding.

APPENDIX B

NEWELL BRANDS INC.

2022 INCENTIVE PLAN

Section 1. Purpose and Effective Date.

1.1      Purpose. The purpose of the Newell Brands Inc. 2022 Incentive Plan (the “Plan”) is to recognize the contributions made to the Company and its Subsidiaries by Employees of the Company and its Subsidiaries and Non-Employee Directors of the Company, to provide such persons with additional incentives to devote themselves to the future success of the Company and its Subsidiaries, and to improve the ability of the Company and its Subsidiaries to attract, retain and motivate individuals, by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of or relating to Common Stock or the receipt of other incentive compensation as provided in the Plan.

1.2      Effective Date. The Plan will become effective on the date on which the Plan is approved by the Company’s stockholders at the Company’s 2022 annual meeting of stockholders (“Effective Date”). If the Company’s stockholders approve the Plan, then the Prior Plan will terminate on the Effective Date, and no new awards may be granted under the Prior Plan after the Effective Date; provided, however, that the Prior Plan shall continue to govern awards outstanding as of the date of such Prior Plan’s termination and such awards shall continue in force and effect until terminated pursuant to their respective terms.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1      “Award” means any award or benefit permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, and Other Awards.

2.2      “Award Agreement” means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, and Stock Appreciation Right Agreement.

2.3      “Board” means the Board of Directors of the Company.

2.4      “Change in Control” has the meaning set forth in Section 12.2 of the Plan; provided, however, if an Award is deferred compensation subject to Section 409A, the Award Agreement may include an amended definition of “Change in Control” as necessary to comply with Section 409A.

2.5      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6      “Committee” means the Compensation and Human Capital Committee of the Board (or its successor(s)), or any other committee or subcommittee as may be designated by the Board or the Compensation and Human Capital Committee from time to time to administer the Plan.

2.7      “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

2.8      “Company” means Newell Brands Inc., a Delaware corporation, or any successor thereto.

2.9      “Director” means a member of the Board of Directors of the Company.

2.10    “Effective Date” means the date the Plan is approved by the stockholders of the Company at the Company’s 2022 annual meeting of stockholders as provided in Section 1.2.

2.11    “Employee” means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) (or any successor provision thereof).

2.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13    “Fair Market Value” means, on a particular date, the closing sales price of a share of Common Stock on the Nasdaq Global Select Market (as reported in The Wall Street Journal), or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on any other national securities exchange on which the Common Stock is listed, or if no sales of Common Stock occur on such date, on the last preceding date on which there was a sale of Common Stock on such exchange.

2.14    “Good Cause” means:

(a)    a Participant willfully engages in misconduct in the performance of his or her duties that causes material harm to the Company or any affiliate;

(b)    a Participant materially breaches any Code of Conduct that applies to such Participant; or

(c)    a Participant is convicted of a criminal violation involving fraud or dishonesty.

Without limiting the generality of the foregoing, the following shall not constitute Good Cause: the failure by the Participant and/or the Company or its affiliates to attain financial or other business objectives; any personal or policy disagreement between the Participant and the Company or its affiliates or any member of the Board; or any action taken by the Participant in connection with his or her duties if the Participant has acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the Company and its affiliates and had no reasonable cause to believe his or her conduct was improper. Notwithstanding anything herein to the contrary, in the event the Company terminates the employment of a Participant who is an Employee for Good Cause hereunder, the Company shall give the Participant at least thirty (30) days’ prior written notice specifying in detail the reason or reasons for the Participant’s termination.

2.15    “Good Reason” means, in the case of a Participant who is an Employee:

(a)    a material adverse change in the nature or scope of the Participant’s authority, duties or responsibilities;

(b)    a material reduction in the Participant’s rate of base salary;

(c)    the Company changes by fifty (50) miles or more the principal location at which the Participant is required to perform services;

(d)    the Company terminates or materially amends, or terminates or materially restricts the Participant’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Participant is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment, but expressly excluding any reduction in benefits that is both applicable equally to all employees of the Company who participate in the affected plans and either (x) is made in connection with an extraordinary decline in the Company’s or any of its affiliates’ earnings, share price, or public image, or (y) is undertaken in order to make such plans consistent with the compensation programs of those companies with whom the Company or any of its affiliates compete for attracting/retaining talent; or

(e)    the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Participant’s termination occurs not later than ninety (90) days after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.16    “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.17    “Non-Employee Director” means a Director who is not an Employee.

2.18    “Non-Qualified Stock Option” or “NQSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.19    “Other Award” means an Award granted under Section 10 of the Plan.

2.20    “Participant” means any Employee selected to receive an Award under the Plan and each Non-Employee Director.

2.21    “Performance Goals” means one (1) or more (either alone or in combination) performance factors or business criteria (including relative or growth achievement regarding such factors or criteria) which may be established by the Committee pursuant to the Plan with respect to the Company or any one or more of its Subsidiaries or other business units, including but not limited to the following: (i) return on equity (including return on shareholder equity); (ii) earnings (including before taxes, and/or interest and/or depreciation and amortization) or earnings per share (including diluted earnings per share and normalized earnings per share); (iii) Common Stock price (including price per share); (iv) total stockholder return; (v) return on assets (including return on average net assets); (vi) return on investment; (vii) cash flow; (viii) net income or gross income or operating income; (ix) working capital; (x) expense management; (xi) revenue or revenue growth; (xii) sales performance (including net sales); (xiii) cost of sales; (xiv) sales growth (including net sales and core sales); (xv) operating margin; (xvi) internal revenue growth; (xvii) ratio of debt to debt plus equity; (xviii) return on capital; (xix) operating working capital; (xx) accounts receivable; (xxi) inventory management; (xxii) margin (including operating margin and profit margin); (xxiii) customer acquisition; (xxiv) customer retention; or (xxv) economic value.

As to each Performance Goal, the relevant measurement of performance may be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, as determined by the Committee, may in any case exclude the effects of certain items or events, including but not limited to the following: (a) charges or expenses for reorganizing and restructuring; (b) discontinued operations; (c) asset write-downs; (d) gains or losses on the disposition of a business; (e) changes in tax or accounting principles, regulations or laws; (f) mergers, acquisitions or dispositions; (g) retail store closures; (h) business and market exits; (i) foreign currency impacts; (j) restatements and accounting charges; (k) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (l) items of income, expense, gain or loss, or charges, in each case that are unusual in nature and/or infrequent in occurrence.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the targets or actual levels of achievement regarding the Performance Goals in whole or in part, as the Committee deems appropriate and equitable.

2.22    “Plan” means this Newell Brands Inc. 2022 Incentive Plan, as it may be amended from time to time.

2.23    “Prior Plan” means the Newell Rubbermaid Inc. 2013 Incentive Plan, as amended.

2.24    “Proceeding” has the meaning set forth in Section 19 of the Plan.

2.25    “Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.26    “Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.

2.27    “Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan.

2.28    “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

2.29    “Stock Unit” means a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.30    “Subsidiary” means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.

2.31    “Substitute Awards” means shares of Common Stock subject to Awards granted in assumption, substitution or exchange for previously granted stock-based awards under a stockholder-approved plan of a company acquired by the Company.

Section 3. Administration.

3.1      The Plan shall be administered by the Committee, provided, however, that at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain matters to a subcommittee consisting solely of at least two members of the Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. For purposes of the Plan, the term “Committee” shall refer to the Committee or, (a) to the extent such authority has been delegated to a subcommittee, such subcommittee or (b) to the extent that the Board has exercised its discretion to administer the Plan hereunder, the Board.

3.2      The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreements (or related documents) and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee or of the Board shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or other provision of the Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

3.3      To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under the Plan; and (b) determine the size of any such awards; provided, however, that (i) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as defined in Section 12.2 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case, as determined by the Committee in accordance with Section 16 of the Exchange Act; and (ii) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant.

Section 4. Eligibility and Awards.

4.1      Participants. Participants shall consist of all Non-Employee Directors and the Employees whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) or any successor provision related thereto.

4.2      Awards. Subject to the terms of the Plan, any type of Awards may be granted to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 17.3) in substitution or any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).

4.3      Award Agreements. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested shares of Common Stock received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

4.4      Dividends and Distributions. For the avoidance of doubt, in the case of any Award under the Plan that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the applicable Participant only upon the vesting or lapse of the restrictions on such Award. Any dividends or distributions attributable to an Award (or a portion thereof) that does not vest or with respect to which the restrictions do not lapse shall be forfeited.

Section 5. Shares of Common Stock Subject to Plan.

5.1      Total Number of Shares.

(a)    Subject to adjustment as provided in Section 11 of the Plan and the share counting rules in this Section 5.1, the total number of shares of Common Stock that may be subject to Awards granted under the Plan shall be (x) 36,974,500 shares of Common Stock, plus (y) the total number of shares of Common Stock remaining available for awards under the Prior Plan as of the Effective Date, plus (z) shares of Common Stock that are subject to awards granted under the Plan or the Prior Plan that are added (or added back, as applicable) to the aggregate shares available for grant under this Section 5.1(a) pursuant to the share counting rules of the Plan.

(b)    The number of shares of Common Stock available for grant under the Plan shall be reduced by (i) 1 share for each share subject to a Stock Option or SAR, and (ii) 2.55 shares for each share subject to a Stock Award, Stock Unit or Other Award. Shares of Common Stock subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 11 of the Plan. Substitute Awards do not reduce the shares of Common Stock available for Awards under the Plan; and available shares under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the acquisition transaction) may be used for Awards under the Plan without reducing the Plan’s share reserve (subject to applicable Nasdaq Global Select Market listing requirements), and there shall be no add-backs with respect to such Awards.

(c)    The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option and any required withholding taxes relating to the exercise of a Stock Option or SAR, shall not again be available for subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If and to the extent (i) any shares of Common Stock subject to an Award lapse, are forfeited, expire, terminate or are cancelled for any reason (including for reasons described in Section 4.3) or such Award is settled in cash, or (ii) shares of Common Stock are delivered by a Participant or withheld by the Company on behalf of a Participant as full or partial payment of any required withholding taxes (other than (x) required withholding taxes relating to the exercise of a Stock Option or SAR and (y) any shares of Common Stock delivered by a Participant or withheld by the Company in excess of the minimum statutory rate), then such shares of Common Stock subject to such Award or reacquired by the Company shall again be available for subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to Stock Options or SARs, the number of shares of Common Stock again available for Awards under clause (i) above shall increase by 1 for each such share, and if any such shares were subject to Stock Awards, Stock Units or Other Awards, the number of shares of Common Stock again available for Awards under clauses (i) and (ii) above shall increase by 2.55 for each such share). If, under the Plan, a Participant has elected to give up the right to receive cash compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. Any shares of Common Stock subject to a share-settled SAR that are not actually issued in connection with the settlement of such

SAR on the exercise thereof shall count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan and shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If shares of Common Stock are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options, such shares shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan. If an Award provides that, upon vesting, it shall be settled only in cash (or otherwise settled without the issuance of shares of Common Stock), no shares of Common Stock shall be deducted from the aggregate number of shares of Common Stock under the Plan with respect to such Award.

(d)    If after the Effective Date, (i) any shares of Common Stock subject to Prior Plan awards lapse, are forfeited, expire, terminate or are cancelled for any reason or such Prior Plan awards are settled in cash or (ii) any shares of Common Stock subject to Prior Plan awards are delivered by a Prior Plan participant or withheld by the Company on behalf of a Prior Plan participant for any required withholding taxes (other than required withholding taxes as a result of an exercise of a stock option or stock appreciation right), then such shares of Common Stock subject to such Prior Plan award will be available for the granting of Awards under the Plan and shall not count towards the aggregate number of shares of Common Stock that may be subject to Awards under the Plan (if any such shares of Common Stock were subject to stock options or stock appreciation rights under the Prior Plan, the number of shares of Common Stock again available for awards under clause (i) above shall increase by 1 for each such share, and if any such shares of Common Stock were subject to awards other than stock options or stock appreciation rights under the Prior Plan, the number of shares again available for awards under clauses (i) and (ii) above shall increase by 3.5 for each such share). Any shares of Common Stock (x) subject to share-settled stock appreciation rights under the Prior Plan that are not actually issued in connection with the settlement of such stock appreciation right on the exercise thereof and (y) delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an award under the Prior Plan, including the exercise price of a stock option under the Prior Plan and any required withholding taxes relating to the exercise of a stock option or stock appreciation right under the Prior Plan, shall not be added to the aggregate number of shares of Common Stock that may be subject to Awards under the Plan.

5.2      Limitations.

(a)    Of the total shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of shares of Common Stock under the Plan that may be subject to Incentive Stock Options is 36,974,500.

(b)    Notwithstanding anything to the contrary contained in the Plan, in no event will the value of any Awards granted to any Non-Employee Director in any one calendar year for such service, when added to any cash fees payable to such Non-Employee Director for such service in such calendar year, have an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $1,000,000 (or, for a non-executive chair of the Board, $2,000,000).

5.3      Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the applicable date of grant, provided that the following awards shall not be subject to the foregoing minimum vesting requirement: any (a) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; (b) shares of Common Stock delivered in lieu of currently payable cash obligations; (c) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 11); and (d) Substitute Awards. Nothing in this Section 5.3 or otherwise in the Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s retirement, death, disability, or termination of service, or in the event of a Change in Control or (y) exercising its authority under Section 17.2 at any time following the grant of an award.

Section 6. Stock Options.

6.1      Grant. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NQSOs. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Employees shall be NQSOs.

6.2      Stock Option Agreement. The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the Stock Option.

6.3      Exercise Price and Period. With respect to each Stock Option granted to a Participant:

(a)    Except as provided in Section 6.4(b), Section 17.3, or in the case of Substitute Awards, the per share exercise price of each Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)    Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Stock Options may provide for the continued vesting or the earlier vesting of such Stock Options, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.

(c)    No grant of a Stock Option shall include a “reload” Stock Option pursuant to which a Participant who exercises a Stock Option and satisfies all or a portion of the exercise price with Shares of Common Stock acquired upon exercise of the Stock Option is granted an additional Stock Option to acquire the same number of Shares as is used by the Participant to pay such exercise price.

(d)    Except as provided in Section 6.4(b), unless a shorter period is provided in the Stock Option Agreement, each Stock Option shall expire on the date ten years after the date of grant.

6.4      Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:

(a)    The aggregate Fair Market Value (determined with respect to each ISO at the time such Stock Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NQSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)    Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.

(c)    No ISOs shall be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted or approved by stockholders of the Company, as described in Section 20.1 of the Plan.

6.5      Exercise of Stock Options.

(a)    A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary may designate.

(b)    The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:

(i)      in cash;

(ii)      in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii)     by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iv)     by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v)      by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7. Stock Awards.

7.1      Grant. The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without payment of consideration by such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

7.2      Stock Award Agreement. Each share of Common Stock issued to a Participant under this Section 7 shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)    The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. Stock Awards may provide for the continued vesting or the earlier vesting of such Stock Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b)    Except as provided in this subsection and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares subject to the Stock Award and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, delivered to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 8. Stock Units.

8.1      Grant. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement.

8.2      Stock Unit Agreement. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)    The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. Stock Units may provide for the continued vesting or the earlier vesting of such Stock Units, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b)    Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall be credited, on each dividend or distribution payment date applicable to the Common Stock, with an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock, which credited amounts will be accumulated and held. Such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)    Upon settlement of Stock Units in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 9. Stock Appreciation Rights (SARs).

9.1      Grant. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in shares of Common Stock, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per share of Common Stock on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of shares of the Common Stock with respect to which the SAR is being exercised.

9.2      Stock Appreciation Right Agreement. Each SAR granted under this Section 9 shall be evidenced by a Stock Appreciation Right Agreement, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of shares of Common Stock subject to each SAR, whether the SAR is to be settled in shares of Common Stock or cash and such other terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)    Except in the case of Substitute Awards and Section 17.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the SAR on the date on which the SAR is granted.

(b)    Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. SARs may provide for the continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control.

(c)    Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten years after the date of grant.

(d)    Upon exercise of an SAR settled in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable to the Participant. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the SAR.

Section 10. Other Awards.

10.1    Grant. The Committee may, in its discretion, grant an Other Award under the Plan to any Participant. An Other Award may consist of (a) cash incentive awards or (b) shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.

10.2    Other Award Agreement. Each grant of an Other Award to a Participant under this Section 10 shall be evidenced by an Other Award Agreement, which shall specify the restrictions, terms and conditions (which may include the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)    The terms and conditions to which the Other Awards awarded hereunder are subject shall be set forth in the Other Award Agreement. Other Awards may provide for the continued vesting or the earlier vesting of such Other Awards, including in the event of the retirement, death, disability or termination of service of a Participant, or in the event of a Change in Control, after giving consideration to Section 409A.

(b)    Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(c)    The Committee may authorize the grant of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A.

(d)    The Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 10. Notwithstanding the preceding sentence, in the case of an Other Award that provides for the right to receive dividends or distributions, such dividends or distributions shall be accumulated and held, and such accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Other Award is subject, and any such dividends or distributions attributable to the portion of an Other Award for which the restrictions do not lapse shall be forfeited.

Section 11. Adjustments.

In the event of any reorganization, recapitalization, stock split, stock distribution, extraordinary cash dividend, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares of Common Stock reserved for issuance under the Plan; (b) adjustment in the number and kind of shares of Common Stock covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to any of the share limitations set forth in Section 5.2(a) of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Moreover, in the event of a Change in Control, subject to Section 12, the Committee may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each Stock Option or Stock Appreciation Right with an exercise price per share greater than the per share consideration offered in connection with a Change in Control, the Committee may in its discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

Section 12. Change in Control.

12.1    Effect of Change in Control. Notwithstanding any of the provisions of the Plan and except as otherwise provided in any Award Agreement, upon a Change in Control of the Company (as defined in Section 12.2):

(a)    If a Replacement Award (as defined in Section 12.1(b) below) is not granted in respect of an outstanding Award:

(i)      all such Awards that have been earned but not paid shall become immediately payable in cash;

(ii)      all outstanding Awards shall become fully exercisable;

(iii)     all restrictions applicable to all Awards shall terminate or lapse; and

(iv)     Performance Goals (if any) applicable to any Award that has not yet been earned shall be deemed satisfied at the performance level that provides for a target payout.

(b)    If an outstanding Award is replaced with an equity award that preserves the existing value of the Award and has terms and conditions (including the schedule by which such Award vests or the restrictions lapse) that are at least as favorable to the Participant as the terms and conditions in effect immediately prior to the Change in Control (a “Replacement Award”):

(i)      all such Replacement Awards shall remain outstanding and be governed by such terms and conditions; provided, however, if within two (2) years following the Change in Control a Participant’s employment or service on the Board is terminated without Cause, or if a Participant terminates employment for Good Reason, all such Replacement Awards shall become fully exercisable and all restrictions applicable to all such Replacement Awards shall terminate or lapse; and

(ii)      An equity award granted in replacement of an outstanding Award that is subject to Performance Goals shall be deemed a Replacement Award under this Section 12.1(b) only if (A) it is subject to only time-based vesting and (B) its value is determined at the target level of the Performance Goals applicable to the outstanding Award it replaces.

12.2    Definition of Change in Control. “Change in Control” shall mean (except as otherwise provided in an Award Agreement) the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a)    any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b)    the Company is party to a merger, consolidation, reorganization, or other similar transaction with another corporation or other legal person unless, following such transaction, more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving, resulting, or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)    the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than fifty percent (50%) of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(d)    during any period of two (2) consecutive years or less, individuals who, (A) at the beginning of such period constituted the Board (collectively, the “Board” and individually, a “Director”) (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election, or nomination for election was so approved) and (B) have not in the interim during such period ceased their service as a Director for any duration (without reappointment to the Board as a new Director whose appointment or election was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period and throughout such interim period or whose appointment, election or nomination for election was so approved), cease for any reason to constitute a majority of the Board.

Section 13. Securities Law Restrictions.

The Committee may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such restrictions.

Section 14. Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)    in cash;

(b)    in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c)    by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the amount of tax required to be withheld;

(d)    by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e)    by certifying to ownership by attestation of such previously acquired shares of Common Stock.

Notwithstanding the foregoing, in no event will the Fair Market Value of the shares of Common Stock to be withheld or delivered for the satisfaction of tax obligations pursuant to this Section 14 exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

Section 15. Non U.S. Participants.

In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including sub-plans, which are to be considered part of the Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Any such special terms, supplements, sub plans, or alternative versions of the Plan approved by the Committee may be attached as exhibits to the Plan.

Section 16. Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)    by will or by the laws of descent and distribution;

(b)    pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)    as permitted by the Committee with respect to a NQSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership or other entity of which the Participant’s spouse and lineal descendants are the only partners or equity owners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

Section 17. Termination or Amendment of Plan and Award Agreements.

17.1    Termination or Amendment of Plan.

(a)    Except as described in Section 17.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)    The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Employees who are located outside of the United States to participate in the Plan.

17.2    Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. If permitted by Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Award which has not yet vested or become exercisable or as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Award may vest or be exercised or the time at which any substantial risk of forfeiture or prohibition or restriction on transfer applicable thereto will lapse.

17.3    No Repricing of Stock Options or SARs. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the stockholders of the Company, except with respect to adjustments in accordance with Section 11. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company. Notwithstanding any provision of the Plan to the contrary, this Section 17.3 may not be amended without approval by the stockholders of the Company.

Section 18. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 19. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

Section 20. Effective Date and Term of Plan.

20.1    Effective Date. The Plan was adopted by the Board on February 3, 2022, and will be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 5, 2022, and any adjournment or postponement thereof.

20.2    Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.

Section 21. Incentive Compensation Recoupment Policy.

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Plan and all Awards issued thereunder shall be subject to, as applicable, the Company’s Policy Regarding Executive Incentive Compensation Recoupment, as it may be amended from time to time, or any other compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

Section 22. Miscellaneous.

22.1    Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.

22.2    No Uniformity; No Future Rights. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder.

22.3    No Trust. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person.

22.4    Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

22.5    Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, (i) any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that is/are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such six (6) month delay period; and (ii) for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.

22.6    Other Acknowledgments. If any provision of the Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of the Plan will remain in full force and effect. Notwithstanding anything in the Plan or an Award Agreement to the contrary, nothing in the Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

SCAN TO VIEW MATERIALS & VOTE wNEWELL BRANDS INC. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
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VOTE BY PHONE—1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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D69497-P68608 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
NEWELL BRANDS INC.
1. Election of Directors – The Board of Directors recommends you vote FOR the Nominees listed For Against Abstain below:
1a. Bridget Ryan Berman
1b. Patrick D. Campbell Proposals – The Board of Directors recommends you vote For Against Abstain FOR Proposals 2, 3 and 4 and AGAINST Proposal 5:
1c. James R. Craigie Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting 1d. Brett M. Icahn firm for the fiscal year ending December 31, 2022.
1e. Jay L. Johnson. Advisory resolution to approve executive compensation. 1f. Gerardo I. Lopez 4. Approve the Newell Brands Inc. 2022 Incentive Plan. 1g. Courtney R. Mather 5. A stockholder proposal to amend the stockholder right to call a special meeting of stockholders.
1h. Ravichandra K. Saligram NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement 1i. Judith A. Sprieser thereof.
1j. Robert A. Steele
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Newell Brands Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D69498-P68608
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders of Newell Brands Inc. to be held May 5, 2022.
The undersigned hereby appoints Bradford R. Turner and Raj Dave as proxies, each with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL BRANDS INC. to be held May 5, 2022, and at any adjournments or postponements thereof, on each of the proposals listed on the reverse side.
This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Newell Brands Annual Meeting or any adjournment or postponement of the Newell Brands Annual Meeting.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that these shares are represented at the Newell Brands Annual Meeting, whether or not you plan to attend the Newell Brands Annual Meeting in person. To make sure that these shares are represented, we encourage you to sign, date and return this card, or vote these shares by using either of the electronic means described on the reverse side.
When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all director candidates nominated by the Board of Directors, FOR proposal (2), FOR proposal (3), FOR proposal (4) and AGAINST proposal (5), each as set forth on the reverse side, and in the discretion of the persons named as proxy, with respect to any other matters that may properly come before the Newell Brands Annual Meeting or any adjournment or postponement of the Newell Brands Annual Meeting.
Continued and to be signed on reverse side